As filed with the Securities and Exchange Commission on June 11, 2013

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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SELWAY CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	27-4563770

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

66 Ford Road, Suite 230
Denville, NJ 07834
973-983-6300
(Address and telephone number of principal executive offices)

Gary Sekulski
Chief Executive Officer
66 Ford Road, Suite 230
Denville, NJ 07834
973-983-6300
(Name, address and telephone number of agent for service)

Copies to:

Mitchell S. Nussbaum
Giovanni Caruso
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-866
(212) 937-3943 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Aggregate Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	12,639,708	7.40	$93,533,839.20	$12,758.02

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices for the registrant’s Class C Common Stock as reported on the Over the Counter Bulletin Board on June 6, 2013, which was $7.40 per share.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus also relating to Registration Statement No. 333-172714 previously filed by the Registrant on Form S-1 and declared effective November 7, 2011. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 on Form S-1 to Registration Statement No. 333-172714, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933. All fees payable in connection with the registration of securities covered by the post-effective amendment were previously paid with the filing of the original registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities publicly until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, June 11, 2013

PRELIMINARY PROSPECTUS

SELWAY CAPITAL ACQUISITION CORPORATION

12,639,708 shares of Common Stock (for Resale)

2,200,000 shares of Common Stock and 100,000 Warrants (for Issuance)

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This prospectus relates to the public offering of up to 12,639,708 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Selway Capital Acquisition Corporation, by the selling stockholders.  The total amount of shares consists of 8,543,458 shares of Common Stock outstanding, up to 2,800,000 shares of Common Stock issuable pursuant to our earnout obligation related to our acquisition of Healthcare Corporation of America, and 1,296,250 shares of Common Stock underlying warrants.

This prospectus also relates to the issuance of: (i) 2,000,000 ordinary shares underlying outstanding warrants issued in our IPO pursuant to a prospectus dated November 7, 2011; and (ii) 100,000 ordinary shares and 100,000 warrants underlying a unit purchase option issued to the underwriters in our IPO and 100,000 ordinary shares underlying such warrants.

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. However, we will receive up to $12,221,875 from the exercise of the warrants for up to 1,296,250 shares of our Common Stock, which are presently offered under this prospectus. We intend to use any proceeds received from the exercise, as the case may be, for working capital and other general corporate purposes. We, however, cannot assure you that any of the warrants will be exercised. The selling stockholders may sell the shares as set forth herein under “Plan of Distribution.”

Our Series C Common Stock (“Series C Shares”) is traded on the Over the Counter Bulletin Board (“OTCBB”) under the ticker symbol “SCWAL”.   The last reported sales price on June 6, 2013 was $7.40.

We will pay the expenses of registering these shares.

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Investment in the Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 3 of this prospectus before purchasing any of the shares offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is            , 2013

SELWAY CAPITAL ACQUISITION CORPORATION

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled “Risk Factors” before deciding to invest in our Common Stock.

About us

Selway Capital Acquisition Corporation (“we,” “our,” “us” or “Selway”), through its subsidiary Healthcare Corporation of America, (“HCCA”), is a rapidly growing Pharmacy Benefit Manager, or PBM. Its mission is to reduce prescription drug costs for clients while improving the quality of care. HCCA administers prescription drug benefits programs for employers who contract with HCCA directly in order to provide this component of healthcare benefits to their employees. It also is the PBM for healthcare management companies who partner with HCCA in order to provide prescription drug benefits along with their core offering, other health benefits products, to their clients.

Corporate history

Selway was organized under the laws of the State of Delaware on January 12, 2011 to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction, one or more operating businesses. Although we were not limited to a particular geographic region or industry, we intended to focus on acquiring operating businesses in the United States. Until the acquisition of HCCA, Selway did not operate a business and its activities were limited to locating a business to acquire.

On January 25, 2013, an Agreement and Plan of Merger (the “Agreement”) was entered into by and among Selway, Selway Merger Sub, Inc., a wholly owned subsidiary of Selway (“Merger Sub”), HCCA, Prescription Corporation of America, a wholly owned subsidiary of HCCA (“PCA”), Gary Sekulski, as the representative of the stockholders of HCCA, and Edmundo Gonzalez, as Selway’s representative. On April 10, 2013 (the “Closing Date”), the transactions contemplated by the Agreement closed.

HCCA is a rapidly growing Pharmacy Benefit Manager (“PBM”). HCCA’s mission is to reduce prescription drug costs for clients while improving the quality of care. HCCA administers prescription drug benefit programs for employers who contract with HCCA directly in order to provide this component of healthcare benefits to their employees. HCCA also is the PBM for health benefit companies who partner with HCCA in order to provide prescription drug benefits along with their core offering, other health benefits like medical insurance, to their clients. HCCA’s growing customer base includes commercial clients of various sizes and industries, business associations and trade groups, and local government entities, labor unions and charitable and non-profit organizations. HCCA’s business model is firmly based on price transparency and proactive benefit cost management. HCCA’s brand in the marketplace is Prescription Corporation of America, or PCA.

From and after the Closing Date, our business is conducted through our wholly owned subsidiary, HCCA. The discussion of our business in this Prospectus is that of our current business which is conducted through HCCA.

About this offering

This prospectus includes 12,639,708 shares of Common Stock offered by the selling stockholders identified in the “Selling Stockholders” section of this registration statement on Form S-1. The selling stockholders acquired the securities being registered pursuant to the following transactions:

•	Pursuant to the Agreement, on April 10, 2013, holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the merger had each of their shares of common stock of HCCA converted into the right to receive: (i) a proportional amount of 5,200,000 Selway Series C Shares and promissory notes with an aggregate face value of $7,500,000 (collectively, the "Closing Payment"); plus (ii) a proportional amount of up to 2,800,000 shares of Selway Common Stock, if any, (the "Earnout Payment Shares") issuable upon the combined company achieving certain consolidated gross revenue thresholds as more fully described below; plus (iii) the right to receive a proportional amount of the proceeds from the exercise of certain warrants being issued to Selway Capital Holdings, LLC, a Delaware limited liability company, Selway's sponsor, as more fully described below.

•	In connection with the merger, certain members of HCCA's management received a portion of an aggregate of 1,500,000 shares of Selway Common Stock (the "Management Incentive Shares").

•	Also on the Closing Date of the merger, the placement warrants held by Selway's founders were converted into the right to receive: (i) an aggregate of 100,000 shares of Selway Common Stock; and (ii) warrants to purchase an aggregate of 1,000,000 shares of Selway Common Stock at an exercise price of $10.00 per share (the “Exchange Warrants”).

•	Pursuant to an agreement dated March 4, 2013 and in consideration for certain advisory services rendered, Chardan Capital Markets, LLC, an underwriter in Selway's initial public offering, received 5% of the total amount of each of the Closing Payment shares and notes, Management Incentive Shares and notes, and Earnout Payment Shares issued in connection with the merger. Each of the securities issued to Chardan are identical to the respective securities issued in the merger.

•	In connection with a bridge financing completed by the HCCA in September 2012, HCCA issued 59.25 units, each unit consisting of 10,000 preferred shares and a promissory note with a face value of $100,000. At the time of the merger, holders of all of the issued and outstanding shares of preferred stock of HCCA, by virtue of the merger, had each of their shares of preferred stock of HCCA converted into the right to receive a proportional amount of 592,500 Selway Series C Shares and warrants to purchase 296,250 Selway Series C Shares.

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Summary of the shares offered by the selling stockholders

The following is a summary of the shares being offered by the selling stockholder:

Common Stock offered by the selling stockholders	Up to 12,639,708 shares of Common Stock.

Common Stock outstanding as of June 11, 2013 (1)	10,543,549

Common Stock outstanding after this offering (2)	14,639,799

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock hereunder. However, we will receive up to $12,221,875 from the exercise of the warrants into up to shares of our Common Stock, which are presently offered under this prospectus. We intend to use any proceeds received from the exercise of the warrants for working capital and other general corporate purposes. We, however, cannot assure you that any of the warrants will be exercised or converted.

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(1)	Does not include up to 2,800,000 shares of Common Stock issuable pursuant to an earnout obligation relating to our acquisition of HCCA, or the shares that underly the warrants and the the unit purchase option described herein.

(2)	Assumes that all of the shares of Common Stock underlying the warrants offered under this prospectus are issued upon exercise of the warrants and that all of the earnout payment shares are issued.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described below with all of the other information included in this prospectus before making an investment decision. If any of the possible adverse events described below actually occurs, our business, results of operations or financial condition would likely suffer. In such an event, the market price of our Common Stock could decline and you could lose all or part of your investment.

Industry Risks

HCCA’s future growth is dependent on further market acceptance and increased market penetration of its products.

HCCA’s business model depends on its ability to sell its products and services. Achieving increased market acceptance of its products and services will require substantial sales and marketing efforts and the expenditure of significant financial and other resources to create awareness and demand by participants in the pharmaceutical supply chain. Additionally, payors, which may have invested substantial resources in other methods of conducting business and exchanging information, may be reluctant to purchase its products and services.

HCCA cannot be assured that payors will purchase its products and services. If HCCA fails to achieve broad acceptance of its products and services by payors, and other healthcare industry participants, or if HCCA fails to position its services as a preferred method for pharmaceutical healthcare delivery, its business, financial condition, and results of operations will be harmed.

Competition in HCCA’s industry is intense and HCCA competes against companies with greater resources than it has, which could limit its growth potential.

The PBM industry is very competitive. If HCCA does not compete effectively, its business, results of operations, financial condition or cash flows could suffer. The industry is highly consolidated and dominated by a few large companies with significant resources, purchasing power, and other competitive advantages, which HCCA does not have. A limited number of firms, including national PBM companies, such as SXC Health Solutions, Inc., Medco Health Solutions, Inc., Express Scripts, Inc. and CVS Caremark Corporation, control a significant share of prescription volume. Moreover, the recent merger activity between Express Scripts, Inc. and Medco Health Solutions, Inc., and between SXC Health Solutions, Inc. and Catalyst Health Solutions, Inc. may further increase the market share of HCCA’s competitors. Its competitors also include drug retailers, physician practice management companies, and insurance companies/health maintenance organizations. HCCA may also experience competition from other sources in the future. PBM companies compete primarily on the basis of price, service, reporting capabilities and clinical services. In most cases, HCCA’s competitors are large, profitable, and well-established companies with substantially greater financial and marketing resources than HCCA has. HCCA’s limited resources may make it more difficult for HCCA to compete with the larger companies in its industry and limits its growth.

Consolidation in the healthcare industry could harm HCCA’s business, financial condition and results of operations.

Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and managed care organizations consolidate, thereby decreasing the number of market participants, competition to provide products, and services like HCCA’s will become more intense, and the importance of establishing relationships with key industry participants will become greater. In addition, industry participants may try to use their market power to negotiate price reductions for its products and services. Further, consolidation of management and billing services through integrated delivery systems may decrease demand for its products. If HCCA is forced to reduce prices as a result of either an imbalance of market power or decreased demand for its products, revenue would be reduced and HCCA could become significantly less profitable.

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Future changes in laws or regulations in the healthcare industry could harm HCCA’s business.

The healthcare industry is highly regulated and is subject to changing political, economic, and regulatory influences. For example, the Balanced Budget Act of 1997 (Public Law 105-32) contained significant changes to Medicare and Medicaid and had an impact for several years on healthcare providers’ ability to invest in capital intensive systems. In addition, HIPAA, as amended by the HITECH Act directly impact the healthcare industry by requiring various security and privacy measures in order to ensure the protection of patient health information. More recently, increased government involvement in healthcare, such as the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (Public Law 108-173), which is referred to as the Medicare Modernization Act or MMA, which introduced the Medicare Part D benefit, effective January 1, 2006, the Deficit Reduction Act of 2005 (Public Law 109-171), or DRA, the Medicare Improvements for Patients and Providers Act of 2008 (Public Law 110-275), or MIPPA, the American Recovery and Reinvestment Act of 2009, the Patient Protection and Affordable Care Act (Public Law 111-148) , or PPACA, and the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), which amends the PPACA (collectively, the “Health Care Reform Laws”), and other U.S. initiatives at both the federal and state level could lower reimbursement rates and otherwise change the business environment of its customers and the other entities with which HCCA has a business relationship. Further, existing laws and regulations are subject to changing interpretation by courts, regulatory agencies, and agency officials. PBMs have also increasingly become the target of federal and state litigation over practices relating to drug switching, handling of rebates, and fiduciary duties.

These factors affect PBMs directly, as well as impacting the purchasing practices and operation of healthcare organizations. For example, the Health Care Reform Laws impose new transparency requirements on PBMs, and the CMS issued a proposed rule implementing these requirements in October 2011. Among other requirements, the new transparency regulations propose to require PBMs to report certain data to the Secretary of the DHHS, including, for example, aggregate rebates and discounts received by the PBM, the percentage of prescriptions that were provided through retail pharmacies compared to mail order pharmacies, and the aggregate amount of the rebates that are received by the PBM and passed through to a Medicare Part D plan, a Medicare Advantage Prescription Drug Plan, or a state exchange. The Health Care Reform Laws also contain programs to reform or amend the U.S. healthcare system and to change healthcare financing and reimbursement systems. These reforms are expected to increase the number of individuals who have health insurance coverage and expand the market for pharmaceutical products. However, healthcare industry participants may also respond by reducing their investments or postponing investment decisions, including investments in its product offerings. Moreover, the manner and timing of implementation and portions of the law’s constitutionality remain uncertain. The healthcare industry is expected to continue to undergo significant changes for the foreseeable future, and HCCA cannot predict the effect of possible future legislation and regulation on its business, financial condition and results of operations.

The worker’s compensation industry is also highly regulated and subject to various political, economic and regulatory influences. State Departments of Insurance in many key states have set forth maximum state fee schedules for worker’s compensation provider reimbursement. These maximum fee schedules may be reduced by regulators at any time to the detriment of PBMs and providers. Any willing provider statutes are also significant in worker’s compensation because non-network pharmacies may seek reimbursement at rates higher than Company contracted pharmacies, thereby driving up reimbursement costs.

Business Risks

We have restated our financial statements and may be required to do so in the future.

We have restated certain financial information for the years ended December 31, 2011 and 2012. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) involves making estimates, judgments, interpretations and assumptions that affect reported amounts of assets, liabilities, revenues, expenses and income. These estimates, judgments, interpretations and assumptions are often inherently imprecise or uncertain, and any necessary revisions to prior estimates, judgments, interpretations or assumptions could lead to further restatements. Any such restatement or correction may be highly time consuming, may require substantial attention from management and significant accounting costs, may result in adverse regulatory actions by the SEC and/or stockholder litigation, may cause us to fail to meet our reporting obligations and/or may cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

HCCA is dependent on key customers, the loss of which could significantly harm HCCA’s results of operations.

HCCA generates a significant portion of its revenue from a small number of customers (73 at present). HCCA’s largest customer, East Orange New Jersey Board of Education, accounts for 10.3% of HCCA’s December 2012 revenue. No other customers account for more than 10% of HCCA’s total revenue.

Although HCCA continually seeks to diversify its customer base, HCCA may be unable to offset the effects of an adverse change in one of its key customer relationships. For example, if HCCA’s existing customers elect not to renew their contracts with HCCA at the expiry of the current terms of those contracts, or reduce the level of service offerings it provides, HCCA’s recurring revenue base will be reduced, which could harm its results of operations. If the healthcare benefits industry or HCCA’s customers in the healthcare benefits industry experience problems, they may curtail spending on HCCA products and services and HCCA’s business and financial results could be harmed.

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Costs and uncertainty associated with competitive bidding for client contracts could significantly harm HCCA’s results of operations.

Many of HCCA’s clients put their contracts out for competitive bidding prior to expiration. Competitive bidding requires costly and time-consuming efforts on HCCA’s behalf. HCCA could lose clients if such clients cancel their agreements, if HCCA fails to win a competitive bid at the time of contract renewal, if the financial condition of any of HCCA’s private clients deteriorates or if HCCA’s clients are acquired by, or acquire, companies with which HCCA does not have contracts. HCCA often competes against much larger companies or PBMs which are captive, that is, they are subsidiaries of large medical insurance or other health benefit companies. These may have more substantial buying power and may lower their prices to win business further than HCCA can afford to.

Due to the term of HCCA’s contracts with customers, if HCCA is unable to renew those contracts at the same service levels previously provided, or at all, or replace any lost customers, HCCA’s future business and results of operations would be harmed.

HCCA’s contracts with customers generally do not have terms longer than one year and, in some cases, are terminable by the customer on relatively short notice. HCCA’s larger customers generally seek bids from other PBM providers in advance of the expiration of their contracts. There is no guarantee that HCCA will win contacts as they expire, and HCCA must continue to provide savings and quality service at lower cost in order to retain business. At some point it may not be profitable for HCCA to retain certain clients if competition undercuts it.

If HCCA’s relationship with healthcare management companies ends, HCCA’s growth will be negatively impacted.

HCCA has created a private label product a for a healthcare management company, which has approximately 425,000 members. If this relationship ends it would severely limit HCCA’s growth as this captured base of clients is a large source of sales leads and a key driver of HCCA’s revenue in the near term. HCCA is exploring other relationships with healthcare management companies, but the initial partnership is material to HCCA’s near term revenue and new partnerships would likely only meaningfully impact its revenue in late 2013 or 2014.

If HCCA loses relationships with one or more key pharmaceutical manufacturers or if rebate payments it receives from pharmaceutical manufacturers and rebate processing service providers decline, HCCA’s business, results of operations, financial condition or cash flows could be negatively impacted.

HCCA receives fees from a rebate clearing house aggregator based on the use of selected drugs by members of health plans sponsored by its clients, as well as fees for other programs and services. HCCA believes its business, results of operations, financial condition or cash flows could suffer if:

•	the rebate aggregator loses relationships with one or more key pharmaceutical manufacturers;
•	the rebate aggregator is unable to finalize rebate contracts with one or more key pharmaceutical manufacturers in the future, or is unable to negotiate interim arrangements;
•	rebates decline due to failure of the rebate aggregator to meet market share or other thresholds;
•	legal restrictions are imposed on the ability of pharmaceutical manufacturers to offer rebates or purchase HCCA’s programs or services;
•	pharmaceutical manufactures choose not to offer rebates or purchase HCCA’s programs or services; or
•	rebates decline due to contract branded products losing their patents.

Government efforts to reduce health care costs and alter health care financing practices could lead to a decreased demand for HCCA’s services or to reduced rebates from manufacturers.

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The Health Care Reform Laws and other proposals considered by Congress related to health care, could impact PBMs directly (e.g. requiring disclosure of information about pricing and product switches), or indirectly (e.g. modifying reimbursement rates for pharmaceutical manufacturers participating in government programs). The Health Care Reform Laws and other health care related proposals may increase government involvement in healthcare and regulation of PBM, pharmacy services and managed care plans, or otherwise change the way that HCCA does business. Some of these initiatives would, among other things, require that health plan members have greater access to drugs not included on a plan’s formulary and give health plan members the right to sue their health plans for malpractice when they have been denied care. Health plan sponsors may react to the Health Care Reform Laws or other health care related proposals and the uncertainty surrounding them by cutting back or delaying the purchase of HCCA’s PBM services, and manufacturers may react by reducing rebates or reducing supplies of certain products. These proposals could lead to a decreased demand for HCCA’s services or to reduced rebates from manufacturers. HCCA cannot predict what effect, if any, these proposals may have on HCCA’s businesses. PBMs have recently been subject to enhanced political scrutiny as certain U.S. Senators have criticized PBMs for entering into agreements with manufacturers to allegedly limit access to generic products and for allegedly contributing to over-utilization and off-label use of some antipsychotic drugs. This enhanced scrutiny may result in increased audits or examination of the PBM industry. Further, in the FY 2012 Workplan, the DHHS Office of Inspector General, or OIG, has also indicated intent to focus on PBMs, with plans to review the rebates collected by Medicare Part D sponsors and PBMs and analyze whether there are any discrepancies between the rebate amounts negotiated between PBMs and manufacturers and the actual rebates paid. Other legislative or market-driven changes in the healthcare system that HCCA cannot anticipate could also harm its business, financial condition and results of operations.

Prescription volumes may decline, and HCCA’s net revenues and profitability may be negatively impacted, if the safety risk profiles of drugs increase or if drugs are withdrawn from the market, including as a result of manufacturing issues, or if prescription drugs transition to over-the-counter products.

HCCA dispenses significant volumes of brand-name and generic drugs from its mail-order pharmacy. When increased safety risk profiles or manufacturing issues of specific drugs or classes of drugs result in utilization decreases, physicians may cease writing or otherwise reduce the numbers of prescriptions for these drugs. Additionally, negative press regarding drugs with higher safety risk profiles may result in reduced global consumer demand for such drugs. On occasion, products are withdrawn by their manufacturers or transition to over-the-counter products. In cases where there are no acceptable prescription drug equivalents or alternatives for these prescription drugs, HCCA’s volumes, net revenues, profitability and cash flows may decline.

HCCA’s operations are vulnerable to interruption by damage from a variety of sources, many of which are not within HCCA’s control.

The success of HCCA’s business depends in part on its ability to operate its systems without interruption. HCCA’s systems are vulnerable to, among other things, power loss and telecommunications failures, software and hardware errors, failures or crashes, computer viruses and similar disruptive problems, and fire, flood, and other natural disasters. Although HCCA takes precautions to guard against and minimize damage from these and other potential risks, including implementing disaster recovery systems and procedures, they are often unpredictable and beyond our control. Any significant interruptions in HCCA’s services could damage its reputation in the marketplace and harm its business, financial condition and results of operations.

HCCA is subject to a number of existing laws, regulations, and industry initiatives, non-compliance with which could harm HCCA’s business, financial condition and results of operations.

HCCA could suffer civil and/or criminal penalties, lose customers, and be required to pay substantial damages or make significant changes to its operations if it fails to comply with complex and rapidly evolving laws and regulations.

During the past several years, the U.S. health care industry has been subject to an increase in government regulation at both the federal and state levels. Numerous state and federal laws and regulations affect HCCA’s business and operations. The categories include, but are not limited to:

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•	health care fraud and abuse laws and regulations, including, but not limited to, the federal Anti-kickback Statute, the federal
•	Civil False Claims Act, and comparable state law counterparts, which prohibit certain types of payments and referrals as well as false claims made in connection with health benefit programs;
•	privacy and confidentiality laws and regulations, including those under HIPAA and HITECH;
•	ERISA and related regulations, which regulate many health care plans;
•	potential regulation of the PBM industry by the FDA;
•	Medicare prescription drug coverage laws and related regulations promulgated by CMS;
•	consumer protection and unfair trade practice laws and regulations;
•	various licensure laws, such as state insurance, managed care and third party administrator licensure laws;
•	pharmacy laws and regulations;
•	antitrust lawsuits challenging PBM pricing practices;
•	state legislation regulating PBMs or imposing fiduciary status on PBMs;
•	drug pricing legislation, including, but not limited to, “most favored nation” pricing and “unitary pricing” legislation;
•	other Medicare and Medicaid reimbursement regulations promulgated by CMS;
•	pending legislation regarding importation of drug products into the U.S.;
•	legislation imposing benefit plan design restrictions, which limit how HCCA’s customers can design their drug benefit plans;
•	network pharmacy access laws, including, but not limited to, “any willing provider” and “due process” legislation, that affect aspects of HCCA’s pharmacy network contracts; and
•	formulary development and disclosure laws.

HCCA devotes significant operational and managerial resources to comply with these laws and regulations. Although HCCA has not been notified, and is not otherwise aware, of any material claim of non-compliance, HCCA cannot assure you that it is in compliance with all existing legal requirements material to its business. Different interpretations and enforcement policies of these laws and regulations could subject HCCA’s current practices to allegations of impropriety or illegality, or could require HCCA to make significant changes to its operations. In addition, HCCA cannot predict the impact of future legislation and regulatory changes on its business or assure you that HCCA will be able to obtain or maintain the regulatory approvals required to operate its business.

HCCA cannot predict whether or when future healthcare reform initiatives by U.S. federal or state, Canadian or other foreign regulatory authorities will be proposed, enacted or implemented or what impact those initiatives may have on HCCA’s business, financial condition or results of operations. Additionally, government regulation could alter the clinical workflow of physicians, hospitals, and other healthcare participants, thereby limiting the utility of HCCA’s products and services to existing and potential customers and resulting in a negative impact on market acceptance of HCCA’s products and services.

HCCA’s mail pharmacy is dependent on HCCA’s relationships with a limited number of suppliers, and the loss of any of these relationships could significantly impact HCCA’s ability to sustain and/or improve its financial performance.

HCCA acquires a substantial percentage of its mail order pharmacy prescription drug supply from a limited number of suppliers. HCCA’s agreements with these suppliers may be short-term and cancelable by either party without cause with a relatively short time-frame of prior notice. These agreements may limit HCCA’s ability to provide services for competing drugs during the term of the agreement and allow the supplier to distribute through channels other than HCCA. Further, certain of these agreements allow pricing and other terms of these relationships to be periodically adjusted for changing market conditions or required service levels. A termination or modification to any of these relationships could harm HCCA’s business, financial condition and results of operations. If any products HCCA distribute are in short supply for long periods of time, this could result in harm to HCCA’s business, financial condition and results of operations.

If HCCA’s security systems are breached, outsiders could gain access to information HCCA is required to keep confidential, and it could be subject to liability and customers could be deterred from using its services.

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HCCA’s business relies on using the Internet to transmit confidential information. However, the difficulty of securely transmitting confidential information over the Internet has been a significant barrier to engaging in sensitive communications over the Internet, and is an important concern of HCCA’s existing and prospective customers. Publicized compromise of Internet security, including third-party misappropriation of patient information or other data, or a perception of any such security breach, may deter people from using the Internet for these purposes, which would result in an unwillingness to use HCCA’s systems to conduct transactions that involve transmitting confidential healthcare information. Further, if HCCA is unable to protect the physical and electronic security and privacy of its databases and transactions, it could be subject to potential liability and regulatory action, its reputation and customer relationships would be harmed, and its business, operations, and financial results may be harmed.

HCCA is highly dependent on senior management and key employees. Competition for HCCA’s employees is intense, and HCCA may not be able to attract and retain the highly skilled employees that it needs to support its business.

HCCA’s success largely depends on the skills, experience, and continued efforts of HCCA’s management and other key personnel, and on HCCA’s ability to continue to attract, motivate, and retain highly qualified individuals. Competition for senior management and other key personnel is intense, and the pool of suitable candidates is limited. If HCCA loses the services of one or more of its key employees, HCCA may not be able to find a suitable replacement and its business, financial condition and results of operations could be harmed.

HCCA’s ability to provide high-quality services to its customers also depends in large part upon the experience and expertise of its employees generally. HCCA must attract and retain highly qualified personnel with a deep understanding of the healthcare and PBM industries. HCCA competes with a number of companies for experienced personnel and many of these companies, including customers and competitors, have greater resources than HCCA has and may be able to offer more attractive terms of employment. In addition, HCCA invests significant time and expense in training its employees, which increases their value to customers and competitors who may seek to recruit them and increases the cost of replacing them. If HCCA is unable to attract or retain qualified employees, the quality of its services could diminish and HCCA may be unable to meet its business and financial goals.

Risks Related to Our Securities

Funds held in the trust account may be subject to the claims of creditors, and the per share amount holders of our Series B Shares would receive upon the consummation of a post-acquisition tender offer or post-acquisition automatic trust liquidation could be less than $10.30 per share.

As a former innovative public acquisition company, we decided to engage in a post-acquisition tender offer or post-acquisition automatic trust liquidation, and funds will remain in trust up to August 14, 2013 and, therefore, the funds held in trust may be subject to the claims of the creditors of the target business during such period. Accordingly, the proceeds held in the trust account may be subject to claims that would take priority over the claims of the holders of our Series B Shares and, as a result, the per share trust account liquidation price could be less than a maximum of $10.30 per share due to the claims of such creditors.

If we fail to complete a post-acquisition tender offer by August 14, 2013, as required by our Amended and Restated Certificate of Incorporation, then we will automatically liquidate the trust account and release to our public shareholders a pro rata portion of the trust account in exchange for their callable Series B Shares, without giving such shareholders the ability to choose to keep their shares.

We commenced a post-acquisition tender offer for all of our outstanding Series B Shares on May 10, 2013. If we fail to complete the post-acquisition tender offer by August 14, 2013, or if we elect to complete a post-acquisition automatic trust liquidation, we will automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account in exchange for all of their callable Series B Shares. Accordingly, an investment in our callable Series A Shares may result solely in a return equal to the pro rata portion of the trust account without interest, without the ability to choose to keep your shares in the combined company. While the holders of callable Series B Shares will automatically have their callable Series B Shares converted into the right to receive a pro-rata portion of a trust account, the holders of Series C Shares and public warrantholders will continue to hold those securities. Upon such automatic conversion, holders of callable Series B Shares will cease to have any rights as shareholders of our company, other than the right to receive a pro rata portion of the trust account, without interest accruing thereon.

8

We did not obtain a fairness opinion from an independent investment banking firm as to the fair market value of HCCA.

The fair market value of HCCA was determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value), and we did not obtain an opinion from an unaffiliated, independent investment banking firm. Our shareholders must, therefore, rely solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial acquisition transaction.

If our securities become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our securities have a market price per share of less than $5.00, transactions in our securities may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our securities become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Our outstanding convertible or exercisable securities may adversely affect the market price of our units and underlying securities, and make it more difficult to effect an acquisition transaction.

We currently have issued and outstanding securities convertible into or exercisable for 3,496,250 shares of our common stock. The sale or possibility of sale of the shares underlying these securities could have an adverse effect on the market price for our securities or our ability to obtain future financing. If and to the extent these securities are converted or exercised, you may experience dilution to your holdings.

You will not be able to exercise your redeemable public warrants by paying the exercise price in cash if we do not have an effective registration statement and a prospectus in place when you desire to do so.

No redeemable public warrants will be exercisable by paying the exercise price in cash unless at the time of such exercise we have a registration statement in effect under the Securities Act of 1933, as amended (the “Securities Act”) covering the common stock issuable upon the exercise of the redeemable public warrants and a current prospectus relating to such common stock. Under the terms of a redeemable warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us, we have agreed to use our best efforts to have a registration statement in effect covering common stock issuable upon exercise of the redeemable public warrants from the date the redeemable public warrants become exercisable and to maintain a current prospectus relating to common stock until the redeemable public warrants expire or are redeemed, and to take such action as is necessary to qualify the common stock issuable upon exercise of the redeemable public warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the redeemable public warrants for cash.

9

Since a majority of the public warrant holders may amend all of the public warrants, your warrants may be changed to your disadvantage without your approval.

Amending the redeemable public warrants only requires the approval of a majority of the public warrant holders. Therefore, amendments may be made to your warrants without your approval. Such changes could be to your disadvantage.

We may require shareholders who wish to redeem their shares to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We may require public shareholders exercising redemption rights in connection with to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the consummation of our initial acquisition transaction. We will not require shareholders that hold shares electronically to convert their shares into physical certificates prior to tendering them. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, the Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical share certificate and you may not be able to redeem your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to exercise their redemption rights may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

10

FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus, except as may be required under applicable securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Stock hereunder.  However, we will receive up to $12,221,875 from the exercise of the warrants into up to 1,296,250 shares of our Common Stock, which are presently offered under this prospectus. We intend to use any proceeds received from the exercise of the warrants for working capital and other general corporate purposes. We, however, cannot assure you that any of the warrants will be exercised or converted.

11

SELLING STOCKHOLDERS

This prospectus includes 12,639,708 shares of Common Stock offered by the selling stockholders identified below. The selling stockholders acquired the securities being registered (or the right to acquire such securities) pursuant to the following transactions:

•	Pursuant to the Agreement, on April 10, 2013, holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the merger had each of their shares of common stock of HCCA converted into the right to receive: (i) a proportional amount of 5,200,000 Selway Series C Shares and promissory notes with an aggregate face value of $7,500,000 (collectively, the “Closing Payment”); plus (ii) a proportional amount of up to 2,800,000 shares of Selway Common Stock, if any, (the “Earnout Payment Shares”) issuable upon the combined company achieving certain consolidated gross revenue thresholds as more fully described below; plus (iii) the right to receive a proportional amount of the proceeds from the exercise of certain warrants being issued to Selway Capital Holdings, LLC, a Delaware limited liability company, Selway’s sponsor, as more fully described below. A portion of the Closing Payment (520,000 shares and promissory notes with an aggregate face value of $750,000) is being held in escrow for a period of 12 months following the Merger to satisfy indemnification obligations of HCCA. The Earnout Payment Shares, if any, will be issued as follows: (i) 1,400,000 shares if the combined company achieves consolidated gross revenue of $150,000,000 for the twelve months ended March 31, 2014 or June 30, 2014; and (ii) 1,400,000 shares if the combined company achieves consolidated gross revenue of $300,000,000 for the twelve months ended March 31, 2015 or June 30, 2015. In the event the combined company does not achieve the first earnout threshold, but does achieve the second earnout threshold, then all of the Earnout Payment Shares shall be issued. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Earnout Payment Shares not previously paid out shall be issued immediately prior to such transaction. If, prior to achieving either earnout threshold, the combined company acquires another business in exchange for its equity or debt securities, then any remaining earnout thresholds may be adjusted by the independent members of the combined company’s board of directors in their sole discretion.

•	In connection with the merger, certain members of HCCA’s management received a portion of an aggregate of 1,500,000 shares of Selway Common Stock (the “Management Incentive Shares”), which shares will vest in three equal installments of 500,000 shares on each of September 30, 2013, June 30, 2014 and June 30, 2015. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Management Incentive Shares will vest immediately before, and subject to, the consummation of such transaction.

•	Also on the Closing Date of the merger, the placement warrants held by Selway’s founders were converted into the right to receive: (i) an aggregate of 100,000 shares of Selway Common Stock; and (ii) warrants to purchase an aggregate of 1,000,000 shares of Selway Common Stock at an exercise price of $10.00 per share (the “Exchange Warrants”).

•	Pursuant to an agreement dated March 4, 2013 and in consideration for certain advisory services rendered, Chardan Capital Markets, LLC, an underwriter in Selway’s initial public offering, received 5% of the total amount of each of the Closing Payment shares and notes, Management Incentive Shares and notes, and Earnout Payment Shares issued in connection with the merger. Each of the securities issued to Chardan are identical to the respective securities issued in the merger.

•	In connection with a bridge financing completed by the HCCA in September 2012, HCCA issued 59.25 units, each unit consisting of 10,000 preferred shares and a promissory note with a face value of $100,000. At the time of the merger, holders of all of the issued and outstanding shares of preferred stock of HCCA, by virtue of the merger, had each of their shares of preferred stock of HCCA converted into the right to receive a proportional amount of 592,500 Selway Series C Shares and warrants to purchase 296,250 Selway Series C Shares. Additionally, in accordance with the terms of the promissory notes issued in the bridge financing, at the time of the merger, notes in the aggregate amount of $3,159,591.78 (including principal and interest accrued to date) were converted into 315,959 Selway Series C Shares and notes in the aggregate principal amount of $3,025,000 were repaid in full.

The following table details the names of the selling stockholders, the number of shares owned by the selling stockholders, and the number of shares that may be offered by the selling stockholders for resale under this prospectus. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. Applicable percentage ownership is based on 10,543,549 shares of Common Stock outstanding as of June 11, 2013, together with securities exercisable or convertible into shares of Common Stock within 60 days of such date for the stockholder. Number and percentage owned after the offering assumes the sale of all shares offered under this prospectus. All shares of Common Stock offered under this prospectus are currently issued and outstanding.

Other than Chardan Capital Markets LLC, which is a registered broker-dealer, none of the selling stockholders are broker-dealers. Other than Chardan SPAC Asset Management LLC, MAAA Family Fund LLC, Kerry Propper, Steven Urbach, Jonas Grossman, Todd Gold, Matthew Weisbarth and Shuqin Zheng, none of the selling stockholders are affiliates of broker-dealers. Each of Chardan Capital Markets LLC, Chardan SPAC Asset Management LLC, MAAA Family Fund LLC, Kerry Propper, Steven Urbach, Jonas Grossman, Todd Gold, Matthew Weisbarth and Shuqin Zheng represented to us that they purchased the securities in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

The selling stockholders may sell up to 12,639,708 shares of our Common Stock from time to time in one or more offerings under this prospectus. Because the selling stockholders may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by the selling stockholders after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders.  None of the selling stockholders has been an officer or director of us or any of our predecessors or affiliates within the last three years, nor has any selling stockholder had a material relationship with us except as described in the footnotes below.

12

Name of Selling Stockholder	Beneficial Ownership Prior to the Offering (1)	Earnout Payment Shares	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage Owned After the Offering (1)
Abraham Wolfson	34,667	18,666	53,333	-	0.0%
Adah Schlectman	6,708	3,612	10,320	-	0.0%
Adam Demarzo	13,410	490	13,900	-	0.0%
Alex Baruch	260	140	400	-	0.0%
Alfred Mayerhoff	6,500	3,500	10,000	-	0.0%
Allison Flint	260	140	400	-	0.0%
Andrew Bluestone	58,500	31,500	90,000	-	0.0%
Andrew Schonzeit (2)	19,084	-	19,084	-	0.0%
Ann F. Saskowitz (3)	192,900	23,100	216,000	-	0.0%
Annette Corwin	130	70	200	-	0.0%
Associated Private Equity LLC (4)	76,335	-	76,335	-	0.0%
Ben Welwart	13,000	7,000	20,000	-	0.0%
Bruce H. Paul	33,540	18,060	51,600	-	0.0%
Bulldog Investors General Partnership (5)	60,000	-	60,000	-	0.0%
BuySellPharmacy.Com	3,250	1,750	5,000	-	0.0%
Carol A. Lund (6)	76,335	-	76,335	-	0.0%
Cathy Rosselli	650	350	1,000	-	0.0%
Chardan Capital Markets (7)	75,000	-	75,000	-	0.0%
Chardan SPAC Asset Management LLC (8)	161,667	46,666	208,333	-	0.0%
Danny Matthew (9)	10,260	140	10,400	-	0.0%
David Jaroslawicz	50,310	27,090	77,400	-	0.0%
David Levy	8,667	4,666	13,333	-	0.0%
Deborah Seligman	8,385	4,516	12,901	-	0.0%
DMRJ Group 1, LLC (10)	254,449	-	254,449	-	0.0%
Doron Cohen (11)	33,333	-	33,333	-	0.0%
Durkin & Durkin LLP (12)	13,000	7,000	20,000	-	0.0%
E. Sheldon Cohen	6,500	3,500	10,000	-	0.0%
Eric Goldstein	26,000	14,000	40,000	-	0.0%
First Time 11 LLC	52,000	28,000	80,000	-	0.0%
Frank Cannamela	9,100	4,900	14,000	-	0.0%
Frank Marino	130	70	200	-	0.0%
Gary Sekulski (13)	1,380,000	420,000	1,800,000	-	0.0%
Gary Sekulski 2013 Grantor Trust (13)	416,000	224,000	640,000	-	0.0%
Gary Vialonga	78,000	42,000	120,000	-	0.0%
Gerald Walsh	1,300	700	2,000	-	0.0%
Giovanna Coppola	65	36	101	-	0.0%
GVSW Partners	81,991	44,150	126,141	-	0.0%
Harry Katz (14)	61,862	9,334	71,196	-	0.0%
Harvey Sorkin	50,310	27,090	77,400	-	0.0%
Hebrew Day Schools	43,333	23,334	66,667	-	0.0%
Hemil Khandwala (15)	13,000	7,000	20,000	-	0.0%
Howard Sorkin & Joanne Sorkin	50,310	27,090	77,400	-	0.0%
Iroquois Master Fund Ltd (16)	25,445	-	25,445	-	0.0%
Isaac Sternheim	50,310	27,090	77,400	-	0.0%
Jack Klebanow (17)	12,722	-	12,722	-	0.0%
James A. Bradley	15,600	8,400	24,000	-	0.0%
James Loures	91,000	49,000	140,000	-	0.0%
Janet Gargiulo	3,354	1,806	5,160	-	0.0%
Jason Kelsey	1,625	876	2,501	-	0.0%
Jason Paul	8,385	4,516	12,901	-	0.0%
Jeffrey Grodko	22,639	12,190	34,829	-	0.0%
Joanna Paul	8,385	4,516	12,901	-	0.0%
John M. Phelps Jr. (18)	282,828	98,446	381,274	-	0.0%
John R. Desheplo	2,600	1,400	4,000	-	0.0%
Jonas Grossman (19)	47,310	-	47,310	-	0.0%
Jonathan Manela (20)	12,722	-	12,722	-	0.0%
Keith Muhlmeister & Kathleen Muhlmeister	3,250	1,750	5,000	-	0.0%
Kerry Propper (21)	150,971	14,000	164,971	-	0.0%
Kevin Phelps	65	36	101	-	0.0%
Laura Small	130	70	200	-	0.0%
Laurie Loyola	65	36	101	-	0.0%
Lawrence Antonucci Trust	32,500	17,500	50,000	-	0.0%
Leon Wagner	104,812	56,438	161,250	-	0.0%
Lorraine Gordon	6,760	3,640	10,400	-	0.0%
Louis C. Baldini	650	350	1,000	-	0.0%
LW Associates	72,150	38,850	111,000	-	0.0%
MAAA Family Fund LLC (22)	31,089	-	31,089	-	0.0%
Margaret Blanco (23)	325	176	501	-	0.0%
Margarita Cart	8,450	4,550	13,000	-	0.0%
Marianne Doherty	3,250	1,750	5,000	-	0.0%
Marion Pappas	65	34	99	-	0.0%
Marion Vessichelli	65	34	99	-	0.0%
Martin Weinberg	6,500	3,500	10,000	-	0.0%
Matthew Paul	8,385	4,514	12,899	-	0.0%
Matthew Weisbarth (24)	1,651	-	1,651	-	0.0%
Michael Ravallo	33,540	18,060	51,600	-	0.0%
Mike Anderson	65	34	99	-	0.0%
Mike Gardner	6,500	3,500	10,000	-	0.0%
Morris Consulting (13)	107,900	58,100	166,000	-	0.0%
Morris Husarsky	10,900	5,870	16,770	-	0.0%
New Dimensions Trading Ltd (25)	255,000	-	255,000	-	0.0%
Next View Capital LP (26)	63,612	-	63,612	-	0.0%
Ningling Jiang	33,540	18,060	51,600	-	0.0%
Ora Cup Llc	18,200	9,800	28,000	-	0.0%

13

Name of Selling Stockholder	Beneficial Ownership Prior to the Offering (1)	Earnout Payment Shares	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage Owned After the Offering (1)
Padua Consulting	126,750	68,250	195,000	-	0.0%
Paramount Trading Company Inc.	75,465	40,634	116,099	-	0.0%
Patrick Regan	260	140	400	-	0.0%
Phil Lifschitz	238,046	128,178	366,224	-	0.0%
Randall Taylor	9,750	5,250	15,000	-	0.0%
Renuka Khandwala	87,750	47,250	135,000	-	0.0%
Richard Tolomeo	1,950	1,050	3,000	-	0.0%
RLJ Partners	447,000	133,000	580,000	-	0.0%
Roland Stoever	91,000	49,000	140,000	-	0.0%
Ron Josef Ben-Zakai (27)	63,612	-	63,612	-	0.0%
Roseann Wexler	152,815	82,284	235,099	-	0.0%
Ruchi Rawal	65	34	99	-	0.0%
Ruth V. Ackerman (28)	53,600	15,400	69,000	-	0.0%
Rx Services Inc. (15)	377,000	203,000	580,000	-	0.0%
Ryan Paul	8,385	4,514	12,899	-	0.0%
S & L Partners	97,500	52,500	150,000	-	0.0%
Sandra Lifschitz	23,478	12,642	36,120	-	0.0%
Scot Cohen (29)	25,445	-	25,445	-	0.0%
Scott Friendenthal (30)	260	140	400	-	0.0%
Scott Silberman	6,500	3,500	10,000	-	0.0%
Scott Weeber (31)	72,000	10,500	82,500	-	0.0%
SDJ Holdings	70,200	37,800	108,000	-	0.0%
Selway Capital Holdings LLC (32)	1,566,667	-	1,566,667	-	0.0%
Shai Gerson (33)	10,694	2,334	13,028	-	0.0%
Shirley Rudo	1,300	700	2,000	-	0.0%
Shuqin Zheng (34)	31,089	-	31,089	-	0.0%
Sidney W Chambless	1,300	700	2,000	-	0.0%
Special Opportunities Fund, Inc. (35)	15,000	-	15,000	-	0.0%
Steve Monetti	2,600	1,400	4,000	-	0.0%
Steven Martin	3,250	1,750	5,000	-	0.0%
Steven Urbach (36)	120,414	-	120,414	-	0.0%
Stourbridge Investments LLC (37)	12,722	-	12,722	-	0.0%
The Joseph Drucker 1995 Trust	455,000	245,000	700,000	-	0.0%
The Otis Fund	338,848	74,764	413,612	-	0.0%
Theodore Cohen	6,500	3,500	10,000	-	0.0%
Thomas Durkin, III (12)	150,000	-	150,000	-	0.0%
Todd Gold (38)	9,812	-	9,812	-	0.0%
Tom J. Kelly, Jr.	6,500	3,500	10,000	-	0.0%
Tri State Strategies LLC	50,700	27,300	78,000	-	0.0%
Wayne Miller	1,300	700	2,000	-	0.0%
Wendy Cohen	1,300	700	2,000	-	0.0%
Yolandita Vasquez	65	34	99	-	0.0%
Total:	9,839,708	2,800,000	12,639,708	0	0.0%

(1)	Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. In calculating the number of shares beneficially owned and the percentage ownership of a selling stockholder, shares underlying options held by such selling stockholder that are either currently exercisable or exercisable within 60 days from June 11, 2013 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder.
(2)	Includes 3,750 shares of Common Stock issuable upon exercise of warrants.
(3)	Ann Saskowitz is VP Service Operations and a director of each of Selway and its subsidiaries.
(4)	Includes 15,000 shares of Common Stock issuable upon exercise of warrants.
(5)	Includes 20,000 shares of Common Stock issuable upon exercise of warrants.
(6)	Includes 15,000 shares of Common Stock issuable upon exercise of warrants.
(7)	Chardan Capital Markets, LLC was an underwriter in Selway’s initial public offering.
(8)	Includes 25,000 shares of Common Stock issuable upon exercise of warrants.
(9)	Danny Matthew is Vice President of PCA, a subsidiary of HCCA.
(10)	Includes 50,000 shares of Common Stock issuable upon exercise of warrants.
(11)	Represents 33,333 shares of Common Stock issuable upon exercise of warrants. Doron Cohen was a director of Selway from inception until April 10, 2013.
(12)	Durkin & Durkin LLP is controlled by Thomas E. Durkin, III, who is Vice President, General Counsel, Secretary and a director of each of Selway and its subsidiaries.
(13)	Gary Sekulski 2013 Grantor Trust and Morris Consulting are controlled by Gary Sekulski, who is Selway’s President, Chief Executive Officer and Chairman.
(14)	Includes 8,750 shares of Common Stock issuable upon exercise of warrants.
(15)	Hemil Khandwala controls Rx Services Inc. and is Vice President of PCA and PCA Benefits, Inc., a wholly-owned subsidiary of HCCA.
(16)	Includes 5,000 shares of Common Stock issuable upon exercise of warrants.
(17)	Includes 2,500 shares of Common Stock issuable upon exercise of warrants.
(18)	John M. Phelps, Jr. is VP Marketing and Strategic Planning of each of PCA and PCA Benefits, Inc.
(19)	Includes 3,306 shares of Common Stock issuable upon exercise of warrants.
(20)	Includes 2,500 shares of Common Stock issuable upon exercise of warrants.
(21)	Includes 12,214 shares of Common Stock issuable upon exercise of warrants.
(22)	Includes 1,000 shares of Common Stock issuable upon exercise of warrants.
(23)	Margaret Blanco is Assistant Secretary of each of HCCA and its subsidiaries.
(24)	Includes 38 shares of Common Stock issuable upon exercise of warrants.
(25)	Includes 85,000 shares of Common Stock issuable upon exercise of warrants.
(26)	Includes 12,500 shares of Common Stock issuable upon exercise of warrants.
(27)	Includes 12,500 shares of Common Stock issuable upon exercise of warrants.
(28)	Ruth Ackerman is VP Administration of each of Selway and its subsidiaries.
(29)	Includes 5,000 shares of Common Stock issuable upon exercise of warrants.
(30)	Scott Friedenthal is Vice President of PCA.
(31)	Scott Weeber is VP Finance & Accounting and Treasurer of each of Selway and its subsidiaries.

(32)	Includes 966,667 shares of Common Stock issuable upon exercise of warrants. Selway Capital Holdings, LLC was Selway’s sponsor prior to the merger.
(33)	Includes 1,250 shares of Common Stock issuable upon exercise of warrants.
(34)	Includes 1,000 shares of Common Stock issuable upon exercise of warrants.
(35)	Includes 5,000 shares of Common Stock issuable upon exercise of warrants.
(36)	Includes 7,213 shares of Common Stock issuable upon exercise of warrants.
(37)	Includes 2,500 shares of Common Stock issuable upon exercise of warrants.
(38)	Includes 229 shares of Common Stock issuable upon exercise of warrants.

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PLAN OF DISTRIBUTION

The selling stockholders, which also includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We have not been advised of any arrangements by the selling stockholders for the sale of any of the Common Stock owned by them.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	crosses, where the same broker acts as an agent on both sides of the trade;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the transfer; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the transfer is complete.

Any selling stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under that statute, including, without limitation, possibly Regulation M. This may limit the timing of purchases and sales of any of the securities by a selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus relates to the public offering of up to 12,639,708 shares of Common Stock by the selling stockholders set forth in this prospectus in the section entitled “Selling Stockholders” beginning on page 12.  This includes 8,543,458 shares of Common Stock, outstanding, up to 2,800,000 shares of Common Stock issuable pursuant to our earnout obligation related to our acquisition of Healthcare Corporation of America, and 1,296,250 shares of Common Stock underlying warrants.

This prospectus also relates to the issuance of: (i) 2,000,000 ordinary shares underlying outstanding warrants issued in our IPO pursuant to a prospectus dated November 7, 2011; and (ii) 100,000 ordinary shares and 100,000 warrants underlying a unit purchase option issued to the underwriters in our IPO and 100,000 ordinary shares underlying such warrants.

Authorized Capital Stock

We have authorized 31,000,000 shares of capital stock, par value $0.0001 per share, of which 30,000,000 are shares of Common Stock and 1,000,000 are shares of “blank-check” preferred stock. Following our acquisition of HCCA, all Series A Shares were converted to Series B Shares or Series C Shares, and accordingly there are no Series A Shares outstanding. As of June 11, 2013, there are a total of 839,965 Series B Shares outstanding, and a total of 9,703,494 Series C Shares outstanding for an aggregate of 10,543,459 shares of common stock outstanding.

Common Stock

We are authorized to issue 30,000,000 shares of common stock, par value $0.0001, which shares may, but are not required to, be designated as part of one of three series, callable Series A Shares, callable Series B Shares and Series C Shares.

Rights applicable to all common stock

The following rights apply to each series of our Common Stock, regardless if such shares are designated as part of a series of common stock.

Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to its blank check power (the ability to authorize shares of common stock with rights and privileges greater than outstanding securities, such as special voting rights and/or dividend preferences, without shareholder approval) granted by our Amended and Restated Certificate of Incorporation and Bylaws or required by law, holders of Common Stock will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action. Holders of Common Stock will be entitled to one vote per share on matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of 50% plus one share of the shares voted for the election of directors can elect all of the directors. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

The callable Series B Shares and Series C Shares will be consolidated into one series of Common Stock upon the consummation of the post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be. Except for the termination of the right of the callable Series B Shares to be redeemed in connection with a post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be, for a pro rata portion of the trust account, the automatic consolidation of all series of Common Stock into one series of Common Stock will not affect the rights of holders of our Common Stock. The total number of shares outstanding will not change because the consolidation will be on a one for one basis of the then outstanding shares of each series of Common Stock. Following the automatic consolidation, only one series of Common Stock will be authorized by our Amended and Restated Certificate of Incorporation.

Our shareholders have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that holders of callable Series B Shares have the right to have such shares redeemed for cash equal to their pro rata share of the trust account, plus any interest which has not been released to us, in connection with our post-acquisition transaction tender offer or post-acquisition automatic trust liquidation, as the case may be.

Series C Shares

Each Series C Share has the same rights as our other outstanding series of Common Stock, except that, unlike the callable Series B Shares, the Series C Shares do not have the right to participate in a post-acquisition tender offer or post-acquisition automatic trust liquidation for a pro rata portion of the trust account. The Series C Shares will be automatically consolidated with the callable Series B Shares upon consummation of a post-acquisition tender offer or post-acquisition automatic trust liquidation.

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Warrants

Redeemable warrants

Each redeemable warrant issued in the initial public offering (warrants to purchase a total of 2,000,000 shares of our Common Stock) and the former holder of HCCA’s preferred stock (warrants to purchase a total of 296,250 shares of our Common Stock) entitles the holder to purchase one share of common stock at a price of $7.50. The redeemable warrants will become exercisable upon the consolidation of each series of our Common Stock into one class of Common Stock after consummation of a post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be.

Holders of the redeemable warrants may elect to exercise them on a cashless basis by paying the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the redeemable warrants, multiplied by the difference between the exercise price of the redeemable warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of cashless exercise is delivered to the warrant agent. We would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis.

Redeemable warrants will only be exercisable by paying the exercise price in cash if an effective registration statement covering the Common Stock issuable upon exercise of the redeemable warrants is effective and a prospectus relating to the Common Stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants. See “Risk Factors — You will not be able to exercise your redeemable warrants by paying the exercise price in cash if we do not have an effective registration statement and a prospectus in place when you desire to do so.”

The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on November 7, 2016 or earlier upon redemption by us or our dissolution and the liquidation of the trust account in the event we do not consummate an acquisition transaction within the time allowed us. Once the redeemable warrants become exercisable, we may redeem the outstanding redeemable warrants:

•	in whole but not in part;
•	at a price of $0.01 per redeemable warrant;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last sale price of our Common Stock on the exchange on which our securities may be traded equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these redemption criteria to provide redeemable warrantholders with adequate notice of redemption only after the then-prevailing Common Stock price is substantially above the redeemable warrant exercise price, so that there is a buffer to absorb the market reaction, if any, to our election to redeem the redeemable warrants. If the foregoing conditions are satisfied and we issue notice of redemption of the redeemable warrants, each redeemable warrantholder will be entitled to exercise his, her or its redeemable warrants prior to the scheduled redemption date. However, there can be no assurance that the price of our Common Stock will continue to exceed the $17.50 per share redemption trigger price or the redeemable warrant exercise price of $7.50 per share after the redemption notice is issued.

The right to exercise the redeemable warrants will be forfeited unless they are exercised before the redemption date specified on the notice of redemption. From and after the redemption date, the record holder of a redeemable warrant will have no further rights except to receive, upon surrender of the redeemable warrants, the redemption price.

The redeemable warrants will be issued in registered form under a redeemable warrant agreement between American Stock Transfer & Trust Company, LLC, as redeemable warrant agent, and us. You should review a copy of the redeemable warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the redeemable warrants.

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The number of shares of Common Stock issuable on exercise of the redeemable warrants must be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, merger or consolidation. However, the number of shares of Common Stock issuable on exercise of the redeemable warrants will not be adjusted for issuances of Common Stock at a price below the redeemable warrant exercise price.

In addition, the number of shares of Common Stock issuable on exercise of the redeemable warrants must be increased pursuant to a formula in the event we make distributions of cash or property (other than our Common Stock) to our shareholders. The increase would be in proportion to the fair market value of the distribution to shareholders.

The redeemable warrants may be exercised upon surrender of the redeemable warrant certificate on or prior to the expiration date at the offices of the redeemable warrant agent, with the exercise form on the reverse side of the redeemable warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of redeemable warrants being exercised, or by electing to exercise cashlessly. Redeemable warrantholders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their redeemable warrants and receive shares of Common Stock. After the issuance of Common Stock upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No redeemable warrants will be exercisable by paying the exercise price in cash unless at the time of exercise we have a registration statement under the Securities Act in effect covering the Common Stock issuable upon the exercise of the redeemable warrants and a current prospectus relating to those shares of common stock and they have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Holders of the redeemable warrants are not entitled to net cash settlement and the redeemable warrants may only be settled by delivery of Common Stock and not cash. Under the redeemable warrant agreement, we have agreed to meet these conditions, to file a registration statement with the SEC for the registration of the Common Stock issuable upon exercise of the redeemable warrants, to use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the Common Stock issuable upon the exercise of the redeemable warrants until the redeemable warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to do so. In addition, we are not required to cash settle the redeemable warrants in the event that our shareholders are unable to exercise them and they might expire worthless. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if there is no registration statement in effect covering the Common Stock issuable upon the exercise of the redeemable warrants and the prospectus relating to the Common Stock issuable on the exercise of the redeemable warrants is not current or if the shares of Common Stock are not qualified or exempt from qualification of the jurisdictions in which the holders of the redeemable warrants reside.

We are not required to issue fractional shares on the exercise of redeemable warrants. If more than one redeemable warrant is presented for exercise in full at the same time by the same holder, the number of full shares which are issuable upon the exercise thereof are to be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the redeemable warrants so presented. If any fractional shares would be issuable on the exercise of any redeemable warrants, we will round down to the nearest whole number.

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Underwriters’ Unit Purchase Option

Concurrently with the closing of our initial public offering, we agreed to sell to Aegis Capital Corp., the representative of the underwriters of this offering, for $100, as additional compensation, an option to purchase up to a total of 100,000 units at $12.50 per unit. The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consolidation of each series of our Common Stock into one class of Common Stock after consummation of a post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be, or November 7, 2012, and expiring on the earlier of November 7, 2016 and the day immediately prior to the day on which we and all of our predecessors and successors have been dissolved. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Securities Issued in Connection with the Merger

Closing Payment Notes

As consideration for the merger, holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the merger had each of their shares of common stock of HCCA converted into the right to receive; (i) a proportional amount of 5,200,000 shares of Selway Common Stock and promissory notes with an aggregate face value of $7,500,000 (collectively, the “Closing Payment”), plus (ii) a proportional amount of up to 2,800,000 shares of Selway Common Stock, if any, (the “Earnout Payment Shares”) issuable upon the combined company achieving certain consolidated gross revenue thresholds as more fully described below, plus (iii) the right to receive a proportional amount of the proceeds from the exercise of the Exchange Warrants being issued to Selway Capital Holdings, LLC, as more fully described below.

A portion of the Closing Payment (520,000 shares and promissory notes with an aggregate face value of $750,000) were placed in escrow for a period of 12 months following the merger. If HCCA violated, misrepresented or breached any of its representations, warranties, and covenants, it agreed to indemnify Selway for up to 10% of the Closing Payment, payable in shares and notes. For purposes of the indemnification provisions of the Agreement, each share included in the Closing Payment is deemed to be worth $10.00, and the promissory notes will be deemed to be worth their face value.

The promissory notes included in the Closing Payment are non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The notes will be repaid from 18.75% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

Management Incentive Notes

Certain members of HCCA’s management received promissory notes with an aggregate face value of $2,500,000 (the “Management Incentive Notes”), which notes are non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The Management Incentive Notes will be repaid from 6.25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

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Exchange Warrants

Pursuant to the terms of the Agreement, at the time of the merger, the 2,333,333 placement warrants held by Selway’s founders were converted into the right to receive: (i) 100,000 shares of Selway Common Stock; and (ii) warrants to purchase an aggregate of 1,000,000 shares of Selway Common Stock at an exercise price of $10.00 per share (the “Exchange Warrants”). The proceeds from the exercise of the Exchange Warrants will be paid: (i) 75% to the holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the merger; and (ii) 25% to certain members of HCCA management. The Exchange Warrants are only exercisable for cash, may not be exercised on a cashless basis, and must be exercised if the closing price for the combined company’s Common Stock exceeds $12.00 per share for 20 trading days in any 30-trading-day period.

Registration Rights

The holders of Selway’s founders’ shares, as well as the holders of the placement warrants (and underlying Common Stock), will be entitled to registration rights pursuant to agreements dated November 7, 2011. Additionally, Selway has agreed to register all shares included in the Closing Payment, the Earnout Payment Shares, the shares underlying the Exchange Warrants, and the Selway shares issued as compensation for the bridge financing completed by HCCA in September 2012, pursuant to the terms of a Registration Rights Agreement entered into at the closing of the merger (all such securities issued in connection with the merger, the “Merger Securities”). The holders of the majority of the Merger Securities are entitled to make up to two demands that Selway register such securities. The holders of the majority of Selway’s founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after Selway consummates an acquisition transaction. The holders of the Merger Securities can elect to exercise these registration rights at any time commencing six months following the consummation of the merger. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to Selway’s consummation of an acquisition transaction. Selway will bear the expenses incurred in connection with the filing of any such registration statements.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our board of directors and management. The holders of our Common Stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the board. Our articles of incorporation allow our board of directors to issue additional shares of our Common Stock and new series of preferred stock without further approval of our stockholders. The existence of authorized but unissued shares of Common Stock and preferred could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

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Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our warrants is American Stock Transfer & Trust Company, LLC.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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DESCRIPTION OF BUSINESS

Overview

Selway is a company organized under the laws of the State of Delaware on January 12, 2011 to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction, one or more operating businesses. Although we were not limited to a particular geographic region or industry, we focused on acquiring operating businesses in the United States. Until the acquisition of HCCA, Selway did not operate a business and its activities were limited to locating a business to acquire.

As a result of the closing of the Merger and the other transactions contemplated by the Agreement, Selway operates its business through its wholly owned subsidiary, HCCA. HCCA is a rapidly growing PBM. HCCA’s mission is to reduce prescription drug costs for clients while improving the quality of care. HCCA administers prescription drug benefit programs for employers who contract with HCCA directly in order to provide this component of healthcare benefits to their employees. HCCA also is the PBM for health benefit companies who partner with HCCA in order to provide prescription drug benefits along with their core offering, other health benefits like medical insurance, to their clients. HCCA’s growing customer base includes commercial clients of various sizes and industries, business associations and trade groups, and local government entities, labor unions and charitable and non-profit organizations. HCCA’s business model is firmly based on price transparency and proactive benefit cost management. HCCA’s brand in the marketplace is Prescription Corporation of America, or PCA.

HCCA is a New Jersey corporation incorporated on February 26, 2008. Selway’s and HCCA’s principal executive offices are located at 66 Ford Road, Suite 230, Denville, NJ 07834, and the telephone number at its principal executive office is 973-983-6300. HCCA maintains a website at www.hca-pca.com. The information contained in, or that can be accessed through, HCCA’s website is not part of, and is not incorporated into, this current report on Form 8-K or other filings we make with the SEC. Selway makes available free of charge on its website annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC.

We commenced a tender offer for all of our outstanding Series B Shares on May 10, 2013, pursuant to which we are offering $10.30 for each outstanding share of Series B Shares outstanding. If the tender offer is not completed by August 14, 2013, Selway will be required to terminate the tender offer and automatically liquidate the trust account and distribute a pro rata portion of the trust account ($10.30 per share) to each holder of Series B Shares, and the Series B Shares will be canceled.

On May 9, 2013, we issued a Current Report on Form 8-K announcing that our Board of Directors, after consultation with, and upon recommendation from, our management, concluded the previously issued audited financial statements for the years ended December 31, 2011 and 2012 for HCCA, which Selway recently acquired and which is currently Selway’s subsidiary, should no longer be relied upon and that disclosure should be made, and action should be taken, to prevent future reliance on such financial statements. For a description of the basis for the Board’s determination, please see Selway’s Current Report on Form 8-K dated May 9, 2013, which description is incorporated by reference herein.

Our officers have discussed the foregoing matters with the Company’s current independent registered public accounting firm, Thomas J. Harris, Certified Public Accountant, which was the auditor of HCCA’s financial statements. On May 15, 2013, Selway issued a Current Report on Form 8-K restating the financial statements of HCCA for the years ended December 31, 2011 and 2012.

Products and Services

HCCA’s primary products and services consist of a variety of Pharmacy Benefit Management (PBM) products, in addition to mail order pharmacy services. HCCA’s suite of PBM products provides flexible and cost-effective alternatives to traditional PBM offerings typically used by health plans, government agencies and employers. HCCA provides a broad range of pharmacy benefit management solutions to managed care organizations, self-insured employer groups, unions, third party healthcare plan administrators, and local government entities. HCCA’s PBM products include solutions for self-insured entities such as employers, townships, counties and unions, as well as smaller fully-funded entities that typically require a fixed cost structure. The majority of HCCA’s client base is currently in New Jersey, and HCCA plans to expand its services out of New Jersey.

HCCA started its business by focusing on the needs of the local government market in New Jersey. HCCA believes that our growth to date has been the result of clients (we refer to employers contracting with HCCA as “clients” while the employees to whom HCCA provides services to are referred to as “members” throughout this document) finding HCCA’s transparent pricing model, and its resulting savings, more attractive than other options. A transparent PBM gives clients visibility into actual drug costs. This differs from the traditional PBM model, where actual drug spend may be kept deliberately vague, due to practices where a client is billed a price for a drug, while the PBM pays a lower effective price due to rebates or other spread pricing techniques. Conversely, HCCA’s model aligns HCCA with its clients’ interests.

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HCCA has started to expand its business geographically, and also added products to address attractive market segments. HCCA’s PBM products include:

•	Fully-funded Programs: A fully-funded prescription benefit plan takes the risk of overpayment from the client and passes it to the PBM in exchange for a higher fixed monthly cost. In HCCA’s case, the risk passed on to the PBM is in turn passed to HCCA’s reinsurance partners, removing the risk of loss from any one client account. HCCA is able to arrive at a total fixed cost for the plan that incorporates all of the client’s requirements, delivers substantial cost savings, guarantees a certain monthly rate per member for the client, and provides HCCA with stable margins, while in turn providing HCCA’s client with a known fixed cost per member.
•	Self-Insured Programs: Larger organizations can take the risk of total drug spending varying, and traditionally provide the drug benefit to their employees on a self-insured basis. Under self-insurance, HCCA simply passes on the actual cost of drugs, and it generates revenue via administrative fees and rebates.
•	Rx Savings Solutions: These affordable plans marketed under the “Savings Solutions” brand feature generic only or generic and preferred brand drug formularies, allowing HCCA to provide lower cost alternatives. At this point, this program is most often employed by smaller businesses that want to provide prescription drug benefits to their employees but cannot afford a traditional fully-funded or self-funded plan.
•	Mail-Order Pharmacy: HCCA offers mail order pharmacy services to its PBM members. HCCA’s mail order pharmacy service gives members flexibility, privacy, and easy access to their maintenance medications while offering significant plan savings to the client because we are able to take advantage of lower purchase prices, allowing HCCA to pass along extra savings to its customers. Unlike other PBM providers who outsource their mail order pharmacy services, HCCA’s in-house pharmacy team operates its own mail order pharmacy directly from HCCA’s headquarters in Denville, New Jersey. HCCA believes this allows it to provide a higher standard of service and to assert greater control over fulfilling claims for members, as well as lowering costs.

On January 1, 2012, HCCA entered into a Management Services Agreement with Argus Health Systems (“Argus”) a provider of claims processing and related services. Pursuant to this agreement, HCCA engaged Argus as its exclusive claims processing service provider. The parties agreed to comply with applicable laws, including with respect to maintaining patient information confidential, and have agreed to customary indemnification obligations. The agreement provides that payment of all services are due within 15 days of invoicing, subject to good faith disputes. The initial term for the agreement with Argus is from January 1, 2012 through January 1, 2015, which term automatically renews for additional one year periods unless notice of non-renewal is made prior to a renewal, and can be terminated prior to such date upon a material uncured breach by the other party.

The Industry

According to IMS Health, or IMS, approximately 4.4 billion pharmacy prescriptions were written and filled in the United States during 2011 — representing a retail value in excess of $417 billion. Based on the factors described below, HCCA expects drug utilization rates to continue to rise in the future. HCCA estimates that the current market opportunity for HCCA’s services in its industry is significant and growing due to the following factors:

•	Aging population. According to the U.S. Census Bureau, the U.S. population is expected to age rapidly through 2030, when 19.5% of the population will be over the age of 65, compared to 12.0% in 2000. Older Americans require more medications than their younger counterparts — often 20 to 40 prescriptions annually, according to the Centers for Medicare and Medicaid Services, or CMS. According to the Kaiser Family Foundation, or Kaiser, the number of prescriptions purchased in the U.S. increased 39% from 1999 to 2009, while the population only grew 9%. The increase in prescriptions due to an aging population is expected to drive demand for senior-focused clinical programs and benefit plans which will address the prescription drug needs of an aging population.
•	Rising drug prices. According to IMS, the U.S. pharmaceutical market is expected to grow at a 3% to 6% annual compound rate. Retail prescription prices have increased on average 3.6% annually between 2000 and 2009, according to Kaiser, a rate which is higher than the average inflation rate during that same period of 2.5%.
•	Health care reform. The health care reform law enacted in 2010 is estimated to provide drug coverage for an estimated 30-35 million people in the form of expanded Medicaid coverage, and this increases the PBM market by an estimated 20%, or $87.5 billion. In addition, the law may push more employers towards lower-cost prescription drug providers, which HCCA believes may create demand for transparent PBM products.
•	Generic pipeline. According to IMS, the generic share of the overall prescription drug market has increased from 67% in 2007 to 80% in 2011. Also according to IMS, over the next five years, $64 billion in branded drugs will come off patent in the U.S., fueling growth in the availability of generic equivalents. HCCA believes that this presents an opportunity for client cost savings and margin expansion for us. Generic drugs provide both immediate cost savings to the client and higher percent margins for HCCA’s business, despite the lower revenue.

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Competition

HCCA competes with numerous companies that provide the same or similar services. HCCA’s competitors range from large publicly traded companies to several small and privately-owned companies, which compete for a significant part of the market. The principal competitive factors are quality of service, scope of available services, and price. The ability to be competitive is influenced by HCCA’s ability to negotiate prices with pharmacies, drug manufacturers, and third party rebate administrators. Market share for PBM services in the United States is highly concentrated, with a few national firms, such as recently merged leaders SXC Health Solutions, Inc./Catalyst and Medco Health Solutions, Inc./Express Scripts, Inc., along with CVS Caremark Corporation, controlling a significant share of prescription volume. Much of the rest, however, is divided among a combination of small regional PBM’s and so-called “captive” PBM’s, or subsidiaries of larger healthcare or hospital organizations. All told, HCCA believes there are an estimated 40-50 PBM’s operating in the United States, from the large players down to the small regional ones.

In addition, the recent merger activity between Express Scripts, Inc. and Medco Health Solutions, Inc., and between SXC Health Solutions, Inc. and Catalyst Health Solutions, Inc. signals that there may be further consolidation of these larger firms. Most of HCCA’s competitors have been in existence for longer periods of time and are better established, and some of them also have broader public recognition and substantially greater financial and marketing resources. However, the constant move towards consolidation may have the likely effect of encouraging clients to seek an alternative to their incumbent plan, opening an opportunity for a flexible, transparent, and client-focused alternative.

HCCA’s ability to attract and retain customers is substantially dependent on HCCA’s capability to provide competitive pricing, efficient and accurate claims management, client and member services and related reporting, clinical management services, and consulting services.

Competitive Strengths

HCCA believes that the following competitive strengths are the keys to its success:

•	Benefit Management, Plan Design and Cost Control: HCCA first determines the base cost of services rendered by the incumbent PBM. From that point, HCCA overlays its known costs with the data from the client in order to model program cost, always in consideration of restrictions or guidelines the potential client may have built into their Request for Proposal (RFP) for the contract, such as use of certain pharmacies, name-brand/generic mix, etc. Finally, based on the final calculus of these costs and savings, HCCA passes on a sizeable portion of the reduced cost to the customer, while retaining the remainder as profit. By eliminating spread pricing practices used by other market participants, HCCA is able to outbid the competition while at the same time delivering its clients confidence in the fairness of its pricing.
•	Reinsurance: HCCA’s alliance with its reinsurance partners allows HCCA to guarantee savings and administer effective fixed cost plans. The reinsurance removes the risk of loss associated with HCCA’s guaranteed cost and fully-funded plans by stopping loss if drug spend is higher than HCCA projected. HCCA gives up some margin for this service, but eliminates the risk of loss.
•	Pharmacy Network: Through HCCA’s partner Argus, HCCA’s network features over 63,000 pharmacies nationwide, over 95% of pharmacies in the country. Argus processes claims on the level of the largest PBMs. Argus’ buying power allows HCCA to compete with much bigger PBMs, as it eliminates some of their price advantage when compared to HCCA. Due to these advantages, HCCA’s new clients experience a seamless transition to the plan, as it is accepted at nearly all pharmacies nationwide. When added to HCCA’s retail mail-order pharmacy, which provides steep discounts for customers while keeping all revenue in-house, HCCA’s network stands at a fairly equal footing with the largest PBM’s in the market. By exploiting this relationship, HCCA is able to deliver a higher degree of savings to its customers, and gain greater appeal in the contracting process due to the availability of the large network.
•	Price: HCCA’s partnership with Argus provides state-of-the-art electronic claims adjudication capabilities. Argus currently processes an aggregate of over 500 million pharmacy claims a year for a number of PBM providers. Due to this substantial market presence, it is generally able to negotiate drug prices far below that which PBM’s of comparable size to HCCA’s would otherwise be able to. Further, there are no fixed costs associated with this network, as all payments are set up on a per-prescription processed basis.
•	Unique and Innovative Programs:
o	Patient Empowerment Program (PEP): This voluntary clinical management program provides members with a cash incentive to try brand-to-generic substitutions and therapeutic brand alternatives. PEP provides a small but worthwhile cash payment for each switch from brand to generic.
o	Prescription Savings Card: HCCA’s prescription savings card program enables members and their families to realize savings of 15% to 75% on prescription drugs purchases through Argus’ nationwide network of over 64,000 retail pharmacies and HCCA’s mail-order retail pharmacy. This is a good marketing and promotion program.

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Business Strategy

HCCA seeks to continue its rapid growth as a lower-cost, high customer service prescription services provider in the United States. Broadly defined, HCCA’s basic strategies are to expand HCCA’s customer base geographically and within the government sector, while at the same time pursuing unique new applications of HCCA’s knowledge and technology to higher margin businesses that can continue to diversify and expand its overall revenue stream. HCCA’s primary strategies by product line are:

Existing Programs

•	Fully-Funded: Expand HCCA’s current base of customers through continued building and aggressive targeting of expiring PBM contracts, both directly with HCCA’s in-house sales force and through brokers. HCCA plans to continue to grow to include substantially more customers and believe there is ample opportunity to do so. With HCCA’s current revenues representing a fraction of one percent of the entire PBM market, and with HCCA’s current regional focus, there is substantial room for expansion both within the region and in the wider United States. HCCA’s marketing strategy includes continuing to build relationships with the broker and consultant community. These are the gatekeepers or main influencers for most employers’ benefit plans.
•	Self-Funded: Within the Self-Funded product line HCCA intends to follow a similar strategy of expansion within and outside the region and aggressive growth targeting as in the Fully-funded line. In general, Self-Funded clients are larger and the roll of the benefit consultant is very important. HCCA has established good working relationships with benefits consulting groups, and will continue to do so as a market strategy. HCCA’s direct sales force targets clients directly as well so that it is in the bidding process and receive requests for proposal.
•	Partnerships with Healthcare Management Companies: In early 2012, HCCA executed its first agreement with a regional health benefits provider, whereby it created a privately labeled PBM product. This first partnership gives HCCA a market opportunity to sell its private-label PBM product to up 425,000 members in the New York and New Jersey area. HCCA’s private-label product is the companion drug benefit program for clients that elect to include a drug benefit with their health benefits purchase. HCCA believes the potential for expansion of its business is substantial given this deal, and it has begun to sell this product to clients. The healthcare management company’s sales force works closely with HCCA on these sales. The total opportunity, should all clients of this initial healthcare management company elect to purchase its drug benefit product, would be approximately a billion dollars in annual revenue. HCCA’s business plan, however, includes only minor penetration into the initial healthcare management company’s customer base with 2013 reaching only between 1-2% of its members via its private-label product. HCCA believes it can be the PBM for other health benefits providers in the future and it is actively exploring other opportunities with firms like these.
•	RX Savings Solutions: The Savings Solutions line offers a unique opportunity for rapid growth and higher margins as compared to the core PBM product lines. HCCA will continue to move aggressively to apply the Savings Solutions’ generic-based model to larger customers.

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New and Future Programs

•	Long Term Care Pharmacy: HCCA plans to leverage its investments in our facilities and launch this program in 2014. Similar to HCCA’s mail order pharmacy, HCCA will provide prescriptions to Long Term Care facilities that do not have an in-house pharmacy. By applying institutional pharmaceutical knowledge and investment in specially-designed drug packaging machines, that distribute medications organized by patient and treatment schedule rather than by individual drug type, HCCA intends to apply our lower cost value proposition in its first health facility in 2014.
•	Worker’s Compensation: By applying the same basic techniques that have resulted in HCCA’s rapid growth in the traditional PBM sector, HCCA intends to expand into this specialized type of insurance in 2014. By essentially providing PBM services within this different structure, HCCA will open up a new market with wider margins and minimal need for regular customer support after the initial startup expense. HCCA’s client here is not an employer, but rather a worker’s compensation insurance company or self-insured workers’ compensation fund. These companies pay for worker claims related to injuries in the workplace, and HCCA believes it can offer similar savings to these companies, who are major drug buyers, as it does to its other clients.

Government Regulation

Various aspects of its business are governed by federal and state laws and regulations. Because sanctions may be imposed for violations of these laws, compliance is a significant operational requirement. HCCA believes that it is in substantial compliance with all existing legal requirements material to the operation of its business. There are, however, significant uncertainties involving the application of many of these legal requirements to its business. In addition, at any given time, there are numerous proposed health care laws and regulations at the federal and state levels, many of which could harm its business, results of operations, and financial condition. HCCA is unable to predict what additional federal or state legislation or regulatory initiatives may be enacted in the future relating to its business or the health care industry in general, or what effect any such legislation or regulations might have on HCCA. HCCA also cannot provide any assurance that federal or state governments will not impose additional restrictions or adopt interpretations of existing laws or regulations that could harm its business or financial performance.

Some of the state laws described below may be preempted in whole or in part by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, which provides for comprehensive federal regulation of employee benefit plans. However, the scope of ERISA preemption is uncertain given the extensive and sometimes conflicting court rulings addressing the topic. HCCA also provides services to certain clients, such as governmental entities, that are not subject to ERISA.

Federal Laws and Regulations Affecting HCCA

The following descriptions identify various federal laws and regulations that affect or may affect aspects of HCCA’s PBM business:

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Legislation and Litigation Affecting Drug Prices

Average wholesale price, or AWP, is a standard pricing metric published by third party data sources and currently used throughout the pharmacy benefits industry as the basis for determining drug pricing under contracts with clients, pharmacies, and pharmaceutical manufacturers. The calculation and reporting of AWP have been the subject of investigations by federal and state governments and litigation brought against pharmaceutical manufacturers, as well as data services that report AWP. HCCA is not responsible for calculations, reports or payments of AWP; however, such investigations or lawsuits could impact its business because many of its customer contracts, pharmaceutical purchase agreements, retail network contracts and other agreements use AWP as a pricing benchmark. In March 2009, a federal district court gave final approval to settlement of class action lawsuits brought against First DataBank, or FDB, and Medi-Span, two primary sources of AWP reporting. Under the terms of the settlement, FDB and Medi-Span agreed, among other things, to reduce the reported AWP of certain prescription drugs by four percent effective September 26, 2009. FDB and Medi-Span also announced that they would discontinue publishing AWP within two years of the settlement. On September 3, 2009, a federal appeals court rejected challenges to the settlements, clearing the way for the AWP reductions to take effect.

Changes such as these, as well as any changes proposed by the federal government and the states regarding the reimbursement for drugs by Medicaid and Medicare, could impact its pricing to customers and other payors and could impact its ability to negotiate discounts with manufacturers, wholesalers, or retail pharmacies.

Federal Anti-Kickback/Fraud and Abuse Laws

The federal Anti-Kickback Statute, or AKS, is a criminal law that prohibits, among other things, an individual or entity from knowingly or willfully paying or receiving, subject to certain statutory exceptions and regulatory safe harbors, any remuneration, directly or indirectly, intended to induce: (1) a referral for the furnishing of any item or service for which payment may be made in whole or in part under a federal health care program, including Medicare, Medicaid and the Tricare Program, or (2) the purchase, lease, order or the arranging for or recommending of the purchase, lease, or order of items or services for which payment may be made in whole or in part under federal health care programs. Penalties for violating the AKS may include imprisonment, criminal and civil fines, and exclusion from participation in the federally-funded health care programs.

The AKS has been interpreted broadly by courts, the U.S. Department of Health & Human Services, or HHS, Office of Inspector General, or OIG, the agency charged with the enforcement of the AKS, and other administrative bodies. Because of the statute’s broad scope and the limited statutory exceptions, the OIG has established certain regulatory safe harbors which, if fully met, should immunize the parties from liability under the AKS. For example, safe harbors exist for certain properly disclosed and reported discounts received from vendors, certain investment interests, certain properly disclosed payments made by vendors to group purchasing organizations, certain personal services arrangements, and certain discount and payment arrangements between PBMs and HMO risk contractors serving Medicaid and Medicare members. A practice that does not fall within an exception or a safe harbor is not necessarily unlawful, but may be subject to scrutiny and challenge. Some, though not all, court opinions interpreting the AKS have focused primarily on the law’s intent requirement and have held that an arrangement will violate the AKS if any one purpose of the arrangement is to induce referrals or purchases, even if the payments at issue are also intended for a legitimate purpose. Thus, a violation of the statute may occur even if only one purpose of a payment arrangement is to induce patient referrals or purchases of products or services that are reimbursed by federal health care programs. Among the practices that have been identified by the OIG as potentially improper under the statute are certain product conversion programs in which benefits are given by drug manufacturers to pharmacists or physicians for changing a prescription, or recommending or requesting such a change, from one drug to another. The AKS has been cited as a partial basis, along with state consumer protection laws discussed below, for investigations and multi-state settlements relating to financial incentives provided by drug manufacturers to retail pharmacies as well as to PBMs in connection with such programs.

In April 2003, the OIG published “Final OIG Compliance Program Guidance for Pharmaceutical Manufacturers” (the “Compliance Guidance”). The Compliance Guidance, which is directed toward pharmaceutical manufacturers, provides the OIG’s views on the fundamental elements of pharmaceutical manufacturer compliance programs. The Compliance Guidance also highlights several potentially risky arrangements for pharmaceutical manufacturers, including the provision of grants, “prebates” and “upfront payments” to PBMs to support disease management programs and therapeutic interchanges. In addition, the Compliance Guidance indicates that the provision of rebates or other payments to PBMs by pharmaceutical manufacturers may potentially trigger liability under the AKS if not properly structured and disclosed.

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The Health Care Reform Laws made two important clarifications that significantly strengthen the government’s ability to enforce the AKS. First, the Health Care Reform Laws clarified that a person need not have actual knowledge of or specific intent to violate the AKS. Second, the Health Care Reform Laws made clear that a claim resulting from an AKS violation constitutes a false claim under the federal False Claims Act, or FCA. The provision codifies what some federal district courts had already held and significantly heightens the civil penalties HCCA could face for any alleged AKS violation.

Additionally, it is a crime under the Public Contract Anti-Kickback Act, for any person to knowingly and willfully offer or provide any remuneration to a prime contractor to the United States, including a contractor servicing federally funded health programs, in order to obtain favorable treatment in a subcontract. Violators of this law also may be subject to civil monetary penalties.

HCCA believes that it is in substantial compliance with the legal requirements imposed by such anti-kickback laws and regulations. However, it cannot assure you that it will not be subject to scrutiny or challenge under such laws or regulations. Any such challenge could harm HCCA’s business, results of operations, financial condition or cash flows.

Federal Statutes Prohibiting False Claims

The FCA imposes liability for knowingly making or causing to be made false claims to the government, including federal health care programs such as Medicare and Medicaid. For example, potential false claims include claims for services not rendered, or claims that misrepresent actual services rendered in order to obtain higher reimbursement. Private individuals may bring qui tam or whistleblower lawsuits against providers under the FCA, which authorizes the payment of a portion of any recovery to the individual bringing suit. Such actions are initially required to be filed under seal pending their review by the Department of Justice. Federal district courts have interpreted the FCA as applying to claims for reimbursement that violate the AKS or federal physician self-referral law (commonly referred to as the “Stark Law”) under certain circumstances. The Health Care Reform Laws expanded false claims liability by clarifying that an AKS violation can be a predicate for a false claim under the FCA and by adding a provision that imposes FCA liability on an individual or entity that fails to make a timely return of any overpayments received from Medicare or Medicaid. The FCA generally provides for the imposition of civil penalties and for treble damages, resulting in the possibility of substantial financial penalties for small billing errors that are replicated in a large number of claims, as each individual claim could be deemed to be a separate violation of the FCA. Criminal provisions that are similar to the FCA provide that a corporation may be fined if it is convicted of presenting to any federal agency a claim or making a statement that it knows to be false, fictitious or fraudulent to any federal agency.

ERISA Regulation

ERISA regulates certain aspects of employee pension and health benefit plans, including self-funded corporate health plans. HCCA has agreements with self-funded corporate health plans to provide PBM services, and therefore, HCCA is a service provider to ERISA plans. ERISA imposes duties on any person or entity that is a fiduciary with respect to the ERISA plan. HCCA administers pharmacy benefits for ERISA plans in accordance with plan design choices made by the ERISA plan sponsors. HCCA do not believe that the general conduct of its business subjects HCCA to the fiduciary obligations set forth by ERISA, except to the extent HCCA has specifically contracted with an ERISA plan sponsor to accept fiduciary responsibility for the limited purpose of addressing benefit claims and appeals. However, HCCA cannot assure you that the U.S. Department of Labor, or DOL, which is the agency that enforces ERISA, or a private litigant would not assert that the fiduciary obligations imposed by ERISA apply to certain aspects of its operations.

Numerous lawsuits have been filed against various PBMs by private litigants, including Plan participants on behalf of an ERISA plan and by ERISA Plan sponsors, alleging that the PBMs are ERISA fiduciaries and that, in such capacity, they allegedly violated ERISA fiduciary duties in connection with certain business practices related to their respective contracts with retail pharmacy networks and/or pharmaceutical manufacturers.

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ERISA also imposes civil and criminal liability on service providers to health plans and certain other persons if certain forms of illegal remuneration are made or received. These provisions of ERISA are similar, but not identical, to the federal healthcare Anti-Kickback Statute discussed above. In particular, ERISA does not provide the statutory and regulatory safe harbor exceptions incorporated into the federal healthcare Anti-Kickback Statute. Like the health care anti-kickback laws, the corresponding provisions of ERISA are written broadly and their application to particular cases is often uncertain. HCCA has implemented policies regarding, among other things, disclosure to health plan sponsors with respect to any commissions paid by or to it that might fall within the scope of such provisions and, accordingly, believes that HCCA is in substantial compliance with any applicable provisions of ERISA. However, HCCA cannot assure you that its policies in this regard would be found by the DOL and potential private litigants to meet the requirements of ERISA.

In addition, the DOL has recently issued several regulations that impose new fee disclosure rules on certain ERISA plans and their service providers. Those regulations do not currently apply to self-funded corporate health plans and their service providers, but the DOL has held hearings to discuss extending them in the future. As a result, HCCA is not yet able to assess the effect the regulations may have on its business.

FDA Regulation

The U.S. Food and Drug Administration, or FDA, generally has authority to regulate drug promotional materials that are disseminated by or on behalf of a drug manufacturer. The FDA also may inspect facilities in connection with procedures implemented to effect recalls of prescription drugs.

In addition, the FDA has authority to require the submission and implementation of a risk evaluation and mitigation strategy, or REMS, if the FDA determines that that a REMS is necessary for the safe and effective marketing of a drug. To the extent HCCA dispenses products subject to REMS requirements or provide REMS services to a pharmaceutical manufacturer, HCCA is subject to audit by the pharmaceutical manufacturer.

Antitrust Regulation

Various federal and state antitrust laws regulate trade and commerce with the objective of protecting the competitive process. Thus, Section One of the Sherman Act prohibits agreements that unreasonably restrain competition; Section Two of the Sherman Act prohibits monopolization and attempts to monopolize; Section Seven of the Clayton Act prohibits mergers and acquisitions which may substantially lessen competition; and the Robinson-Patman Act prohibits discriminating in price among different customers in certain circumstances. The interpretation of these broadly-worded statutes is left for the courts, and there is often uncertainty concerning the application of the antitrust laws to specific business practices. Successful plaintiffs in federal antitrust actions are always entitled to recover treble damages, as well as their attorneys’ fees. (In addition, virtually all states have antitrust statutes analogous to the Sherman Act, often including automatic treble damages and attorneys’ fees.)

Numerous retail pharmacies in the U.S. have filed lawsuits against pharmaceutical manufacturers, drug wholesalers, and PBMs challenging certain branded drug pricing practices under federal and state antitrust laws. The complaints alleged, in part, that the manufacturers gave, and the PBMs accepted, rebates and discounts on purchases of brand name prescription drugs, in violation of the Robinson-Patman Act, and that the manufacturers, drug wholesalers, and PBMs conspired in violation of the Sherman Act not to provide similar rebates and discounts to the plaintiff retail pharmacies. Although the Sherman Act allegations have been resolved, often with substantial settlements, certain Robinson-Patman Act claims continue to be litigated. The plaintiffs seek unspecified monetary damages, including trebled damages, injunctive relief against the alleged price discrimination, and attorneys’ fees.

HCCA believes that it is in compliance with the legal requirements imposed by the antitrust laws. However, HCCA cannot assure you that it will not be subject to scrutiny or challenge under such laws. Any such challenge could harm its business, results of operations, financial condition, or cash flows.

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State Laws and Regulations Affecting HCCA

The following descriptions identify various state laws and regulations that affect or may affect aspects of its PBM business:

State Anti-Kickback/False Claims Laws

Many states have laws and/or regulations similar to the AKS and the FCA described above, while several others are currently considering passing or strengthening false claims laws. Such state laws are not necessarily limited to services or items for which government-funded health care program payments may be made. Such state laws may be broad enough to include improper payments made in connection with services or items that are paid by commercial payors. Penalties for violating these state anti-kickback and false claims laws may include, but are not limited to, injunction, imprisonment, criminal and civil fines and exclusion from participation in the state Medicaid programs. Additionally, under the Deficit Reduction Act of 2005, discussed in greater detail below, states are incentivized to pass broad false claims legislation similar to the FCA, and there has been activity in several states during the past several years to do so.

HCCA believes that it is in substantial compliance with the legal requirements imposed by such laws and regulations. However, HCCA cannot assure you that it will not be subject to scrutiny or challenge under such laws or regulations. Any such challenge could harm its business, results of operations, financial condition or cash flows.

State Consumer Protection Laws

Most states have enacted consumer protection and deceptive trade practices laws that generally prohibit payments and other broad categories of conduct deemed harmful to consumers. These statutes may be enforced by states and/or private litigants. Such laws have been and continue to be the basis for investigations, prosecutions, and settlements of PBMs, initiated by state prosecutors as well as by private litigants.

HCCA believes that it is in substantial compliance with the legal requirements imposed by such laws and regulations. However, HCCA cannot assure you that it will not be subject to scrutiny or challenge under one or more of these laws, or under similar consumer protection theories.

State Comprehensive PBM Regulation

Legislation directly regulating PBM activities in a comprehensive manner has been introduced in a number of states. In addition, legislation has been proposed in some states seeking to impose fiduciary obligations or disclosure requirements on PBMs. The District of Columbia has enacted a statute imposing fiduciary and disclosure obligations on PBMs. Similarly, both North Dakota and South Dakota have relatively comprehensive PBM laws that, among other things, increase financial transparency and regulate therapeutic interchange programs. Each state that enacts such legislation requires HCCA to adapt its operations in that state, which could harm HCCA.

Many states have licensure or registration laws governing certain types of ancillary health care organizations, including preferred provider organizations, third-party administrators, or TPAs, companies that provide utilization review services, and companies that engage in the practices of a pharmacy. The scope of these laws differs significantly from state to state, and the application of such laws to the activities of PBMs often is unclear.

In addition, certain quasi-regulatory organizations, including the National Association of Boards of Pharmacy and the National Association of Insurance Commissioners, or NAIC, have issued model regulations or may propose future regulations concerning PBMs and/or PBM activities, and the National Committee for Quality Assurance, or NCQA, the Utilization Review Accreditation Commission, or URAC, or other credentialing organizations may provide voluntary standards regarding PBM activities. In 2007, for example, URAC finalized PBM accreditation standards for PBMs serving the commercially insured market. While the actions of these quasi-regulatory organizations do not have the force of law, they may influence states to adopt their requirements or recommendations as well as influence customer requirements for PBM services. Moreover, any standards established by these organizations could also impact its health plan customers and/or the services HCCA provides to them.

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Network Access Legislation

A majority of states now have some form of legislation affecting its ability to limit access to a pharmacy provider network (“any willing provider” legislation), or removal of a network provider, (“due process” legislation). Such legislation may require HCCA or its clients to admit any retail pharmacy willing to meet the plan’s price and other terms for network participation, or may provide that a provider may not be removed from a network except in compliance with certain procedures. These statutes have not materially affected its business.

State Legislation Affecting Plan or Benefit Design

Some states have enacted legislation that prohibits certain types of managed care plan sponsors from implementing certain restrictive design features, and many states have legislation regulating various aspects of managed care plans, including provisions relating to the pharmacy benefits. For example, some states, under so-called freedom of choice legislation, provide that members of the plan may not be required to use network providers, but must instead be provided with benefits even if they choose to use non-network providers. Other states have enacted legislation purporting to prohibit health plans from offering members financial incentives for use of mail service pharmacies. Legislation has been introduced in some states to prohibit or restrict therapeutic intervention, to require coverage of all FDA-approved drugs or to require coverage for off-label uses of drugs where those uses are recognized in peer-reviewed medical journals or reference compendia. Other states mandate coverage of certain benefits or conditions and require health plan coverage of specific drugs, if deemed medically necessary by the prescribing physician. Such legislation does not generally apply to HCCA directly, but may apply to certain of its clients, such as HMOs and health insurers. If legislation were to become widely adopted, it could have the effect of limiting the economic benefits achievable through PBMs. This development could harm HCCA’s business, results of operations, financial condition or cash flows.

State Regulation of Financial Risk Plans

Fee-for-service prescription drug plans are generally not subject to financial regulation by the states. However, if a PBM offers to provide prescription drug coverage on a capitated basis or otherwise accepts material financial risk in providing the benefit, laws in various states may regulate the plan. Such laws may require that the party at risk establish reserves or otherwise demonstrate financial responsibility. Laws that may apply in such cases include insurance laws, HMO laws or limited prepaid health service plan laws. Currently, HCCA does not believe that its PBM business incurs financial risk of the type subject to such regulation. However, if HCCA chooses to become a regional PDP for the Medicare outpatient prescription drug benefit at some time in the future, HCCA would need to comply with state laws governing risk-bearing entities in the states where HCCA operate a PDP.

State Discount Drug Card Regulation

Numerous states have laws and/or regulations regulating the selling, marketing, promoting, advertising or distributing of commercial discount drug cards for cash purchases. Such laws and regulations provide, generally, that any person may bring an action for damages or seek an injunction for violations. HCCA administers a limited commercial discount drug card program that HCCA does not consider material to its business. HCCA believes its administration of the commercial discount drug card program is in compliance with various state laws. However, HCCA cannot assure you that the existence of such laws will not materially impact its ability to offer certain new commercial products and/or services in the future.

Combined Federal and State Laws, Regulations and Other Standards Affecting HCCA

Certain aspects of its PBM business are or may be affected by bodies of law that exist at both the federal and state levels and by other standard setting entities. Among these are the following:

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Pharmacy Licensure and Regulation

HCCA is subject to state and federal statutes and regulations governing the operation of mail service pharmacies and the dispensing of controlled substances. The practice of pharmacy is generally regulated at the state level by state boards of pharmacy. Each of its pharmacies must be licensed in the state in which HCCA is located. Also, many of the states where HCCA delivers pharmaceuticals, including controlled substances, have laws and regulations that require out-of-state mail service pharmacies, such as HCCA, to register with that state’s board of pharmacy or similar regulatory body. Federal statutes and regulations govern the labeling, packaging, advertising and adulteration of prescription drugs and the dispensing of controlled substances. Federal controlled substance laws require HCCA to register its pharmacies with the United States Drug Enforcement Administration and to comply with security, record keeping, inventory control and labeling standards in order to dispense controlled substances. HCCA is also subject to certain federal and state laws affecting Internet-based pharmacies because HCCA dispense prescription drugs pursuant to refill orders received through its Internet websites, among other methods. Several states have proposed new laws to regulate Internet-based pharmacies, and federal regulation of Internet-based pharmacies by the FDA or another federal agency has also been proposed. Other statutes and regulations may affect its mail service operations. For example, the Federal Trade Commission, or FTC, requires mail service sellers of goods generally to engage in truthful advertising, to stock a reasonable supply of the products to be sold, to fill mail service orders within thirty days and to provide clients with refunds when appropriate. In addition, the United States Postal Service has statutory authority to restrict the transmission of drugs and medicines through the mail. Its pharmacists are subject to state regulation of the profession of pharmacy and employees engaged in a professional practice must satisfy applicable state licensing requirements.

Privacy and Confidentiality Legislation

Its activities involve the receipt, use and disclosure of confidential health information, including disclosure of the confidential information to a customer’s health benefit plan, as permitted in accordance with applicable federal and state privacy laws. In addition, HCCA use and disclose data that was identifying information removed for analytical and other purposes. Many state laws restrict the use and disclosure of confidential medical information, and similar new legislative and regulatory initiatives are underway at the state and federal level. To date, no such laws presently have adversely impacted its ability to provide its services, but HCCA cannot assure you that federal or state governments will not enact such legislation, impose restrictions or adopt interpretations of existing laws that could harm its business, results of operations, financial condition or cash flows.

The Health Insurance Portability and Accountability Act of 1996 and the regulations issued thereunder (collectively “HIPAA”) impose extensive requirements on the way in which health plans, healthcare providers that engage in certain electronic financial and administrative transactions covered by HIPAA, and healthcare clearinghouses (known as “covered entities”) and the persons or entities that use or disclose protected health information, or PHI, to provide services to covered entities or to perform functions on their behalf (known as “business associates”), use, disclose and safeguard PHI, including requirements to protect the integrity, availability and confidentiality of electronic PHI. Many of these obligations were expanded under the Health Information Technology for Economic and Clinic Health Act (the “HITECH Act”), passed as part of the American Recovery and Reinvestment Act of 2009.

The final privacy regulations, which is referred to as the Privacy Rule, issued by the Office for Civil Rights, or OCR, of HHS pursuant to HIPAA, give individuals the right to know how their PHI is used and disclosed, as well as the right to access, amend and obtain information concerning certain disclosures of PHI. Covered entities, such as pharmacies and health plans, are required to provide a written Notice of Privacy Practices to individuals that describes how the entity uses and discloses PHI, and how individuals may exercise their rights with respect to their PHI. For most uses and disclosures of PHI other than for treatment, payment, healthcare operations and certain public policy purposes, HIPAA generally requires that covered entities obtain a valid written individual authorization. In most cases, use or disclosure of PHI must be limited to the minimum necessary to achieve the purpose of the use or disclosure.

HCCA is a covered entity under HIPAA in connection with its operation of a mail service pharmacy.

In connection with its other activities that require access to PHI, HCCA is not considered a covered entity. However, its health plan clients and pharmacy customers are covered entities, and are required to enter into business associate agreements with vendors, such as PBMs, that perform a function or activity for the covered entity that involves the use or disclosure of individually identifiable health information. The business associate agreements mandated by the Privacy Rule create a contractual obligation for the business associate to perform its duties for the covered entity in compliance with the Privacy Rule. Effective February 17, 2010, the HITECH Act created a statutory obligation for HCCA, when HCCA acts as a business associate, to satisfy certain aspects of the Privacy Rule and the final HIPAA security regulations.

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If HCCA fails to comply with HIPAA or its policies and procedures are not sufficient to prevent the unauthorized disclosure of PHI, HCCA could be subject to liability, fines and lawsuits under federal and state privacy laws, consumer protection statutes and other laws. Criminal penalties and civil sanctions may be imposed for failing to comply with HIPAA standards either as a covered entity or business associate, and these penalties and sanctions have significantly increased under the HITECH Act. In February 2011, OCR, the agency responsible for enforcing HIPAA and HITECH, issued the first civil monetary penalty ever imposed for a covered entity’s violation of the HIPAA Privacy Rule. Additionally, the HITECH Act requires OCR to conduct periodic compliance audits. Continued enforcement actions are likely to occur in the future. Furthermore, HITECH provides authority to state attorney generals to bring actions in federal court for violations of HIPAA on behalf of state residents harmed by such violations.

The final transactions and code sets regulation (the “Transaction Rule”) promulgated under HIPAA requires that all covered entities that engage in certain electronic transactions use standardized formats and code sets. HCCA, in its role as a business associate of a covered entity, must conduct such transactions in accordance with the Transaction Rule. HHS promulgated a National Provider Identifiers, or NPI, Final Rule which requires health plans to utilize NPIs in all Standard Transactions. NPIs replaced National Association of Boards of Pharmacy numbers for pharmacies, Drug Enforcement Agency numbers for physicians and similar identifiers for other health care providers for purposes of identifying providers in connection with HIPAA standard transactions. HCCA has undertaken the necessary arrangements to ensure that its standard transactions remain compliant with the Transaction Rule subsequent to the implementation of the NPI Final Rule.

The final security regulations (the “Security Rule”) issued pursuant to HIPAA mandate the use of administrative, physical, and technical safeguards to protect the confidentiality of electronic PHI. As with the other two rules issued pursuant to HIPAA, the Security Rule applies to covered entities, and certain aspects of the Security Rule also apply to business associates. HCCA has made the necessary arrangements to ensure compliance with the Security Rule for all aspects of its business.

HCCA must also comply with the “breach notification” regulations, which implement provisions of the HITECH Act. Under these regulations, covered entities must promptly notify affected individuals and the HHS Secretary in the case of a breach of “unsecured PHI,” as well as the media in cases where a breach affects more than 500 individuals. Breaches affecting fewer than 500 individuals must be reported to the HHS Secretary on an annual basis. The regulations also require business associates of covered entities to notify the covered entity of breaches at or by the business associate. HCCA has taken and continues to take reasonable steps to reduce the amount of unsecured PHI HCCA handles.

In addition, final regulations governing a covered entity’s obligation to provide are available upon individual request. A recently released proposed rule, if finalized, would require covered entities to develop systems to monitor which of their employees’ and business associates’ access an individual’s electronic PHI, at what time and date access occurs, and the action taken during the access session (e.g., modification, deletion, viewing). The proposed rule would also require information on access to electronic designated record sets held by business associates. The proposed regulations could impose significant burdens on covered entities and business associates that result from having to take reports generated for internal purposes and modify them for disclosure to patients or health plan enrollees.

While new and future legal interpretations could alter its assessment of its efforts to comply with provisions of HIPAA, the HITECH Act, and the Health Care Reform Laws that govern the privacy, security and standardization of health care information and transactions, HCCA currently believes that compliance with these legal authorities should not harm its business operations.

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Pursuant to HIPAA, state laws that are more protective of PHI are not pre-empted. Therefore, to the extent states continue to enact more protective legislation, HCCA could be required to make significant changes to its business operations.

Independent of any regulatory restrictions, individual health plan clients could increase limitations on their use of medical information, which could prevent HCCA from offering certain services.

The Health Care Reform Laws

On March 23, 2010, the President of the United States signed into law the most comprehensive change to America’s healthcare system in decades. The Health Care Reform Laws contain a variety of provisions that could have a significant impact on HCCA and its customers. The Health Care Reform Laws provide the opportunity for significant expansion of HCCA’s PBM activities. These potential benefits are the result of an expected increase in the number of individuals with health insurance and the potential increase in demand for pharmaceutical products and services.

However, the Health Care Reform Laws also present great uncertainty for HCCA and potential risks to its operations and financial success. The Health Care Reform Laws contain many provisions intended to reduce the government’s healthcare costs through reimbursement reductions, alternative payment methods, and ongoing studies of healthcare reimbursement systems. For example, the Health Care Reform Laws establish the Independent Payment Advisory Board, or IPAB, which is designed to make proposals as early as 2014 to reduce the per capita rate of growth in Medicare spending in years when that growth exceeds established targets. Another potential source of reimbursement uncertainty is the newly established Center for Medicare and Medicaid Innovation, or CMMI, which is designed to test the cost-cutting efficacy of innovative payment service delivery systems through demonstration projects. These types of provisions could have a significant impact on the profitability of HCCA and its customers, particularly because of the unpredictability of the proposals that could be generated by the IPAB and the CMMI.

The Health Care Reform Laws also require PBMs to disclose certain information, including discounts and rebates obtained from pharmaceutical manufacturers, to PDP or MA-PD plan sponsors or qualified health benefits plans offered through an exchange. In addition, the Health Care Reform Laws change the calculation of Medicaid rebates in a way that could increase or decrease pharmaceutical manufacturers’ incentive to provide discounts and rebates to PBMs. These changes could have a negative impact on HCCA’s revenues or business model. Additionally, the Health Care Reform Laws expand existing fraud and abuse provisions and significantly increase the resources available to the federal government to pursue fraud and abuse issues, which could expose HCCA to greater scrutiny and possibly significant financial liability. For example, the Health Care Reform Laws extend the treble damages available for violations of the FCA to violations relating to the state-based health insurance exchanges created by the Health Care Reform Laws. Moreover, the Health Care Reform Laws establish new civil monetary penalties: $15,000 daily for failure to grant timely access to the OIG for the purposes of audits or investigations and $50,000 for each false record or statement knowingly submitted or caused to be submitted for payment of items furnished under a federal health care program. As a result, HCCA may be forced to expend greater resources on monitoring and compliance programs and legal fees. Similarly, its customers may be subject to greater scrutiny and financial liability, which could indirectly put pressure on its financial relationships with those customers.

Aside from particular provisions of the Health Care Reform Laws, there is significant uncertainty about the implementation of the Health Care Reform Laws, likely through hundreds of new regulations, guidance documents, and other policy statements that could result in significant changes to its business model and the healthcare economy as a whole.

Political developments also continue to contribute to the uncertainty surrounding implementation of the Health Care Reform Laws. The Health Care Reform Laws will likely play an important role in the November 2012 elections, results of which may affect the timing, manner, and predictability of the Health Care Reform Laws’ regulatory implementation. The resulting unpredictability creates significant uncertainty for HCCA and its customers about the structure and regulatory environment of the healthcare market and future revenue sources.

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Future Regulation

HCCA is unable to predict accurately what, if any, additional federal or state legislation or regulatory initiatives may be enacted in the future relating to its businesses or the health care industry in general, or what effect any such legislation or regulations might have on it. For example, the federal government and several state governments have considered the Patients’ Bill of Rights and other similar legislation aimed primarily at improving quality of care provided to individuals in managed care plans. Some of the initiatives would provide greater access to drugs not included on health plan formularies, giving participants the right to sue their health plan for malpractice, and mandating an appeals or grievance process. HCCA cannot assure you that federal or state governments will not impose additional restrictions, via a Patients’ Bill of Rights or otherwise, or adopt interpretations of existing laws that could harm its business, results of operations, financial condition or cash flows.

Employees

As of December 31, 2012, HCCA had 52 employees, primarily located in Denville, New Jersey, who work full time for us. HCCA has never had a work stoppage. HCCA’s personnel are not represented by any collective bargaining unit and are not unionized. HCCA considers its relations with its personnel to be good. HCCA’s future success will depend, in part, on its ability to continue to attract, retain, and motivate highly qualified technical and managerial personnel, for whom competition is intense.

Customers

As of December 31, 2012, HCCA had 64 customers. In 2012, no single customer accounted for 10% or more of HCCA’s revenue. Only one customer accounted for more than 10% of 2011 revenue. This customer was the Middlesex County in New Jersey, representing 64% of revenue in 2011. Middlesex County was not a customer of HCCA in 2012. HCCA expects customer concentration, measured as the percent of total annual revenue that a single customer represents, to lessen even further over time as more customers contract with it.

HCCA’s customer base is drawn from several sources. In the fully-funded line, HCCA clients tend to be smaller private employers and school boards, with anywhere from 15-700 members each. HCCA’s self-funded line is generally made up of larger government organizations and trade unions, with an increasing trend towards acquiring the business of larger and higher echelon governmental organizations. For RX Savings Solutions, HCCA’s current customer base consists of very small companies and partnerships, with an upcoming shift to community-based healthcare programs. As HCCA grows new product lines, it will be expanding to reach certain types of clinics, nursing facilities, and worker’s insurance.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Healthcare Corporation of America is a rapidly growing Pharmacy Benefit Manager, or PBM. Its mission is to reduce prescription drug costs for clients while improving the quality of care. HCCA administers prescription drug benefits programs for employers who contract with HCCA directly in order to provide this component of healthcare benefits to their employees. It also is the PBM for healthcare management companies who partner with HCCA in order to provide prescription drug benefits along with their core offering, other health benefits products, to their clients.

Restatement, Reclassification and Guidance

On May 9, 2013, we issued a Current Report on Form 8-K announcing that our Board of Directors, after consultation with, and upon recommendation from, our management, concluded the previously issued audited financial statements for the years ended December 31, 2011 and 2012 for HCCA, which Selway recently acquired and which is currently Selway’s subsidiary, should no longer be relied upon and that disclosure should be made, and action should be taken, to prevent future reliance on such financial statements. For a description of the basis for the Board’s determination, please see our Current Report on Form 8-K dated May 9, 2013, which description is incorporated by reference herein.

Our officers discussed the foregoing matters with our current independent registered public accounting firm, Thomas J. Harris, Certified Public Accountant, which was the auditor of HCCA’s financial statements. The Board of Directors authorized and directed that our officers take the appropriate and necessary actions to amend and restate the original Form 8-K filed on April 16, 2013, pursuant to which HCCA’s financial statements were filed with the SEC. The restated financial statements reflecting the foregoing corrections are attached herein as Exhibits 99.1 and 99.2 to this Amendment.

The restated financial statements also include certain reclassifications related to revenue and cost of sales for the fiscal years ended December 31, 2011 and 2012. We previously disclosed in our Current Reports on Form 8-K filed on March 25, 2013 and April 16, 2013 HCCA’s practice of recognizing revenue from rebates as well as from its mail order pharmacy business. HCCA has reclassified these figures as decreases to cost of sales, with the exception of co-pays from members who order from its mail order facility. There is no impact on gross profit, nor is there an impact on operating expenses related to this reclassification. We believe this classification for revenues and cost of sales represents the practice of some of our largest competitors, including Catamaran.

Given the reclassification of certain revenues and cost of sales as described above, and given that these practices are now implemented in terms of HCCA’s revenue recognition, HCCA is reconciling its guidance to these practices. These changes in classification have no impact on HCCA’s gross profit, nor do they impact operating expenses. The table below reflects changes due to the restatement and reclassification on HCCA’s audited financial statements for the fiscal year ended December 31, 2012 and HCCA’s guidance for 2013.

(in $ million)	2012			Guidance 2013
	Restated and Reclassified	Restated (without Reclassification)	Original	Reclassified	Original
Revenue	$28.7	$37.4	$38.4	$61.7	$81.3

Cost of Sales	$24.1	$32.8	$31.7

Gross Profit	$4.6	$4.6	$6.8

Merger of HCCA and Selway Capital Acquisition Corporation

On January 25, 2013, an Agreement and Plan of Merger (the “Agreement”) was entered into by and among Selway, Selway Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Selway (“Merger Sub”), HCCA, PCA, Gary Sekulski, as the representative of the stockholders of HCCA, and Edmundo Gonzalez, as Selway’s representative. On April 10, 2013 (the “Closing Date”), the Merger and other transactions contemplated by the Agreement closed.

Pursuant to the Agreement, Merger Sub merged with and into HCCA, resulting in HCCA becoming a wholly owned subsidiary of Selway. PCA and PCA Benefits, Inc., a dormant entity, remain wholly owned subsidiaries of HCCA.

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Holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the Merger had each of their shares of common stock of HCCA converted into the right to receive: (i) a proportional amount of 5,200,000 shares of Selway Series C common stock and promissory notes with an aggregate face value of $7,500,000 (collectively, the “Closing Payment”); plus (ii) a proportional amount of up to 2,800,000 shares of Selway common stock, if any, (the “Earnout Payment Shares”) issuable upon the combined company achieving certain consolidated gross revenue thresholds as more fully described below; plus (iii) the right to receive a proportional amount of the proceeds from the exercise of certain warrants being issued to Selway Capital Holdings, LLC, a Delaware limited liability company, Selway’s sponsor, as more fully described below. A portion of the Closing Payment (520,000 shares and promissory notes with an aggregate face value of $750,000) is being held in escrow for a period of 12 months following the Merger to satisfy indemnification obligations of the HCCA, if any, as more fully described below. The promissory notes included in the Closing Payment are non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The notes will be repaid from 75% of 25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

The Earnout Payment Shares, if any, will be issued as follows: (i) 1,400,000 shares if the combined company achieves consolidated gross revenue of $150,000,000 for the twelve months ended March 31, 2014 or June 30, 2014; and (ii) 1,400,000 shares if the combined company achieves consolidated gross revenue of $300,000,000 for the twelve months ended March 31, 2015 or June 30, 2015. In the event the combined company does not achieve the first earnout threshold, but does achieve the second earnout threshold, then all of the Earnout Payment Shares shall be issued. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Earnout Payment Shares not previously paid out shall be issued immediately prior to such transaction. If, prior to achieving either earnout threshold the combined company acquires another business in exchange for its equity or debt securities, then any remaining earnout thresholds may be adjusted by the independent members of the combined company’s board of directors in their sole discretion.

In addition at the time of the Merger certain members of HCCA’s management received an aggregate of 1,500,000 shares of Selway common stock , which shares were placed in Escrow to be released in three equal installments of 500,000 shares on each of September 30, 2013, June 30, 2014 and June 30, 2015. During the second quarter of 2013, HCCA expects to record a one-time charge reflecting the estimated market value of these shares at the time of their issuance. This one time charge is estimated to be up to $12 million.

In connection with a bridge financing (the “Bridge Financing”) completed by the HCCA in September 2012, HCCA issued 59.25 units, each unit consisting of 10,000 preferred shares and a promissory note with a face value of $100,000. At the time of the Merger, holders of all of the issued and outstanding shares of preferred stock of HCCA, by virtue of the Merger, had each of their shares of preferred stock of HCCA converted into the right to receive a proportional amount of 592,500 shares of Selway Series C common stock and warrants to purchase 296,250 shares of Selway Series C common stock. In accordance with the terms of the promissory notes issued in the Bridge Financing, at the time of the Merger, notes in the aggregate amount of $3,159,591.78 (including principal and interest accrued to date) were converted into 315,959 shares of Selway Series C common stock and notes in the aggregate principal amount of $3,025,000 were repaid in full.

In conjunction with the merger of Merger Sub into HCCA:

•	Selway entered into exchange agreements with three beneficial holders of HCCA’s beneficial bridge loan who were also beneficial holders of greater than 5% of Selway’s Series A common stock. Pursuant to the exchange agreements, such holders converted an aggregate of 281,554 shares of Selway’s Series A common stock to Selway’s Series C common stock. In conjunction with the exchange, such holders were repaid bridge notes in the aggregate principal amount of $3,025,000.

•	Selway entered into exchange agreements with 3 beneficial holders of greater than 5% of Selway’s Series A common stock. Pursuant to the exchange agreements, such holders converted an aggregate of 878,481 shares of Selway’s Series A common stock to Selway’s Series C common stock and received $3.53 per share of Series A common stock exchanged, or an aggregate of $3,101,037.93.

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•	An aggregate of $11,948,360.50 was released from Selway’s trust account, reflecting the number of shares of Series A common stock that were converted into Series C common stock, of which $232,007 was paid to the underwriters from Selway’s initial public offering.

•	The placement warrants held by Selway’s founders were converted into the right to receive: (i) an aggregate of 100,000 shares of Selway common stock; and (ii) warrants to purchase an aggregate of 1,000,000 shares of Selway common stock at an exercise price of $10.00 per share. The proceeds from the exercise of the exchange warrants will be paid: (i) 75% to the holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the merger; and (ii) 25% to certain members of HCCA management. The exchange warrants are only exercisable for cash, may not be exercised on a cashless basis, and must be exercised if the closing price for the combined company’s common stock exceeds $12.00 per share for 20 trading days in any 30-trading-day period.

Selway also paid Chardan Capital Markets LLC the following in consideration of its services in connection with the transactions described above:

•	Five percent of all equity consideration issued in the transaction.

•	Promissory notes having an aggregate principal amount of five percent of all promissory notes issued in connection with the transaction, on the same terms and conditions as the promissory notes issued in the transaction.

In addition, HCCA waived the condition to closing that a revolving credit facility in the aggregate amount of $5 million be in place at closing. Such facility subsequently closed on April 11, 2013 and is described under “Liquidity and Capital Resources” below.

Following the transactions described above, none of Selway’s Series A shares and Units were outstanding and there were 839,965 shares of Selway’s Series B shares issued and outstanding, 9,703,494 shares of Selway’s Series C shares issued and outstanding, 2,296,250 public warrants issued and outstanding, warrants to purchase 1,000,000 shares of Selway common stock owned by the pre-initial public offering stockholders of Selway, and unit purchase options exercisable for 100,000 shares of Selway common stock and warrants to purchase 100,000 shares of Selway common stock.

The following table provides a reconciliation for each series of common stock for all issuances and cancellations in connection with the transactions described above:

Transaction (Holder)	Number of Shares
Series A Shares
Series A Shares Outstanding Prior to Merger	2,000,000
Series A Shares converted to Series B Shares	(839,965)
Series A Shares cancelled and converted to Series C Shares
Steve Oliveira	(499,000)
Wolfson Group	(165,049)
Bulldog Investors	(495,986)
(1,160,035)
Total Series A Shares cancelled in connection with the Merger	(2,000,000)
Series A Shares Outstanding Post-Merger	-

Series B Shares
Series B Shares Outstanding Prior to Merger	-
Series B Shares issued upon conversion of Series A Shares in the Merger	839,965
Series B Shares Outstanding Post-Merger	839,965

Series C Shares
Series C Shares Outstanding Prior to Merger	500,000
Series C Shares issued upon conversion of Series A Shares in Merger	1,160,035
Series C Shares issued upon cancellation of Founder Warrants	100,000
Series C Shares issued as consideration in the Merger	5,200,000
Series C Shares issued as Management Incentive Shares	1,500,000
Series C Shares issued to Chardan Capital for Advisory Services	335,000
Series C Shares issued to the Bridge Financing Noteholders	908,459
Total Series C Shares issued in connection with the Merger	9,203,494
Series C Shares Outstanding Post-Merger	9,703,494

Total Shares of Common Stock Post-Merger (All Series)	10,543,459

New Client Acquisition and Launch of Partnership with Healthcare Management Companies

HCCA continued to grow rapidly in the three months ended March 31, 2013. The acquisition of new clients caused HCCA’s revenue to increase from $8.08 million in the fourth quarter of 2012 to $11.96 million in the first quarter of 2013. During the three months ended March 31, 2013, HCCA added 9 new customers with estimated annual revenues of approximately $9 million and lost one customer with estimated annual revenues of $400,000.

In the fiscal year ended December 31, 2012, the acquisition of new clients caused HCCA’s revenue to increase from $24.9 million in 2011 to $28.7 million in 2012. As HCCA’s name brand and track record became more established in 2012, HCCA’s sales forces received more requests for proposals, which were often for more sizable clients versus what HCCA experienced in 2011. Through HCCA’s direct sales efforts, HCCA secured East Orange Board of Education with annual revenue of over $4.7 million and Marlboro Township Board of Education with annual revenue of over $2.0 million in 2012, of which $1.9 million and $1.0 million, respectively, were recognized in 2012.

HCCA expects to continue winning new contracts with at least a similar pace to the past twelve months, and with these wins, HCCA’s recognized revenue is also expected to increase as new clients begin to implement its products. Given HCCA’s current book of business and short term pipeline, HCCA expects its 2013 revenue to at least double that of 2012.

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Self-funded business

The growth in HCCA’s self-funded business in 2012 and the first quarter of 2013 was largely driven by the commencement of HCCA’s partnership in 2012 with a third-party healthcare management company. HCCA has created a private-label version of its core product specifically for its members. During the three months ended March 31, 2013, HCCA added 6 customers with approximately $5.6 million of annual revenue from this partnership.

HCCA’s self-funded business also drove growth in 2012. The annual value of new contracts won in HCCA’s self-funded business grew by $15.1 million in 2012. Approximately half of the self-funded contracts won in 2012 started or will start in first months of 2013.

Fully-funded business

During the three months ended March 31, 2013, HCCA’s fully-funded business added 3 customers with approximately $3.4 million of annual revenues. The annual value of new contracts won in 2012 in HCCA’s fully-funded business grew by $17 million.

Consolidated Statement of Operations, Unaudited, for the Three Months Ended March 31, 2013 and 2012

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2013
Sales	$5,677,089	$11,761,723
Cost of Sales	4,767,120	10,605,500

Gross Profit	909,969	1,356,223

General and administrative expenses:
General and Administrative Expenses	1,282,154	2,843,888
Income/(Loss) from operations	(372,185)	(1,487,665)

Other income (expense):
Interest income	-	84
Interest (expense)	(6,179)	(407,891)
Other (expense)	(2,915)
Income/(Loss) before taxes	(381,279)	(1,895,472)

Provision/(credit) for taxes on income	-	-
Net Income/(Loss)	$(381,279)	$(1,895,472)

Basic earnings/(loss) per common share	$(0.01)	$(0.05)

Weighted average number of shares outstanding	38,939,909	40,250,009

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Consolidated Statement of Operations, Audited, for the Years Ended December 31, 2012 and 2011

	Year Ended December 31, 2011	Year Ended December 31, 2012
Sales	$24,928,065	$28,663,284
Cost of Sales	23,919,518	24,068,906

Gross Profit	1,008,547	4,594,378

General and administrative expenses:
General and Administrative Expenses	4,881,264	7,299,603
Income/(Loss) from operations	(2,061,927)	(548,695)

Other income (expense):
Interest income	-	1,017
Interest (expense)	(8,274)	(634,319)
Other (expense)	-	(6,984)
Income/(Loss) before taxes	(3,880,991)	(3,345,511)

Provision/(credit) for taxes on income	-	-
Net Income/(Loss)	$(3,880,991)	$(3,345,511)

Basic earnings/(loss) per common share	$(0.10)	$(0.09)

Weighted average number of shares outstanding	37,879,809	38,939,909

Results of Operations

THREE MONTHS ENDED MARCH 31, 2013 COMPARED TO THREE MONTHS ENDED MARCH 31, 2012

Revenue

HCCA’s revenue includes revenues earned on its fully funded and self- funded plans. Revenue for the three months ended March 31, 2013 was $11,961,723, an increase of $6,284,634, or 107%, as compared to revenue of $5,677,089 for the first quarter of 2012. The increase was primarily attributable to significant growth in HCCA’s core PBM business (Fully-Funded and Self-Funded). HCCA’s revenue is based on contracts that generally last for one year and are billed on a monthly basis. Revenue is recognized as the products and services are delivered to members (typically employees of the client).

Cost of Revenue

Cost of revenue for the three months ended March 31, 2013 was $10,605,500, an increase of $5,838,380 or 122%, as compared to $4,767,120 for the three months ended March 31, 2012. The increase was primarily attributable to HCCA’s growth in its core business.

HCCA’s cost of revenue for its PBM business derives from the cost of claims related to its clients. All claims are adjudicated via the Argus system. Cost of claims includes the cost of drugs dispensed and charged by pharmacies servicing HCCA’s members and an administrative fee charged by Argus. The cost of claims relating to HCCA’s mail order pharmacy which currently services our members exclusively comes from the cost of each individual drug as set by the manufacturer. HCCA’s mail order pharmacy purchases drugs from various suppliers, who are mainly drug wholesalers.

Rebates received from pharmaceutical manufacturers are recorded as reduction of cost of revenues, and the portion of the rebate payable to customers is treated as reduction of revenues.

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Gross Profit

HCCA’s gross profit increased from $909,969 in the three months ended March 31, 2012 to $1,356,223 in the three months ended March 31, 2013. Gross margin declined from 16% in the three months ended March 31, 2012 to 11.3% in the three months ended March 31, 2013. The decrease in gross margin is primarily attributable to the increase in the self-funded plans sold by HCCA’s third party partner, which are less profitable than the fully funded plans.

SG&A Costs

HCCA’s SG&A costs totaled $2,843,888 in the three months ended March 31, 2013 compared to $1,282,154 in the three months ended March 31, 2012, representing an increase of 122%. SG&A costs derive primarily from Wages and Stock Based Compensation Costs, which represented 47% of SG&A in the three months ended March 31, 2013, and from commissions on sales to HCCA’s sales forces as well as to certain brokers that bring HCCA business, which together totaled 16% of SG&A in the first quarter of 2013. The increase in SG&A costs is primarily attributable to an increase in the number of the company’s employees that were over the last year to support the growth of the business. Increased commissions to salespersons and brokers, as more business was booked in the three months ended March 31, 2013 versus the same period in 2012 also contributed to the increase in SG&A. Lastly, during the three months ended March 31, 2013 HCCA incurred substantial legal costs in connection with its legal claim against Data Rx Management, Inc., a former claims adjudicator, which also contributed to increased SG&A.

Depreciation

Depreciation for the three months ended March 31, 2013 was $74,693, an increase of $23,265, or 45%, as compared to $51,428 for the three months ended March 31, 2012. The increase was primarily attributable to depreciation of more furniture, fixtures and equipment. HCCA also expanded its facilities at its headquarters in Denville, New Jersey, in 2012, and the increased amount of property and equipment gave rise to increased depreciation. HCCA’s depreciated assets consist of furniture and fixtures as well as some equipment in HCCA’s Mail Order Pharmacy. HCCA depreciates assets based on the useful life of the asset using the straight line method.

Interest Income and Expense and Other Expense, net

Interest income and expense and other expenses for the three months ended March 31, 2013 totaled $407,807, an increase of $398,713 as compared to an expense of $9,094 for the three months ended March 31, 2012. The increase was primarily attributable to the Bridge Financing, which the Company consummated on September 19, 2012, and which created debt of $5,925,000. This is shown on the Balance Sheet as a Note Payable of $4,947,613, Warrant Liability of $518,587 and Redeemable Preferred Stock of $458,800. HCCA incurred $689,264 in offering expenses related to the bridge loan, and these expenses are being amortized over the life of the loan. Interest Expense of $407,891 shown on the Income Statement is a combination of actual interest on the bridge loan plus amortization of the capitalized offering expenses as well as interest expenses incurred on the capital leases. As discussed above, the Bridge Financing was repaid in full in April 2013.

YEAR ENDED DECEMBER 31, 2012 COMPARED TO YEAR ENDED DECEMBER 31, 2011

Revenue

Revenue for the fiscal year ended December 31, 2012 was $28,663,284, an increase of $3,735,219, or 15%, as compared to revenue of $24,928,065 for the fiscal year ended December 31, 2011. The increase was primarily attributable to significant growth in HCCA’s core PBM business (Fully-Funded and Self-Funded). HCCA’s revenue is based on contracts that generally last for one year and are billed on a monthly basis. Revenue is recognized as the products and services are delivered to members (employees of the client).

Cost of Revenue

Cost of revenue for the fiscal year ended December 31, 2012 was $24,068,906, an increase of $149,388, or 0.6%, as compared to $23,919,518 for the fiscal year ended December 31, 2011. The increase was primarily attributable to HCCA’s growth in its core business in 2012, while better prices of claims through our new adjudicator of claims caused cost of revenue to increase only slightly when compared to the growth of revenue.

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HCCA’s cost of revenue for its PBM business derives from the cost of claims related to its clients. All claims are adjudicated via the Argus system.

Gross Profit

HCCA’s gross profit increased to 16.0% of sales in 2012 versus 4.0% of sales in 2011. The increase in gross profit is primarily attributable to better terms on the average cost of claims due to HCCA’s selection of Argus in early 2012 as HCCA’s drug claim adjudicator. Separately, HCCA experienced an increase in rebates as it began a partnership with a rebate aggregator. Rebates received by HCCA decreased HCCA’s cost of sales.

SG&A Costs

HCCA’s SG&A costs totaled $7,299,603 in 2012 versus $4,881,264 in 2011, representing an increase of 50%. SG&A costs derive primarily from HCCA’s employee costs, which represented 43% of SG&A in 2012, and from commissions on sales to HCCA’s sales forces as well as to certain brokers, who bring HCCA business, which together totaled 18% of SG&A in 2012. The increase in SG&A costs is primarily attributable to an increase in the number of the company’s employees, that were hired during 2012 to support the growth of the business. Increased commissions to sales people and brokers as more business was booked in 2012 versus 2011 also contributed to the increase in SG&A. Lastly, HCCA entered into reinsurance contracts in 2012 to limit its exposure to losses related to its fully-funded business, which also contributed to increased SG&A.

Additionally, HCCA took substantial charges as Bad Debt Expense in both 2011 and 2012. All of these charges are not related to a client, but are the result of pending litigation with Data Rx Management, Inc. Data Rx was HCCA’s prior adjudicator of claims (HCCA currently works with Argus). HCCA is suing Data Rx on various claims including claims for overcharges, over payment on claims, errors and misclassifications, and rebates owed from drug manufacturers. The suit is for over $5 million, of which a portion may be passed through to certain clients. HCCA has written off $1,931,310 in 2011 and $695,833 in 2012 and taken this as Bad Debt Expense. Data Rx filed a counterclaim in the amount of $2.9 million (net of amounts due to HCCA) for amounts it claims are owed to it by HCCA. HCCA is hopeful that HCCA will prevail, but as HCCA cannot predict this with certainty, nor can it estimate the timing, HCCA has elected to write these receivables off entirely.

Depreciation

Depreciation for the fiscal year ended December 31, 2012 was $205,997, an increase of $141,761, or 221%, as compared to $64,236 for the fiscal year ended December 31, 2011. The increase was primarily attributable to depreciation of more furniture, fixtures and equipment. HCCA also expanded its facilities at its headquarters in Denville, New Jersey in 2012, and the increased amount of property and equipment gave rise to increased depreciation. HCCA’s depreciated assets consist of furniture and fixtures as well as some equipment in HCCA’s Mail Order Pharmacy. HCCA depreciates assets based on the useful life of the asset using the straight line method.

Interest Income and Expense and Other Expense, net

Interest income and expense and other expenses for the fiscal year ended December 31, 2012 totaled $640,286, an increase of $632,012 as compared to an expense of $8,274 for the fiscal year ended December 31, 2011. The increase was primarily attributable to the Bridge Financing, which the company consummated on September 19, 2012, and which created debt of $5,925,000. This is shown on the Balance Sheet as a Note Payable of $4,947,613, Warrant Liability of $518,587 and Redeemable Preferred Stock of $458,800. HCCA incurred $689,264 in offering expenses related to the Bridge Financing, and these expenses are being amortized over the life of the loan. Interest Expense of $634,319 shown on the Income Statement is a combination of actual interest on the bridge loan plus capitalized expenses allocated for the period from September 19, 2012 to December 31, 2012 and also includes $30,277 of interest related to HCCA’s capital leases.

Interest income is derived from money market interest on HCCA’s cash on hand. In 2012, interest income was $1,017, and there was no interest income in 2011.

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Income Taxes

HCCA owed no income tax for 2011 or 2012.

Adjusted EBITDA

HCCA defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization as well as stock-based compensation expense, charges related to the DataRx litigation and one-time, non-recurring items. Given the write offs captured as Bad Debt Expense on HCCA’s Income Statement, which are entirely due to the pending litigation with Data Rx, HCCA had negative Net Income and EBITDA in both 2011 and 2012. However, adjusting for these charges against earnings, HCCA’s Adjusted EBITDA in 2011 is ($1,877,171) and for 2012 it is $1,808,345.

HCCA reports Adjusted EBITDA because it is a measure used by management to evaluate HCCA’s operational results and because HCCA believes it will be helpful to stockholders to understand how management evaluates HCCA’s performance. This measure does not have any standardized meaning prescribed by U.S. GAAP and therefore is unlikely to be comparable to the calculation of similar measures used by other companies, and should not be viewed as an alternative to measures of financial performance or changes in cash flows calculated in accordance with U.S. GAAP.

A reconciliation from net income to Adjusted EBITDA for the three months ended March 31, 2013 is as follows:

	Three Months Ended March 31, 2012		Three Months Ended March 31, 2013
Net Income		$(381,279)	$(1,895,472)
+ Taxes		$-	$-
+ Interest		$9094	$407,807
+ Depreciation & Amortization		$51,428	$74,693
= EBITDA		$(320,747)	$(1,412,972)

+Stock-Based Compensation	$		$480,000

= Adjusted EBITDA		$(320,747)	$(932,972)

A reconciliation from net income to Adjusted EBITDA for the fiscal years ended December 31, 2011 and 2012 is as follows:

	2011	2012
Net Income	$(3,880,991)	$(3,345,511)
+ Taxes	$-	$-
+ Interest	$8,274	$635,336
+ Depreciation & Amortization	$64,236	$205,997
= EBITDA	$(3,808,481)	$(2,504,178)

+ One-time charges for Data Rx	$1,931,310	$695,833

= Adjusted EBITDA	$(1,877,171)	$1,808,345

Liquidity and Capital Resources

HCCA’s sources of liquidity have historically primarily consisted of cash provided from operations as well as purchases of equity and debt securities of the company by investors.

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In connection with the Bridge Financing completed by HCCA in September 2012, HCCA issued 59.25 units, each unit consisting of 10,000 preferred shares and a promissory note with a face value of $100,000. At the time of the Merger, holders of all of the issued and outstanding shares of preferred stock of HCCA, by virtue of the Merger, had each of their shares of preferred stock of HCCA converted into the right to receive a proportional amount of 592,500 shares of Selway Series C common stock and warrants to purchase 296,250 shares of Selway Series C common stock. In accordance with the terms of the promissory notes issued in the Bridge Financing, at the time of the Merger, notes in the aggregate amount of $3,159,591.78 (including principal and interest accrued to date) were converted into 315,959 shares of Selway Series C common stock and notes in the aggregate principal amount of $3,025,000 were repaid in full.

At the completion of the Merger, HCCA received $4.9 million in cash, after expenses related to the transaction, including investment banking fees, legal and other costs. In connection with the Merger, on April 10, 2013, Selway entered into exchange agreements with 3 beneficial holders of greater than 5% of Selway’s Series A common stock. Pursuant to the exchange agreements, such holders converted an aggregate of 878,481 shares of Selway’s Series A common stock to Selway’s Series C common stock and received $3.53 per share of Series A common stock exchanged, or an aggregate of $3,101,037.93.

Subsequent to the closing of the Merger, on April 11, 2013, PCA and PCA Benefits, Inc. (together, the “Borrower”), the wholly-owned subsidiaries of HCCA, entered into a credit and security agreement with a fund managed by Muneris Capital Group (“Lender”) for a secured revolving credit facility with an initial aggregate credit limit of $5,000,000. The facility has a term of three years, through April 11, 2016, during which the loan proceeds are to be used solely for working capital. The Lender may, at its discretion, increase the credit limit in increments of $250,000, up to a maximum facility limit of $25,000,000. Interest is payable on a monthly basis, commencing May 1, 2013, at an annual rate of prime (as determined by Wells Fargo Bank of San Francisco) plus 1.75%. The interest rate will automatically reduce to prime plus 0.75% if: (i) the principal amount outstanding under the facility exceeds $7,500,000 and; (ii) the fixed charge coverage ratio (as defined in the agreement) is at least 3-to-1 as of the end of any two consecutive calendar months. The facility is guaranteed by HCCA and the agreement grants the Lender a first priority security interest in certain collateral, which includes the Borrower’s accounts receivable, bank deposit accounts and all personal property (other than intellectual property) and fixtures. The facility contains certain financial covenants, including the requirement to maintain: (i) a ratio of current assets to current liabilities of at least 2-to-1; (ii) from October 2013 to December 2013, the fixed charge coverage ratio existing as of the end of September 2013, and after December 2013, a fixed charge coverage ratio of at least 1.2-to-1; and (iii) a loan turnover rate of 25, as calculated by dividing: (A) 365 by (B) the result achieved by dividing: (i) the product of the aggregate of all accounts receivable collected during the relevant Test Period (generally defined as the last three calendar months then ended), multiplied by 4; by (ii) the outstanding principal balance of the credit facility as of the last business day of such Test Period. The agreement also includes customary negative covenants and financial reporting requirements, as well as certain customary events of default that would render all outstanding amounts under the agreement immediately due and payable, including but not limited to: (i) Borrower failing to pay amount amounts due within 2 business days of notice; (ii) Lender ceasing to have a valid perfected first priority security interest in any material portion of the collateral; (iii) Borrower or HCCA, as guarantor, undergoing any change of control, including the occurrence of a merger or consolidation, a disposition of a substantial portion of Borrower’s assets, or Borrower’s inability to find a reasonably satisfactory replacement for a chief executive officer within 30 days of the current chief executive officer’s termination or resignation from such post.

Based on our current business plan and internal forecasts, we believe that our cash on hand will be sufficient to meet our working capital and operating cash requirements for the next twelve months. In the event that they do not, we may require additional funds in the future to support our working capital requirements or for other purposes and may seek to raise such additional funds through the sale of public or private equity, as well as from other sources.

Off-Balance Sheet Arrangements

HCCA has no off-balance sheet arrangements.

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Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with generally accepted accounting principles in the United States, or GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Cash and cash equivalents:

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Warrant Liability

We account for the warrants issued in connection our initial public offering and the private placement in accordance with the guidance on Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides that we classify the warrant instrument as a liability at its fair value and adjust the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations.

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

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MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our callable Series B Shares, Series C Shares and warrants are each quoted on the OTC Bulletin Board under the symbols SWCB, SWCAL and SWCAW, respectively. The warrants commenced separate trading on December 16, 2011, the Series C Shares commenced trading on April 10, 2013, and the callable Series B Shares commenced trading on April 18, 2013. Our callable Series A shares, which are no longer trading, commenced trading on December 16, 2011 and ceased trading on April 10, 2013 upon their exchange for either Series B or Series C shares. Our units, which are no longer trading, commenced trading on November 8, 2011 and ceased trading on April 10, 2013 upon their mandatory separation in conjunction with the merger.

The table below sets forth the quarterly high and low bid quotations of our callable Series A Shares, callable Series B Shares, Series C Shares, warrants, and units as reported on the OTC Bulletin Board for the period from November 8, 2011 (the date on which our units were first quoted on the OTC Bulletin Board) through June 7, 2013. Such over the counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Callable Series A Shares		Callable Series B Shares		Series C Shares		Warrants		Units
Quarter Ended	High	Low	High	Low	High	Low	High	Low	High	Low
December 31, 2011	9.95	9.25	n/a	n/a	n/a	n/a	0.75	0.10	10.00	9.90
March 31, 2012	9.60	9.60	n/a	n/a	n/a	n/a	0.43	0.25	9.91	9.90
June 30, 2012	9.60	9.60	n/a	n/a	n/a	n/a	0.51	0.28	10.10	9.91
September 30, 2012	9.95	9.60	n/a	n/a	n/a	n/a	0.52	0.41	10.20	9.97
December 31, 2012	10.20	9.92	n/a	n/a	n/a	n/a	0.83	0.52	11.50	10.20
March 31, 2013	10.20	10.00	n/a	n/a	n/a	n/a	0.90	0.50	10.80	10.50
June 30, 2013 (through June 7, 2013)	10.70	10.22	11.00	9.00	8.25	7.30	2.15	0.90	n/a	n/a

Holders of Record

At June 7, 2013, there were 10,543,459 shares of our common stock outstanding, consisting of 839,965 callable Series B Shares held by 1 shareholder of record and 9,703,494 Series C Shares held by 242 shareholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. Our transfer agent is American Stock Transfer & Trust Company.

Dividend Policy

We have not previously paid any cash dividends on our Common Stock and do not anticipate or contemplate paying dividends on our Common Stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following persons are our executive officers and directors, and hold the positions set forth opposite their respective names.

Name:	Age:	Ownership or Relationship:
Gary J. Sekulski	65	Chairman, President & Chief Executive Officer
Yoram Bibring	55	Chief Financial Officer
Ann F. Saskowitz	60	VP Service Operations and Director
John M. Phelps	60	VP Marketing and Strategic Planning
Ruth Ackerman	63	VP Administration
Scott Weeber	43	VP of Finance & Accounting and Treasurer
Thomas E. Durkin, III	59	Vice President, General Counsel, Secretary and Director
Edmundo Gonzalez	40	Director

Below is a summary of the business experience of each of the above-named executive officers and directors:

Gary Sekulski has been Selway’s Chairman, President and Chief Executive Officer and a director since April 10, 2013 and HCCA’s Chairman, President and CEO since 2008. He has served as president of Broadreach Medical Services from 2003 to 2007 and Gladstone Consulting Group from 1993 to 2000, and has held executive positions in Summit Health Administrators and Metropolitan Life Insurance Company. Gary had a significant role in developing many of the innovations currently used in the PBM industry, including being involved in creating the first card/mail-order prescription program while at MetLife. He holds a BS in Economics from Stony Brook University. Chapter 7 bankruptcy proceedings were initiated in New Jersey in May 2001 by Gladstone Consulting Group, Inc. and Gladstone Group Inc., companies affiliated with Mr. Sekulski, and were terminated in August 2007 and May 2012, respectively. A personal bankruptcy proceeding filed in New Jersey by Mr. Sekulski and his wife in January 2003 was discharged in March 2006.

Yoram Bibring has been Selway’s Chief Financial Officer since June 3, 2013. Prior to joining Selway, Mr. Bibring served at Fundtech Ltd, a global financial transactions software and service solutions company, as chief financial officer from September 2001 through May 2012, and as an outside consultant from May 2012 to December 2012. In his capacity as chief financial officer of Fundtech, Mr. Bibring also served as a director of various other subsidiaries of the Fundtech group. Prior to joining Fundtech, Mr. Bibring served from December 1998 until May 2001 as chief financial officer of ViryaNet Ltd., a provider of software solutions to the workforce management market located in Southborough, Massachusetts. From January 1990 until January 1998, Mr. Bibring was employed by Geotek Communications, a wireless communications service provider located in Montvale, New Jersey, where he served initially as chief financial officer and then as the president of its International Division. Mr. Bibring holds a BS in Accounting and Economics from Tel Aviv University and is a certified public accountant in the United States.

Ann Saskowitz has been Selway’s Vice President of Service Operations, and a director since April 10, 2013 and has been HCCA’s Vice President of Service Operations and a director since 2010. She served as Director of Claim Policy Implementation at Horizon Blue Cross-Blue Shield of New Jersey from 1984 to 2009, in which capacity she developed and managed call center operations and led multi-million dollar business initiatives. She is also responsible for creating Horizon’s Claim Policy Implementation Department. She holds a BA in Journalism and American Studies from Seton Hall University.

John M. Phelps, Jr. has been Selway’s Vice President of Marketing and Strategic Planning since April 10, 2013 and has been HCCA’s Vice President of Marketing and Strategic Planning since 2010. He has held positions as an independent Benefits Consultant from 2005 to 2010 and as a Principal at Highview Planning from 1990 to 2005. Additionally, he served as Director of Account Executive Services at Horizon Blue Cross-Blue Shield from 1985 to 1989 and as a Consultant with Johnson & Higgins and Fred S. James from 1975 to 1984. He holds a BS in Economics from University of Pennsylvania.

Ruth Ackerman has been Selway’s Vice President of Administration since April 10, 2013 and has been HCCA’s Vice President of Administration since 2011. Previously, she created and managed the operations and service departments for health benefits broker agencies, which were divisions of major banks, including: Alliance Benefits Strategists from 2005 to 2010, and General Insurance Agency Marketplace at Bank of America from 1990 to 2005. She also worked at Madison Consulting Group from 1991 to 1998. Prior to those positions, she served as Director of Corporate Planning & Contract Development at Horizon Blue Cross-Blue Shield from 1980 to 1990. She holds a BA in English from Drew University. In January 2011, the U.S. Bankruptcy Court for the District of Massachusetts issued a final order discharging Ms. Ackerman and her husband of all debts accrued with respect to a Massachusetts inn formerly co-owned by the couple.

Scott Weeber has been Selway’s Vice President of Finance and Accounting and Treasurer since April 10, 2013 and has been HCCA’s Vice President of Finance and Accounting since January 2013. He has held various accounting and finance positions during his career. He worked as an Accountant/Auditor at Pannell Kerr Forster PC from 1991 to 1995. He worked as a controller for U.S. Bronze Powders from 1996 to 1999. He held various managerial finance positions at Kraft Foods from 2000 to 2008 and at Novartis from 2010 to 2012. He holds a BS in Accounting from Rutgers University and is a CPA licensed in the state of New Jersey.

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Thomas E. Durkin, III has been a director of Selway since April 10, 2013 and was appointed Vice President, General Counsel and Secretary on April 22, 2013. Mr. Durkin has represented HCCA as counsel since November 2012. Mr Durkin has been a partner to Durkin & Durkin LLP, a New Jersey based law firm, since 1978. Mr. Durkin was formerly president and director of American Technologies Group Inc. (OTCBB: ATGR), a structural steel fabrication company, from 2007 to 2012, and as a director of CD&L Inc. (NYSE Amex: CDL), a same-day delivery services company, from 1999 until its sale to Velocity Express Corp. (NASDAQ: VEXP) in 2006. He also served as an executive vice-president and general counsel for Waste Services Inc. (NASDAQ: WSII) from 2001 to 2004 and area vice-president of corporate development and government affairs for Waste Management Inc. (NYSE: WMI) from 1997 to 2000. Mr. Durkin graduated from Fordham University in 1975 and graduated Cum Laude from Seton Hall University School of Law in 1978. Mr. Durkin also provides certain management and business consulting services outside of the practice of law. Mr. Durkin is a member of the bar of the states of New York and New Jersey.

Edmundo Gonzalez has been a director of Selway since inception and its Chief Financial Officer from inception until April 10, 2013. Mr. Gonzalez joined SCP Partners as a principal in 2007, and has worked on dozens of transactions with Yaron Eitan, Selway’s prior Chief Executive Officer, since that time, including investments in portfolio companies, acquisitions, mergers and sales. From May 2004 to September 2007, he served as Vice President of Sales and Marketing for Software Technology, Inc., an educational software company and portfolio company of SCP Partners. From October 1999 to April 2004, he held various positions including Chief Operating Officer at TestU, an online education company, which was sold to Software Technology, Inc. in 2004. Previously, Mr. Gonzalez served as a consultant at PricewaterhouseCoopers Management Consulting (now IBM Business Consulting) from September 1995 to September 1999, where he consulted to Fortune 500 clients in the media, telecom and publishing industries. Mr. Gonzalez graduated with a bachelor’s degree from Harvard University and received an M.B.A. from Columbia Business School.

Family Relationships

There are no family relationships between any of our directors and our executive officers.

Code of Ethics

We intend to adopt a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws in the coming weeks.

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EXECUTIVE COMPENSATION

The following table (the “Summary Compensation Table”) sets forth all compensation awarded to, earned by or paid to, during each of HCCA’s last two completed fiscal years, HCCA’s principal executive officer and its two most highly compensated executive officers other than its principal executive officer who were serving as executive officers at the end of the 2012 fiscal year (collectively, the “Named Executive Officers”). Other than as described in this report, HCCA does not have any supplemental executive retirement plans, change in control agreements or company perks (e.g., company cars, country club memberships, etc.).

Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option- Based Awards ($)	Other ($)	Total ($)
Gary Sekulski	2012	360,000	0	0	0	0	360,000
Chief Executive Officer	2011	360,000	0	0	0	0	360,000

John Phelps	2012	172,000	0	0	0	0	172,000
Vice President of Marketing	2011	157,000	0	0	0	0	157,000

Ruth Ackerman	2012	110,000	0	0	0	0	110,000
Vice President of Administration	2011	63,000	0	0	0	0	63,000

(1) Effective June 3, 2013, Yoram Bibring was appointed as our Chief Financial Officer. Mr. Bibring did not serve as an executive officer of our company prior to such time.

Narrative to Summary Compensation Table

In 2012, HCCA entered into employment agreements with the four executive officers listed in the table below. The employment agreements provide for an employment term through September 14, 2015, the base salary indicated below and increases in the base salaries in the event that the conditions specified in the table below are met. Each of the agreements provides that the employee is entitled to receive bonuses determined by HCCA’s Board of Directors based on the performance of the employee and HCCA. Each of the employees may be terminated for cause at any time. In the event that the employee is terminated without cause prior to the end of the employment term, the employee will be entitled to receive such employee’s base salary through the end of the employment term. In the event of the death of an employee during the employment term, the employee’s spouse or estate will be paid an amount equal to one year’s base salary.

Name	Title	Base Salary ($)		Salary if specified conditions (1) are met ($)		Salary if specified conditions (2) are met ($)		Salary if specified conditions (3) are met ($)
Gary J. Sekulski	President and Chief Executive Officer	450,000		500,000		550,000		650,000

Ann F. Saskowitz	VP Service Operations	150,000	*	180,000	*	210,000	*	240,000	*

John M. Phelps	VP Marketing and Strategic Planning	180,000		210,000		240,000		270,000

Ruth Ackerman	VP Administration	150,000		180,000		210,000		240,000

* On April 22, 2013, Ms. Saskowitz’s base salary was increased to $240,000 through the end of her employment term. All other terms under her employment agreement remain unchanged.

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(1)	Company sales for January 1, 2013 – June 30, 2013 are equal to or in excess of $50 million.

(2)	Company sales for April 1, 2013 – March 31, 2014 are equal to or in excess of $150 million.

(3)	Company sales for April 1, 2014 – March 31, 2015 are equal to or in excess of $300 million.

HCCA did not have a stock option plan or a restricted stock program in 2011 and 2012. Key executives did not take bonuses during these years.

The key executives of HCCA are also significant shareholders. As owner-managers, the key executives believe that much of the reward for their talent and efforts will be through the appreciation of their shares, which they purchased in previous years and/or in the process of forming HCCA.

Compensation of Directors

As of December 31, 2012 there was no compensation to directors over what they receive as employees of HCCA, if any. Compensation of any form including fees, stock awards or options to Edmundo Gonzalez is not contemplated post-closing of the merger, although we expect to compensate newly appointed independent directors once they are appointed. We have not yet determined the compensation we will pay to our independent directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of HCCA common stock, as of the date of this report and Common Stock following the merger:

•	each person known to Selway to own beneficially more than 5% of Common Stock; and
•	each of Selway’s directors and executive officers.

Beneficial ownership includes voting or investment power with respect to the securities and takes into consideration options exercisable by a person within 60 days after the date of this report. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name and Address of Stockholder (1)	Number of shares beneficially owned	Percentage Ownership (2)
Directors and Executive Officers
Gary Sekulski (3)	1,981,900	18.8%
Yoran Bibring(4)	-	-
John Phelps (5)	282,893	2.7%
Ann F. Saskowitz (6)	192,900	1.8%
Ruth V. Ackerman (7)	53,600	*
Scott Weeber (8)	72,000	*
Thomas E. Durkin, III (9)	163,000	1.5%
Edmundo Gonzalez (10)	1,600,000	13.9%
Total Officers and Directors	4,346,293	37.7%
5% Stockholders
Selway Capital Holdings LLC (10)	1,600,000	13.9%
Andrew Intrater (10)	1,600,000	13.9%
Yaron Eitan (10)	1,600,000	13.9%
Doron Cohen (10)	1,600,000	13.9%
Jarret Fass (10)	1,600,000	13.9%
Yair Shamir (10)	1,600,000	13.9%

*	Beneficially owns less than 1% of Common Stock.

(1)	Unless otherwise indicated, the business address of each beneficial owner is 66 Ford Road, Suite 230, Denville, NJ 07834.

(2)	Percentages based on 10,543,459 Selway shares outstanding as of June 11, 2013, consisting of 839,965 shares of Series B Common Stock and 9,703,494 shares of Series C Common Stock.

(3)	Represents 1,981,900 Series C Shares beneficially owned by Mr. Sekulski. Includes 416,000 Series C Shares owned by the Gary Sekulski 2013 Grantor Trust and 185,900 Series C Shares owned by Morris Consulting, which entities Mr. Sekulski controls. An aggregate of 138,190 Series C Shares beneficially owned by Mr. Sekulski are subject to a share escrow agreement dated April 10, 2013 (the "Closing Payment Escrow Agreement"). Such shares will be held in escrow and are subject to cancellation until April 10, 2014 to cover certain indemnification obligations made by HCCA to Selway pursuant to the Agreement. Also includes 600,000 Series C Shares subject to a management share escrow agreement dated April 10, 2013 (the “Management Share Escrow Agreement”), pursuant to which 250,000 shares will be held in escrow until September 30, 2013, 250,000 shares will be held in escrow until June 30, 2014, and 100,000 shares will be held in escrow until June 30, 2015. Pursuant to the Management Share Escrow Agreement, if, prior to June 30, 2015, Selway consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person at a valuation of at least $15.00 per share of common stock on a fully diluted basis, then the escrowed shares will be automatically released from escrow immediately before, and subject to, the consummation of such transaction.

51

(4)	Subject to implementation of a fully approved and legally compliant employee stock compensation program, Mr. Bibring has the right to receive options to purchase up to 200,000 shares of Common Stock at an exercise price of $7.50 per share. These options will vest over a three year period in monthly increments beginning November 1, 2013; provided, however, that the options will vest immediately upon the sale or transfer of all or substantially all of Selway’s assets or the sale of more than 50% of the shares of Selway’s capital stock entitled to vote generally for the election of directors of Selway.

(5)	Represents 282,893 Series C Shares beneficially owned by Mr. Phelps. Includes 65 Series C Shares owned by Mr. Phelps’s son. An aggregate of 18,290 Series C Shares beneficially owned by Mr. Phelps are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 100,000 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

(6)	Represents 192,900 Series C Shares beneficially owned by Ms. Saskowitz. Includes 4,290 Series C Shares beneficially owned by Ms. Saskowitz that are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 150,000 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

(7)	Represents 53,600 Series C Shares beneficially owned by Ms. Ackerman. Includes 2,860 Series C Shares beneficially owned by Ms. Ackerman that are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 25,000 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

(8)	Represents 72,000 Series C Shares beneficially owned by Mr. Weeber. Includes 1,950 Series C Shares beneficially owned by Mr. Weeber that are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 52,500 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

(9)	Represents 163,000 Series C Shares beneficially owned by Mr. Durkin. Includes 13,000 Series C Shares owned by Durkin & Durkin LLP, which Mr. Durkin controls, of which 1,300 shares are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 150,000 Series C Shares that are subject to the terms of the Management Share Escrow Agreement, pursuant to which 50,000 shares will be released on September 30, 2013, 50,000 shares will be released on June 30, 2014, and 50,000 shares will be released on June 30, 2015, unless earlier released in connection with an acquisition transaction.

(10)	Consists of 600,000 Series C Shares and warrants to purchase 1,000,000 shares of common stock held of record by Selway Capital Holdings LLC. Messrs. Eitan, Gonzalez, Cohen, Fass and Shamir, together with Selway Capital LLC and CN-SCH, LLC, share voting and dispositive power over the founders’ shares owned by Selway Capital Holdings. Selway Capital LLC is controlled by Messrs. Eitan and Gonzalez. The business address of Selway Capital LLC is 900 Third Avenue, 19th Floor, New York, NY 10022. CNSCH, LLC is wholly-owned by Bounty Investments, LLC. Mr. Andrew Intrater is the Chief Executive Officer of each of CN-SCH, LLC and Bounty Investments, LLC. The business address of each of Mr. Intrater, CN-SCH, LLC and Bounty Investments, LLC is 900 Third Avenue, 19th Floor, New York, NY 10022. Mr. Intrater has voting and dispositive power over the founders’ shares attributable to CN-SCH, LLC and Bounty Investments, LLC.

The shares beneficially owned by Gary Sekulski, John Phelps, Ann F. Saskowitz, Ruth V. Ackerman, Scott Weeber, Thomas E. Durkin, III and Selway Capital Holdings LLC are subject to a voting agreement dated April 10, 2013, pursuant to which, for a two year period following the Merger, the applicable holder will vote all shares then-owned in favor of those persons nominated to Selway’s board of directors by: (i) Mr. Sekulski, the representative of the stockholders of HCCA before the merger, who will designate three persons, (ii) Edmundo Gonzalez, Selway’s representative, who will designate one person; and (iii) such board designees, who will unanimously designate three persons to be independent directors.

52

Selway is not aware of any arrangement that may, at a subsequent date, result in a change of control of the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Selway or one of its subsidiaries may occasionally enter into transactions with certain “related parties.” Related parties include its executive officers, directors, nominees for directors, a beneficial owner of 5% or more of its common stock and immediate family members of these parties. Selway refers to transactions involving amounts in excess of $120,000 and in which the related party has a direct or indirect material interest as “related party transactions.”

Otis Fund, a company controlled by Victor Wexler, has a consulting agreement to provide marketing and sales services to HCCA. The contract expires on January 2, 2017. The annual fees related to these services are $360,000. The Otis Fund and Mr. Wexler’s wife collectively owned 5.1% of HCCA shares outstanding prior to the closing of the transactions contemplated by the Agreement.

Director independence

Edmundo Gonzalez is an independent director, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

53

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the Common Stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.hca-pca.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on our website are not part of the prospectus.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Loeb & Loeb LLP.

EXPERTS

The consolidated balance sheets of HCCA and its subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 2011 appearing in this registration statement have been audited by Thomas J. Harris, Certified Public Accountant, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement.

The balance sheets of Selway Capital Acquisition Corporation as of December 31, 2012 and 2011, and the related statements of operations, stockholder’s equity and cash flows for the year ended December 31, 2012, for the period from January 12, 2011 (inception) to December 31, 2011 and for the cumulative period from January 12, 2011 (inception) to December 31, 2012 have been audited by McGladrey LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement.

54

Selway Capital Acquisition Corporation

AUDITED FINANCIAL STATEMENTS FOR HCCA FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2012

Report of Independent Registered Public Accounting Firm	F-3

Restated Consolidated Balance Sheet:	F-4
December 31, 2011 and 2012

Restated Consolidated Statements of Operations:	F-5
Years ended December 31, 2011 and 2012

Restated Consolidated Statement of Stockholders Equity	F-6
December 31, 2011 and 2012

Restated Consolidated Statements of Cash Flows:	F-7
Years ended December 31, 2011 and 2012

Restated Notes to Financial Statements:	F-8
December 31, 2012

AUDITED FINANCIAL STATEMENTS FOR SELWAY FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2012

Report of Independent Registered Public Accounting Firm	F-19

Balance Sheet:	F-20
December 31, 2011 and 2012

Statement of Operations:	F-21
January 12, 2011 (date of inception) to December 31, 2011 and 2012 and year ended December 31, 2012

Statement of Stockholder’s Equity	F-22
December 31, 2011 and 2012

Statement of Cash Flows:
January 12, 2011 (date of inception) to December 31, 2011 and 2012 and year ended December 31, 2012	F-23

Notes to Financial Statements:	F-24
December 31, 2012

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

Pro Forma Condensed Combined Balance Sheet:	F-38
December 31, 2012

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet:	F-39
December 31, 2012

Pro Forma Condensed Combined Income Statement:	F-42
Year ended December 31, 2012

Notes to Pro Forma Condensed Combined Income Statement:	F-43
Year ended December 31, 2012

UNAUDITED FINANCIAL STATEMENTS FOR HCCA FOR THE THREE MONTHS ENDED MARCH 31, 2013

Consolidated Balance Sheet:	F-45
December 31, 2012 and March 31, 2013

Consolidated Statements of Operations:	F-46
Three months ended March 31, 2012 and 2013

Consolidated Statements of Cash Flows:	F-47
Three months ended March 31, 2012 and 2013

Notes to Financial Statements:	F-48
March 31, 2013

UNAUDITED FINANCIAL STATEMENTS FOR SELWAY FOR THE THREE MONTHS ENDED MARCH 31, 2013

Condensed Balance Sheets:	F-58
December 31, 2012 and March 31, 2013

Condensed Statement of Operations:	F-59
Three months ended March 31, 2012 and 2013 and January 12, 2011 (date of inception) to March 31, 2013

Condensed Statement of Cash Flows:	F-60
Three months ended March 31, 2012 and 2013 and January 12, 2011 (date of inception) to March 31, 2013

Notes to Condensed Financial Statements:	F-61
March 31, 2013

F-1

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-3

Restated Consolidated Balance Sheet:
December 31, 2011 and 2012	F-4

Restated Consolidated Statements of Operations:
Year ended December 31, 2011 and 2012	F-5

Restated Consolidated Statement of Stockholders Equity
December 31, 2011 and 2012	F-6

Restated Consolidated Statements of Cash Flows:
Year ended December 31, 2011 and 2012	F-7

Restated Notes to Financial Statements:
December 31, 2012	F-8

F-2

THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA 98103
206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Healthcare Corporation of America & Subsidiaries

We have audited the accompanying balance sheets of Healthcare Corporation of America & Subsidiaries as of December 31, 2011(Restated) and December 31, 2012 (Restated) and the related restated statements of operations, stockholders’ equity and cash flows for each of the years ended December 31, 2012 (Restated), and December 31, 2011 (Restated). Healthcare Corporation of America & Subsidiaries management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Corporation of America & Subsidiaries as of December 31, 2011(Restated) and 2012 (Restated), and the restated results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 2 to the financial statements, the 2011 and 2012 financial statements have been restated to correct a misstatement.

/s/ Thomas J. Harris

Seattle, Washington

February 28, 2013

May 15, 2013 as to Note 2 and restatement

F-3

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
Consolidated Balance Sheet
Audited

	Restated	Restated
	December 31,	December 31,
	2011	2012

ASSETS
Current assets:
Cash	$3,354,385	$1,791,089
Accounts receivable	451,180	572,637
Rebates receivable		1,323,474
Other receivable		40,867
Inventory	285,708	573,540
Prepaid Loan Fees		488,229
Total current assets	4,091,273	4,789,836

Property and equipment, net of accumulated depreciation, restated	824,284	1,114,055

Other assets:
Security deposits	66,131	66,131
Other	33,488	58,743
	99,619	124,874

Other Assets

Total Other Assets		—
Total assets	$5,015,176	$6,028,765

LIABILITIES
Current liabilities:
Accrued Compensation		$—
Accounts payable	$6,301,691	$4,520,223
Accrued expenses	207,100	453,057
Accrued taxes payable	6,391	11,071
Note payable		4,947,613
Reedemable preferred stock		458,800
Warrant liability		518,587
Current portion of long term debt	78,800	137,703
Total current liabilities	6,593,982	11,047,054
Long-term liabilities:
Convertible Notes Payable		—
Total long-term liabilities		—

Total current liabilities	6,593,982	11,047,054

Long term liabilities:
Deferred rent	48,296	64,133
Leases payable	439,953	399,382

Total long term liabilities	488,249	463,515

Total Liabilities	7,082,231	11,510,569

STOCKHOLDERS' DEFICIT
Common stock, no par value, 50,000,000 authorized,
37,879,809 and 40,000,009 shares issued and outstanding	3,525,294	3,556,056
Stock redemption		(100,000)
Accumulated deficit, restated	(5,592,349)	(8,937,860)
Total stockholders' equity	(2,067,055)	(5,481,804)
Total liabilities and stockholders equity	$5,015,176	$6,028,765

The accompanying notes are an integral part of these statements.

F-4

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
Consolidated Statement of Operations
Audited

	Restated	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2011	2012

Sales	$24,928,065	$28,663,284

Cost of Sales	23,919,518	24,068,906

Gross Profit	1,008,547	4,594,378

General and administrative expenses:
Wages and taxes	1,795,693	3,166,830
Commissions	376,566	1,286,842
Advertising and marketing	12,196	78,466
Legal and professional	123,395	467,246
Computer and internet	35,735	13,649
Travel and entertainment	47,347	153,384
Insurance	105,104	626,456
Office and postage	55,721	184,365
Rent	217,499	182,455
Depreciation and amortization	64,236	205,997
Bad debts	1,931,310	695,833
Other office and miscellaneous	116,462	238,080
Total operating expenses	4,881,264	7,299,603
Income/(Loss) from operations	(3,872,717)	(2,705,225)

Other income (expense):
Interest income		1,017
Interest (expense)	(8,274)	(634,319)
Other (expense)		(6,984)
Income/(Loss) before taxes	(3,880,991)	(3,345,511)

Provision/(credit) for taxes on income	-	-
Net Income/(loss)	$(3,880,991)	$(3,345,511)

Basic earnings/(loss) per common share	$(0.10)	$(0.09)

Weighted average number of shares outstanding	37,879,809	38,939,909

The accompanying notes are an integral part of these statements.

F-5

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
Consolidated Statement of Stockholders' Deficit
Audited

	Common stock		Stock	Accumulated
	Shares	Amount	Redemption	Deficit	Totals

Balance, December 31, 2010 (audited), restated	21,878,450	$1,529,060		$(1,711,358)	$(182,298)

Stock-based compensation	10,469,109	410,529			410,529

Common stock cancelled	(1,392,000)	(57,500)			(57,500)

Common stock issued	6,924,250	1,643,205			1,643,205

Net (loss) for the period				(3,880,991)	(3,880,991)

Balance, December 31, 2011 (audited), restated	37,879,809	3,525,294		(5,592,349)	(2,067,055)

Common and preferred shares issued	2,120,200	30,762			30,762

Stock redemption			(100,000)		(100,000)

Net (loss) for the period				(3,345,511)	(3,345,511)

Balance, December 31, 2012 (audited), restated	40,000,009	$3,556,056	$(100,000)	$(8,937,860)	$(5,481,804)

The accompanying notes are an integral part of these statements.

F-6

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
Consolidated Statement of Cash Flows
Audited

	Restated	Restated
	December 31,	December 31,
	2011	2012

Cash flows from operating activities:
Net income (loss)	$(3,880,991)	$(3,345,511)

Adjustments to reconcile net (loss) to cash
provided (used) by operating activities:
Common stock issued for services	410,529
Depreciation and amortization, restated	64,236	205,997
Change in current assets and liabilities:
Accounts receivable	(439,069)	(121,457)
Rebates		(1,323,474)
Other receivables		(40,867)
Inventory	(284,419)	(287,832)
Prepaid expenses and other current assets	(45,349)	(513,484)
Other assets
Accounts payable and accrued expenses	5,915,286	(1,530,823)
Deferred rent, restated	56,402	16,478
Net cash flows from operating activities	1,796,625	(6,940,973)

Cash flows from investing activities:
Purchase of fixed assets, restated	(880,761)	(495,768)

Net cash flows from investing activities	(880,761)	(495,768)

Cash flows from financing activities:
Proceeds from sale of common stock	1,643,205	30,762
Proceeds from notes payable		4,947,613
Redeemable preferred stock		458,800
Warrants issued		518,587
Redemption of common stock	(57,500)	(100,000)
Proceeds/(payments) from capital leases, restated	510,647	17,683

Net cash flows from financing activities	2,096,352	5,873,445
Net cash flows	3,012,216	(1,563,296)

Cash and equivalents, beginning of period	342,169	3,354,385
Cash and equivalents, end of period	$3,354,385	$1,791,089

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Interest	$(8,274)	$(231,262)
Income taxes		$-

The accompanying notes are an integral part of these statements.

F-7

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Note 1 - Summary of Significant Accounting Policies

     General Organization and Business

Healthcare Corporation of America (“HCCA”) and its subsidiaries, are New Jersey Corporations. The consolidated companies are primarily engaged in the health benefits industry which provides benefit management services and mail order pharmacy fulfillment. The subsidiaries are Prescription Corporation of America Benefits (“PCB”) and Prescription Corporation of America (“PCA”). HCCA was incorporated on February 26, 2008, PCB was incorporated on October 7, 2010, and PCA was incorporated on January 11, 2008.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Changes in classification of 2011 amounts have been made to conform to current presentations.

Basis of consolidated

The consolidated financial statements include the accounts of HCCA and its wholly-owned subsidiaries PCA and PCB, (collectively, the “Company”). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents. For cash management purposes, the Company concentrates its cash holdings in multiple checking accounts at Chase Bank. The balances in these accounts may exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation in case of bank failure. At December 31, 2012, the Company had $1,040,836 in excess of the insurance limit at this bank.

Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Inventory

Inventory is recorded at lower of cost or market; cost is computed on a first-in first-out basis. The inventory consists of finished goods. Inventory at year end was $573,540.

F-8

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Accounts receivable

Trade receivables are carried at original invoice amount. Accounts receivable are written off to bad debt expense using the direct write-off method. Management determines uncollectible accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions and by using historical experience applied to an aging of accounts. Recoveries of trade receivables previously written off are recorded when received.

Revenue recognition

Benefit management services revenues are recognized over the period in which members are entitled to receive benefits. Mail order pharmacy fulfillment sales consist of amounts due from third party payors and member copayment.

Rebates received from the pharmaceutical manufacturers are recorded as reduction of cost of revenues and the portion of the rebate payable to customers is treated as reduction of revenue.

Stock-based compensation

The Company accounts for equity awards based on the fair value of the common stock at the date of issue. Expense is recognized upon vesting.

Fair value of financial instruments and derivative financial instruments

We have adopted Accounting Standards Codification regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net Income Per Share of Common Stock

We have adopted Accounting Standards Codification regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not compute fully diluted earnings per share because they are antidilutive.

F-9

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

    Internal Website Development Costs

Under ASC350-50, Website Development Costs, costs and expenses incurred during the planning and operating stages of the Company's website are expensed as incurred.  Under ASC 350-50, costs incurred in the website application and infrastructure development stages are capitalized by the Company and amortized to expense over the website's estimated useful life or period of benefit.

    Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date.  The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

    Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. During 2012, the Company incurred $689,264 in offering costs which were capitalized and amortized over the life of the loan.

    Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Risk Concentration

The Company grants unsecured credit to its customers. The Company continuously monitors the payment performance of its customers to ensure collections and minimize losses. Management does not believe that significant credit risks exist at December 31, 2012. Management has determined that an allowance for doubtful accounts is not necessary at December 31, 2012 since no losses have been incurred to date.

Advertising

The Company expenses all costs of advertising as incurred. The advertising costs included in general and administrative expenses for the year ended December 31, 2011 and 2012 were $12,196 and $78,466, respectively

Note 2 – Restatement

The financial statements have been revised to correct an error in accounting for the Company’s sales, accounts receivable, cost of sales, accounts payable, capital leases, accrued rent and accrued taxes. In accordance with U.S. GAAP, the Company calculated and recognized adjustments accordingly.

F-10

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

The following table represents the effects of the restated statements as of December 31, 2011 and 2012.

	Restated	Original	Restated	Original
	12/31/2011	12/31/2011	12/31/2012	12/31/2012
Accounts receivable	$-		$572,637	$1,220,065

Rebates Receivable	$-	$-	$1,323,474	$1,638,000

Property and Equipment, net	$824,284	$338,631	$-	$-

Accounts payable	$6,301,691	$2,559,592	$4,520,223	$1,514,857

Leases payable	$510,647	$-	$-	$-

Deferred rent	$56,402	$-	$-	$-

Accrued taxes	$6,391	$-	$-	$-

Sales	$24,928,065	$28,226,088	$28,663,284	$38,401,140

Cost of Sales	$23,919,518	$25,406,749	$24,068,906	$31,650,232

General and Administrative expenses	$4,881,266	$2,876,835	$-	$-

Accumulated deficit	$(5,592,349)	$(1,762,462)	$(8,937,860)	$(4,970,540)

Note 3 – Commitments and Contingencies

Operating leases:

The Company leases office space in Denville, New Jersey and office equipment. The office lease requires the following minimum rental payments:

Minimum Rental Payments
Premise
2013	$202,140
2014	212,888
2015	207,733
2016	219,270
2017	36,630
Thereafter	-
$878,661

Rent expense for the period ended December 31, 2011 and 2012 was $217,499 and $182,455.

F-11

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

The Company also has a deferred rental agreement with their landlord. The Company has recorded deferred rent at December 31, 2011 of $56,402 and $72,888 on December 31, 2012. The deferral amortizes over the life of the lease that expires in February 2017.

Note 4 – Employment Agreements

In 2012, the Company entered into employment agreements with four of its senior officers. The agreements specify an aggregate guaranteed salaries of $930,000 each year of employment. The agreements allow the Company to terminate these individuals for cause. At December 31, 2012 the Company has four remaining agreements.

Note 5 – Litigation

During 2012, the Company filed suit against its past adjudicator of claims for overcharges, over payment on claims, errors and misclassifications, and rebates owed from drug manufacturers for over $5 million. The Company’s General Counsel has advised management that the outcome of this lawsuit is undeterminable, and as a result, the Company has not recorded any receivable and will record any revenue when and if received. The adjudicator of claims filed a counterclaim in the amount of $2.9 million for amounts it claims are owed to it by the Company

On August 14, 2012, the Company entered into a settlement with a shareholder to buy back 500,000 shares of common stock for $100,000. The settlement also called for the Company to pay $50,000 to the shareholder to settle claims against the company . As of December 31, 2012, the Company had not received the 500,000 shares of common stock but had paid the settlement. The Company received these shares in February 2013. A stock redemption was recorded on December 31, 2012 in the amount of $100,000.

Note 6 - Common Stock

During 2011, the Company issued 10,469,109 shares of common stock with a fair value range of $0.03 to $0.31 to its full-time employees and consultants in recognition of their efforts to assist and develop the Company. Stock-based compensation costs amounted to $410,529. These shares vested immediately and are freely tradable.

During 2012, the Company issued 2,120,200 shares of common stock with a fair value range of $0.01 to $0.31. These shares are freely tradable.

During 2012, the Company settled a suit with a shareholder to repurchase 500,000 shares of its common stock. These shares were recorded as a stock redemption for $100,000 and the shares were received in February 2013.

F-12

Note 7 – Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation.

Following is a detailed break-out of the Company’s property and equipment:

	2011	2012
Furniture and fixtures	$883,195	$1,374,126
Leasehold improvements	5,325	10,162

	888,520	1,384,288
Accumulated depreciation	(64,236)	(270,233)

Net property and equipment	$824,284	$1,114,055

The Company recorded depreciation expense of $64,236 and $205,997 for the years ended December 31, 2011 and 2012, respectively.

F-13

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Note 8 – Long Term Debt – Leases

Long-term debt at December 31, 2012 is summarized as follows:

	Due within	Due after	Total
	One year	One Year	12/31/2012
Note payable in monthly installments
of $2,140 including 8% interest, secured
by equipment	$22,416	$123,592	$146,008

Note payable in monthly installments
of $1,712 including 8% interest, secured
by equipment	17,932	137,370	155,302

Note payable in monthly installments
of $1,117 including 12% interest, secured
by equipment	8,952	32,049	41,001

Note payable in monthly installments
of $1,764 including 12% interest, secured
by equipment	17,939	16,694	34,633

Note payable in monthly installments
of $1,672 including 12% interest, secured
by equipment	17,008	15,828	32,836

Note payable in monthly installments
of $764 including 7% interest, secured
by equipment	7,757	15,715	23,472

Note payable in monthly installments
of $1,383 including 6.2% interest, secured
by equipment	15,089	16,053	31,142

Note payable in monthly installments
of $212 including 7% interest, secured
by equipment	2,169	4,182	6,351

Note payable in monthly installments
of $1,159 including 6.9% interest, secured
by equipment	11,869	22,853	34,722

Note payable in monthly installments
of $763 including 6.9% interest, secured
by equipment	7,818	15,046	22,864

	$128,949	$399,382	$528,331

F-14

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Future maturities of long term debt are as follows:

December 31, 2013	$123,819
December 31, 2014	85,531
December 31, 2015	46,700
December 31, 2016	68,810
December 31, 2017	74,522
$399,382

Note 9 - Income Taxes

The provision (benefit) for income taxes for the years ended December 31, 2011 and 2012, were as follows:

	Year Ended December 31,
	2011	2012

Current Tax Provision:
Federal-
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$1,319,537	$1,137,473
Change in valuation allowance	(1,319,537)	(1,137,473)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of December 31, 2011, and 2012, as follows:

	December 31,
	2011	2012

Loss carryforwards	$1,901,399	$3,038,872
Less - Valuation allowance	(1,901,399)	(3,038,872)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the years ended December 31, 2011, and 2012, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

F-15

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

As of December 31, 2011, and 2012, the Company had approximately $5,592,349 and $8,937,859, respectively, in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and will begin to expire in the year 2035.

Note 10 – Note Payable and Preferred Stock

On September 19, 2012, the Company entered into a bridge loan agreement that created debt of $5,925,000, which is shown on the Balance Sheet as Note Payable of $5,466,200, Warrant Liability of $518,587 and Redeemable Preferred Stock of $458,800. Additionally, warrants were attached to the note payable allowing the holders to purchase 296,250 shares of common stock of Selway Capital Acquisition Corporation (“Selway”). The warrants have a strike price of $15 per share and have a life of 4 years. The Company has valued these warrants at $1.7505 using the Black Scholes pricing method.

In the event that the merger does not take place the preferred stock is valued at zero or convertible to 3.7% of the outstanding common shares of HCA stock. As of December 31, 2012, there were 40,000,009 outstanding shares, 3.7% of which would be 1,480,000 shares. The last recorded transaction for sales of HCA common stock was in June 2012 at $0.31 per share. Due to a lack of marketability and liquidity, The Company has determined this to be a conservative value for the Redeemable Preferred Stock.

The Company incurred $689,264 in offering related costs which are being amortized over the life of the loan. The note payable will be converted into 592,500 of merging company common shares as part of the merger agreement dated January 25, 2013.

Note 11 – Prior Period Adjustment

During 2011, management determined that an error had been made in prior year consolidated financial statements. The Company recorded the issuance of common stock of 2,900,000 shares in 2011 erroneously. This error resulted in the understatement of common stock by $100,000 on the December 31, 2010 financials. The Company also adjusted the fair market value of shares issued to full-time employees and outside consultants in December 2010. This error resulted in an overstatement of common stock of $206,080. The net adjustment to correct the consolidated financial statements amounted to $106,080.

These adjustments corrected net loss for the year ended December 31, 2010 to $912,449 from $1,012,137.

Note 12 – Subsequent Events

On January 25, 2013, the Company signed a definitive merger agreement to merge the Company with and into Selway. Pursuant to the agreement, Selway agreed to acquire all of the issued and outstanding securities in exchange for 5,200,000 shares of stock and 1,185,000 shares in exchange for the outstanding preferred stock and note payable. On April 10, 2013, the transactions contemplated by the agreement closed.

The contract also has an earn out component that requires the Company to achieve certain financial goals. The determination shall be based on the combined company’s audited financial statements.

1.	1.4 million shares shall be issued if the combined company achieves consolidated revenue of at least $150 million for the 12 month period ending June 30, 2014.

2.	1.4 million shares shall be issued based if the combined company achieves consolidated revenue of at least $300 million for the 12 month period ending June 30, 2015.
a.	Should #1 not be achieved but #2 is achieved, the full 2.8 million shares will be issued.

3.	Cash Flow Note: Shareholders of record of HCCA prior to the merger shall receive a $10 million note from the company with the following provision. 25% of all free cash flow after the first $2 million of free cash flow based on audited financials will be distributed to those shareholders. The note has no expiration date.

F-16

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

4.	In the case of a sale of the combined company at a price per share of at least $15 per share, all shares will be issued immediately prior to the closing and the remaining balance due on the cash flow note will be paid immediately.

The foregoing targets are to be met on an all-or-nothing basis, and there shall be no partial awards.

In addition, at the time of the merger certain members of HCCA’s management received an aggregate of 1,500,000 shares of Selway common stock, which shares were fully vested but placed in escrow to be released in three equal installments of 500,000 shares on each September 30, 2013, June 30, 2014 and June 30, 2015. HCCA expects to record a one-time expense reflecting the estimated market value of these shares at the time of the merger.

F-17

SELWAY CAPITAL ACQUISITION CORPORATION

F-18

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Selway Capital Acquisition Corporation

We have audited the accompanying balance sheets of Selway Capital Acquisition Corporation as of December 31, 2012 and 2011 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2012, for the period from January 12, 2011 (date of inception) to December 31, 2011 and for the cumulative period from January 12, 2011 (inception) to December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Selway Capital Acquisition Corporation as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012, for the period from January 12, 2011 (date of inception) to December 31, 2011 and for the cumulative period from January 12, 2011 (inception) to December 31, 2012 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company will face mandatory liquidation by May 14, 2013 if a business combination is not consummated, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey LLP

McGladrey LLP

New York, NY

March 22, 2013

F-19

Selway Capital Acquisition Corporation
(a development stage company)
BALANCE SHEETS

ASSETS	December 31, 2012	December 31, 2011
Current assets
Cash	$5,036	$156,483
Interest Receivable	1,782	129
Prepaid Expenses	4,957	38,540
Total Current Assets	11,775	195,152

Investment held in trust	20,600,086	20,600,000
Due from underwriters	3,554	3,554
Total Assets	$20,615,415	$20,798,706

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$312,405	$165,079
Deferred underwriting compensation of which up to $300,000 may be paid to redeeming shareholders	400,000	400,000
Deferred legal fees related to the offering	100,000	100,000
Total Current Liabilities	812,405	665,079

Warrant liability	2,253,333	-

Total Liabilities	3,065,738	665,079

Common stock subject to possible redemption, 1,500,000 shares (at redemption value)	15,150,000	15,150,000

Stockholders' equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.0001 par value; 30,000,000 shares authorized; 2,500,000 shares (including up to 1,500,000 shares subject to possible redemption) issued and outstanding	250	250
Additional paid-in-capital	5,098,941	5,098,941
Deficit accumulated during development stage	(2,699,514)	(115,564)

Total stockholders' equity	2,399,677	4,983,627

Total liabilities and stockholders' equity	$20,615,415	$20,798,706

The accompanying notes are an integral part of these financial statements

F-20

Selway Capital Acquisition Corporation
(a development stage company)
STATEMENT OF OPERATIONS

	Year Ended December 31, 2012	January 12, 2011 (date of inception) to December 31, 2011	January 12, 2011 (date of inception) to December 31, 2012
Revenue	$-	$-	$-
General and administrative expenses	348,091	115,693	463,784

Loss from operations	(348,091)	(115,693)	(463,784)
Change in fair value of warrants	(2,253,333)	-	(2,253,333)
Interest and dividend income	17,474	129	17,603

Net loss attributable to common stockholder not subject to possible redemption	$(2,583,950)	$(115,564)	$(2,699,514)

Weighted average number of common shares outstanding, basic and diluted	2,500,000	834,972	1,684,902

Basic and diluted net loss per share	$(1.03)	$(0.14)	$(1.60)

The accompanying notes are an integral part of these financial statements

F-21

Selway Capital Acquisition Corporation
(a development stage company)
STATEMENT OF STOCKHOLDER'S EQUITY

	Common Stock		Additional	Deficit accumulated during	Total
	Shares	Amount $.0001 par	paid-in capital	development stage	stockholders' equity

Sale of shares of common stock issued to initial stockholder on February 23, 2011 at $0.05 per share	500,000	50	$24,950	$-	$25,000
Sale of 2,000,000 units, net of underwriters' discount and offering expenses (including 1,500,000 shares subject to possible redemption) on November 14th, 2011 at $10.00 per unit	2,000,000	200	18,473,891		18,474,091
Net proceeds subject to possible redemption of 1,500,000 shares	-	-	(15,150,000)		(15,150,000)
Sale of private placement warrants	-	-	1,750,000		1,750,000
Sale of underwriters unit purchase option			100		100
Net loss for the period	-	-	-	(115,564)	(115,564)

Balance at December 31, 2011	2,500,000	$250	$5,098,941	$(115,564)	$4,983,627

Net loss for the year
	-	-	-	(2,583,950)	(2,583,950)
Balance at December 31, 2012	2,500,000	$250	$5,098,941	$(2,699,514)	$2,399,677

The accompanying notes are an integral part of these financial statements

F-22

Selway Capital Acquisition Corporation
(a development stage company)
STATEMENT OF CASH FLOWS

Cash Flows from Operating Activities	For the Year Ended December 31, 2012	January 12, 2011 (date of inception) to December 31, 2011	January 12, 2011 (date of inception) to December 31, 2012
Net Loss	$(2,583,950)	$(115,564)	$(2,699,514)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in fair value of warrant liability	2,253,333	-	2,253,333
Changes in operating assets and liabilities:
Increase in interest receivable	(1,653)	(129)	(1,782)
Increase in interest earned on investments held in trust, net of $15,735 in 2012 withdrawn from trust account	(86)	-	(86)
Increase in receivables due from underwriters	-	(3,554)	(3,554)
Decrease (increase) in prepaid expenses	33,583	(38,540)	(4,957)
Increase in accounts payable and accrued expenses	175,291	108,321	283,612

Net cash used in operating activities	(123,482)	(49,466)	(172,948)

Cash Flows from Investing Activities
Investments held in trust	-	(20,600,000)	(20,600,000)

Cash Flows from Financing Activities
Proceeds from note payable, stockholder	-	160,500	160,500
Repayment of note payable, stockholder	-	(160,500)	(160,500)
Proceeds from note payable, related party	-	50,000	50,000
Repayment of note payable, related party	-	(50,000)	(50,000)
Proceeds from issuance of stock to initial stockholder	-	25,000	25,000
Proceeds from public offering	-	20,000,000	20,000,000
Proceeds from issuance of warrants	-	1,750,000	1,750,000
Proceeds from underwriters unit purchase option	-	100	100
Payment of offering costs	(27,965)	(969,151)	(997,116)

Net cash (used in) provided by financing activities	$(27,965)	$20,805,949	$20,777,984

Net (decrease) increase in cash	(151,447)	156,483	5,036

Cash at beginning of the period	156,483	-	-

Cash at the end of the period	$5,036	$156,483	$5,036

Supplemental Disclosure of Non-Cash Financing Activities:
Deferred underwriter's compensation	$-	$400,000	$400,000
Deferred legal fees related to the offering	$-	$100,000	$100,000
Accrual of offering costs	$-	$56,758	$28,792

The accompanying notes are an integral part of these financial statements

F-23

Selway Capital Acquisition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Selway Capital Acquisition Corporation (a corporation in the development stage) (“the Company”) was incorporated in Delaware on January 12, 2011. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (“Business Transaction”). The Company has neither engaged in any business operations nor generated any revenue to date. The Company is considered to be in the development stage as defined in FASB Accounting Standard Codification, or ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies.

F-24

NOTE B — OFFERING AND BUSINESS OPERATIONS

The registration statement for the Company's initial public offering (the “Offering”) was declared effective November 7, 2011 (the “Effective Date”). The Company consummated the Offering on November 14, 2011 and received gross proceeds of $20,000,000 as well as $1,750,000 from the sale of warrants to Selway Capital Holdings LLC, an affiliate of the Company’s officers and directors, on a private placement basis (see Note F). The Company offered 2,000,000 units at $10.00 per unit (“Units”). Each Unit consists of one callable Series A Share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (a) one year from the date of the prospectus for the Offering and (b) 30 days after the completion of a Business Transaction, and will expire five years from the date of the prospectus for the Offering. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the Company’s common stock is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In no event will the Warrants be redeemable for cash at a price greater than $0.01 per Warrant.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a Business Transaction. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Transaction. An amount equal to approximately 103% of the gross proceeds of the Offering are held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, until the earlier of (i) the consummation of a Business Transaction or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses may elect not to submit the transaction for stockholder approval. If no stockholder approval is sought, the Company will proceed with a Business Transaction if it is approved by its board of directors and less than 75.0% of the public stockholders exercise their redemption rights. Only in the event that the Company seeks stockholder approval in connection with its Business Transaction, the Company will proceed with a Business Transaction only if a majority of the outstanding shares of common stock voted (calculated as of the close of business on the date set forth in the relevant proxy materials as the last date on which stockholders may vote their shares of common stock) are voted in favor of the Business Transaction. However, the Company’s sponsor’s, officers’, directors’ or their affiliates’ participation in privately-negotiated transactions (as described in our prospectus and solely in the event the Company seeks stockholder approval), if any, could result in the approval of a Business Transaction even if a majority of our public stockholders indicate their intention to vote against, such Business Transaction. In connection with such a vote, if a Business Transaction is approved and consummated, stockholders may elect to redeem their shares of common stock for a pro-rata portion of the Trust Account. These shares of common stock were classified as temporary equity upon the completion of the Offering, in accordance with FASB ASC 480-10. Selway Capital Holdings, LLC (the “sponsor”) has agreed, in the event the Company seeks stockholder approval of a Business Transaction, to vote its initial shares in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for such purpose. The sponsor and the Company’s officers and directors have also agreed to vote shares of common stock acquired by them in the Offering or in the aftermarket in favor of a Business Transaction submitted to the Company’s stockholders for approval.

The Company’s sponsor, officers and directors have agreed that the Company will only have 18 months from the consummation of the Offering (such period commencing on November 14, 2011) to consummate its Business Transaction. If the Company does not consummate a Business Transaction within such 18 month period, it shall (i) cease all operations except for the purposes of winding up; (ii) redeem 100% of its public shares of common stock for a per share pro rata portion of the trust account, net of any taxes payable on interest earned thereon (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of its net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. This 18-month period expires May 14, 2013. The Company may not be able to consummate a Business Transaction before this date, which raises a substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments as a result of this uncertainty.

F-25

The sponsor has waived its right to participate in any redemption with respect to its initial shares. However, if the sponsor or any of the Company’s officers, directors or affiliates acquires shares of common stock in or after the Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s dissolution and liquidation in the event the Company does not consummate a Business Transaction within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Offering.

Immediately prior to the Offering, the sponsor purchased, in a private placement, 2,333,333 warrants prior to the Offering at a price of $0.75 per warrant (a purchase price of $1,750,000) from the Company. The sponsor agreed that the warrants purchased by it will not be sold or transferred until 30 days following consummation of a Business Transaction, subject to certain limited exceptions. If the Company does not complete a Business Transaction, then the proceeds will be part of the liquidating distribution to the public stockholders and the warrants issued to the sponsor will expire worthless. As described above, the fair value of the warrants are being recorded as a liability at their fair market value at each period. The difference between the fair value of the warrants and the purchase price paid by the sponsor was recorded as a contribution to capital.

At the Offering, the Company entered into a Services Agreement with Selway Capital LLC, which is an affiliate of the sponsor, for a monthly fee beginning November 14, 2011, for up to 6 months, of $5,000 for office space, secretarial, and administrative services. Since we had not completed a Business Transaction by May 14, 2012, Selway Capital LLC has agreed to provide such services free of charge until we complete a Business Transaction or are forced to liquidate. This agreement will expire upon the earlier of the distribution or liquidation of the Trust Account to the Company’s then-public stockholders or 18 months from the consummation of the Offering (such period commencing on November 14, 2011).

The sponsor is entitled to registration rights pursuant to a registration rights agreement signed on the date of the prospectus for the Offering. The sponsor is entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of common stock, the warrants and the common stock underlying the warrants, commencing on the date such common stock or warrants are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The Company paid the underwriters a 2.5% underwriting discount in connection with the offering. The following additional contingent fees may become payable: (A) a contingent fee equal to 2.0% of the aggregate Offering amount, payable to the underwriters, provided, however, that the underwriters will not receive the deferred underwriting discount with respect to those units as to which the component shares have been redeemed for cash in connection with a Business Transaction, and (B) at the closing date of any sale, 5% of the gross proceeds from the sale of any shares of the Company's common stock that are issued prior to or in conjunction with the Business Transaction in the event that such sale is attributable to services rendered by Aegis Capital Corp. (“Aegis”), the representative of the underwriters of the Offering.

Additionally, the Company sold to Aegis, for $100, as additional compensation, an option to purchase up to a total of 100,000 units at $12.50 per unit. The Company estimated based upon a Black- Scholes model, that the fair value of the option on the date of sale would be approximately $449,000 using an expected life of five years, volatility of 59.5%, and a risk-free interest rate of 0.91%. However, because the units do not have a trading history, the volatility assumption was based on information currently available to the Company. The Company believed the volatility estimate calculated was a reasonable benchmark to use in estimating the expected volatility of the units. The volatility calculation was based on the most recent trading day average volatility of publicly traded companies in the technology, defense and security, telecommunications and small-cap sectors. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Transaction within the prescribed time period and automatically dissolves and subsequently liquidates the trust account, the option will become worthless. The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consolidation of each series of our common stock into one class of common stock after consummation of a Business Transaction, post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be, or one year from the date of the prospectus for the Offering and expiring on the earlier of five years from the date of the prospectus for the Offering or the day immediately prior to the day on which the Company and all of its predecessors and successors have been dissolved. The units issuable upon exercise of this option are identical to the Units in the Offering.

F-26

The Company effected a 1-for-1.090909 reverse stock split of all the outstanding shares of common stock on October 24, 2011 and a 1 for 1.375 reverse stock split of all the outstanding shares of common stock on November 3, 2011. Accordingly, all common share and per common share amounts for all periods presented in these financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect these reverse stock splits.

NOTE C—INVESTMENT HELD IN TRUST

Subsequent to the IPO, an amount of $20,600,000 (including $400,000 of deferred underwriters fees) was deposited in the Trust Account held with the Company’s stock transfer agent, American Stock Transfer, and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less until the earlier of (i) the consummation of a Business Transaction or (ii) liquidation of the Company. The United States government securities reside in an account at Wells Fargo Bank, while the cash amount resides in a JP Morgan Chase cash account.

As of December 31, 2012, investment securities in the Company’s Trust Account had a carrying value of $20,600,086 made up of $20,599,570 (excluding accrued interest) in Treasury Bills and $516 in cash. The Treasury Bills have a maturity value of $20,604,000 and mature on February 21, 2013. During the twelve month period ended December 31, 2012, the Company withdrew from the trust account $15,735 of interest earned on the investments held in trust in accordance with the trust agreement. As of December 31, 2011, investment securities in the Company’s Trust Account had a carrying value of $20,600,000 made up of $20,584,734 (excluding accrued interest) in Treasury Bills and $15,263 in cash. During the period November 14, 2011 (date of IPO) to December 31, 2011, the Company did not withdraw from the trust account any interest earned on the investments held in trust. The Company classifies its United States Treasury and equivalent securities as held-to-maturity in accordance with FASB ASC 320, “Investments — Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. The carrying amount, excluding accrued interest income, gross unrealized holding gains and fair value of held to maturity securities at December 31, 2012 and 2011 were as follows:

	Carrying Amount	Gross Unrealized Holding Gains / (Loss)	Fair Value
U.S. Treasury Securities Held-to-maturity:
As of December 31, 2012	$20,599,570	$3,564	$20,603,135
As of December 31, 2011	$20,584,737	$(46)	$20,584,691

The company has accreted a portion of the discount on these Securities and recognized $1,782 of related interest income. Such amount is included in interest receivable on the accompanying December 31, 2012 balance sheet bringing the amortized cost basis to $20,601,352.

NOTE D — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At December 31, 2012, the Company had not commenced any operations nor generated revenue to date. All activity through December 31, 2012, relates to the Company’s formation, the Offering as well as the beginning efforts to identify a prospective target business. The Company will not generate any operating revenues until after completion of a Business Transaction, at the earliest. The Company does generate non-operating income in the form of interest income on the designated Trust Account.

F-27

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The effect of the 2,000,000 outstanding warrants issued in connection with the Offering, the 2,333,333 outstanding warrants issued in connection with the private placement and the 100,000 units (and underlying shares and warrants) issued in connection with the underwriters’ purchase option have not been considered in diluted loss per share calculations since the effect of such securities would be anti-dilutive. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Warrant liability

The Company accounts for the warrants issued in connection with the Offering and the private placement in accordance with the guidance on Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides that the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company's statement of operations.

Fair value of financial instruments

Under FASB ASC 820, “Fair Value Measurements and Disclosures,” we are required to record certain financial assets and liabilities at fair value and may choose to record other financial assets and financial liabilities at fair value as well. Also under U.S. GAAP, we are required to record nonfinancial assets and liabilities at fair value due to events that may or may not recur in the future, such as an impairment event. When we are required to record such assets and liabilities at fair value, that fair value is estimated using an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. That fair value is determined based on significant inputs contained in a fair value hierarchy as follows:

Level 1	Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

Level 2	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3	Unobservable inputs for the asset or liability.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2012 and 2011, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

Description	December 31, 2012	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
United States Treasury Securities	$20,603,135	$20,603,135	$-	$-
Liabilities:
Warrant Liability	$2,253,333	$-	$2,253,333	$-

Description	December 31, 2011	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
United States Treasury Securities	$20,584,691	$20,584,691	$-	$-

Warrant Liability: The fair value of the derivate warrant liability was determined by the Company using the quoted market prices for the publicly traded warrants. On reporting dates where there are no active trades the Company uses the last reported closing trade price of the warrants to determine the fair value (Level 2). The fair value at December 31, 2011 was not considered significant.

United States Treasury Securities: The Company used Level 1 inputs to value the U.S. Treasury securities in our trust account for disclosure purposes.

We have other non-derivative financial instruments, such as cash, a note receivable, pre-paid expenses, accounts payable, and accrued expenses whose carrying amounts approximate fair value.

Concentration of credit risk

At December 31, 2012, financial instruments that potentially expose the Company to credit risk consist of cash and cash held in Trust Account. The Company maintains its cash balances in various financial institutions. The Company maintains cash in accounts which, at times, exceeds insurance limits. The Company has not experienced any losses in connection with these accounts.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

F-28

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax

The Company complies with FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. The Company complies with the provisions of Financial Accounting Standards Board Accounting Standard Codification or FASB ASC 740-10-25 which establishes recognition requirements for the accounting for income taxes. The section prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2012. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2012. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s income tax returns for the year ended December 31, 2011 are subject to examination by federal, state and local tax authorities.

NOTE E — RELATED PARTY TRANSACTIONS

The Company issued notes to Selway Capital LLC amounting to $50,000 in January and February 2011. These amounts were repaid in February 2011. The Company issued a $70,000 unsecured promissory note to the sponsor on February 23, 2011. The note was non-interest bearing and was payable on the earlier of February 22, 2012 or the consummation of the Offering. The Company issued other unsecured promissory notes to the sponsor for $25,000, $4,000, $10,500, $5,500, $25,000, $15,000, and $5,500 on May 18, 2011, June 8, 2011, June 14, 2011, June 30, 2011, July 25, 2011, and September 26, 2011, and October 14, 2011, respectively. Each was due one year from the issue date or upon completion of the Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount. All these notes were paid in full upon the closing of the Offering.

On February 23, 2011, the Company issued to its sponsor (i) 575,000 shares of restricted common stock (75,000 of which were forfeited on December 20, 2011 because the underwriters’ over-allotment option was not exercised), for an aggregate amount of $25,000 in cash. All common share amounts and per common share amounts have been retroactively adjusted, where applicable, to reflect the forfeiture of the overallotment. The purchase price for each share of common stock was approximately $0.05 per share, as adjusted for forfeiture. The sponsor has agreed that the shares of common stock purchased by it prior to consummation of the Offering will not be sold or transferred until 12 months following consummation of a Business Transaction, subject to certain limited exceptions.

As mentioned in Note B above, the Company paid Selway Capital LLC a total of $5,000 per month for office space, administrative services and secretarial support for a 6 month period beginning November 14, 2011 and ending May 14, 2012. Since we had not completed a Business Transaction by May 14, 2012, Selway Capital LLC has agreed to provide such services free of charge until we complete a Business Transaction or are forced to liquidate.

F-29

NOTE F—COMMON STOCK AND WARRANTS

The Company effected a 1-for-1.090909 reverse stock split of all the outstanding shares of common stock on October 24, 2011 and a 1 for 1.375 reverse stock split of all the outstanding shares of common stock on November 3, 2011. Accordingly, all common share and per common share amounts for all periods presented in these financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect these reverse stock splits.

The Company's Amended and Restated Certificate of Incorporation has designated out of the Company's common stock as Series A, Series B and Series C shares. All outstanding shares prior to the Offering were designated Series C shares as further described below. On November 14, 2011, investors purchased 2,000,000 Units in the Offering, with each Unit consisting of one callable Series A share and one redeemable warrant to purchase one share of common stock. Effective February 6, 2012, investors in the Units became eligible to split the Unit into its component parts.

The Company’s callable Series A Shares have the same rights as the other series of common stock, except that holders of such callable Series A Shares are entitled to redeem all or a portion of such callable Series A Shares in connection with the Company’s initial Business Transaction and are entitled to share ratably in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account (approximately $10.30 per share) and (iii) a pro rata share of the trust account released to the Company for each callable Series A Share converted to a Series C Share upon completion of a Business Transaction, plus any remaining net assets, if the Company dissolves and liquidates the trust account prior to a Business Transaction. The callable Series A Shares will be automatically consolidated with all other classes of the Company’s common stock upon consummation of the Company’s Business Transaction or post-acquisition tender offer or will be automatically converted into the right to receive a pro rata share of the trust account upon completion of the post-acquisition automatic trust liquidation, as the case may be. There were no callable series B shares outstanding as of date of these financial statements.

The Company’s callable Series B Shares are identical to the callable Series A Shares, except that the callable Series B Shares have the right to participate in a post-acquisition tender or post-acquisition automatic trust liquidation. If the Company elects to grant its public stockholders their redemption rights by means of a post-acquisition tender offer or post-acquisition automatic trust liquidation, then each outstanding callable Series A Share will automatically be converted into a callable Series B Share immediately following consummation of the Business Transaction. Public stockholders who hold callable Series B Shares will be entitled to participate in the post-acquisition tender offer by tendering their callable Series B Shares in accordance with the instructions included in the Schedule TO and related tender offer documents to be filed with the SEC. The callable Series B Shares will be automatically consolidated with all other classes of the Company’s common stock upon consummation of our post-acquisition tender offer or will be automatically converted into the right to receive a pro rata share of the trust account upon completion of the post-acquisition automatic trust liquidation, as the case may be.

The Company’s Series C Shares are identical to the callable Series B Shares, except that the Series C Shares do not have the right to redeem all or a portion of such Series C Shares in connection with the Business Transaction or to participate in a post-acquisition tender offer or post-acquisition automatic trust liquidation. If the Company elects to grant the Company’s public stockholders their redemption rights by means of a post-acquisition tender offer or post-acquisition automatic trust liquidation, the Company must seek that certain significant stockholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their callable Series A Shares into Series C Shares immediately prior to consummation of the Business Transaction. Regardless of the requirements of the Company’s target business, in no event would the Company be able to seek conversions of less than the amount necessary to maintain the 75.0% threshold. The exchange ratio of callable Series A Shares for Series C Shares may be at a one-for-one basis, or at other exchange ratios to be negotiated with the individual stockholders, which means that such stockholders may receive a proportionally greater number of shares than other stockholders would receive in the post-acquisition company. No consideration will be paid to stockholders who elect to convert other than the exchange of callable Series A Shares for Series C Shares.

The Series C Shares outstanding as of December 31, 2012 consist of 500,000 Series C Shares (the “Founder Shares”), and are subject to certain transfer restrictions. The holders of the Founder Shares have agreed not to exercise redemption rights with respect to such shares and have agreed not to tender their shares in an issuer tender offer in connection with the Company’s Business Transaction, and to vote the Founder Shares in the same manner as a majority of the public stockholders in connection with a stockholder vote to approve the initial Business Transaction and/or amend Article Fifth of the Company’s Amended and Restated Certificate of Incorporation (the article that contains all of the special provisions applicable to the Company prior to and in connection with the Company’s initial Business Transaction) prior to consummation of the Business Transaction. If the Company is unable to consummate a Business Transaction within the allotted time, the Company’s sponsor, officers and directors have agreed with respect to the Founder Shares to waive their rights to participate in any trust account liquidation distribution, but not with respect to any public shares they acquire in the Offering or in the aftermarket.

F-30

Warrants

Each redeemable warrant included in the units entitles the holder to purchase one share of common stock at a price of $7.50. The redeemable warrants offered hereby will become exercisable on the later of November 7, 2012 and the consolidation of each series of the Company’s common stock into one class of common stock after consummation of the Business Transaction, post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be. Holders of the redeemable warrants may elect to exercise them on a cashless basis by paying the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the redeemable warrants, multiplied by the difference between the exercise price of the redeemable warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of on the third trading day prior to the date on which the notice of cashless exercise is delivered to the warrant agent. The Company would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis. Although the redeemable warrants and the common stock underlying them have been registered, the redeemable warrants will only be exercisable by paying the exercise price in cash if an effective registration statement covering the common stock issuable upon exercise of the redeemable warrants is effective and a prospectus relating to the common stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants. The warrant holders are not entitled to a net-cash settlement in connection with the warrants under any circumstances.

The redeemable warrants will expire on November 7, 2016 or earlier upon redemption by the Company or the Company’s dissolution and the liquidation of the trust account in the event the Company does not consummate a Business Transaction within the time allowed. Once the redeemable warrants become exercisable, the Company may redeem the outstanding redeemable warrants:

•	in whole but not in part;

•	at a price of $0.01 per redeemable warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sale price of the Company’s common stock on the exchange on which the Company’s securities may be traded equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption.

Immediately prior to the Offering, Selway Capital Holdings LLC purchased 2,333,333 warrants at a price of $0.75 per warrant for an aggregate purchase price of approximately $1,750,000 in a private placement. These warrants are identical to the public warrants, except: (1) for certain restrictions on transfer; (2) the placement warrants are non-redeemable; and (3) the placement warrants may be exercised during the applicable exercise period on a for cash or cashless basis, even if there is not an effective registration statement relating to the shares underlying the placement warrants, so long as such warrants are held by the Company’s sponsor, officers, directors, their designees or their affiliates. Since the amount paid for the warrants was in excess of their face value on the date of the acquisition, no compensation was recorded.

In connection with the Offering and with the private placement described above, the Company issued five-year warrants to purchase an aggregate of 4,333,333 common shares at an initial exercise price of $7.50 per share. The terms of the warrants contain a restructuring price adjustment provision, such that, in the event the Company completes a business combination subsequent to the initial Business Combination that results in the Company's shares no longer being listed on a national exchange or the OTC Bulletin Board, the exercise price of the warrants will decrease by a formula that causes the warrants to not be indexed to the Company's own shares. Although the Company does not believe it is likely that this price adjustment provision will be triggered, the warrants have been accounted for as a liability amounting to $2,253,333 at December 31, 2012.

F-31

NOTE G — PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of December 31, 2012 and 2011, the Company has not issued any shares of preferred stock.

NOTE H — INCOME TAXES

Deferred income tax assets and liabilities consist of the tax effects of temporary differences related to the following:

	2012	2011
Deferred tax assets
Net operating losses	$168,000	$35,000
Organization costs	10,000	13,000
	178,000	48,000
Valuation allowance	(178,000)	(48,000)

Net deferred tax assets	$-	$-

Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company established a valuation allowance against the entire deferred tax asset at December 31, 2012 and 2011, respectively, due to the fact that it is more likely than not that the deferred tax asset will not be realized in the near-term.

Since the date of inception, the Company has accumulated Federal and state operating loss carryforwards of approximately $420,000 that expire at various dates through 2032. The provision (benefit) for income taxes differs from the amount that would result from applying the federal statutory rate as follows:

	Year Ended December 31,
	2012	2011
U.S Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefit	(5.9)	(5.9)
Permanent differences - warrant valuation	34.9	-
Change in valuation allowance	5.0	39.9
Effective tax rate	-%	-%

F-32

NOTE I – SUBSEQUENT EVENTS

On January 25, 2013, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Selway Merger Sub, Inc., the Company’s wholly-owned subsidiary, Healthcare Corporation of America (“Target”), Prescription Corporation of America, a wholly-owned subsidiary of Target (“PCA”), Gary Sekulski, as representative of the Target stockholders, and Edmundo Gonzalez, as the Company’s representative. Upon the closing of the transactions contemplated in the Agreement, Merger Sub will merge (the “Merger”) with and into Target, with Target as the surviving corporation. Pursuant to the Merger, all holders of capital stock of Target will have their securities converted into the right to receive securities of the Company, and Target will become the Company’s wholly owned subsidiary.

Acquisition Consideration

Holders of all of the issued and outstanding shares of common stock of Target immediately prior to the time of the Merger shall, by virtue of the Merger and without any action on the part of any of the parties to the Agreement, have each of their shares of common stock of Target converted into the right to receive; (i) a proportional amount of 5,200,000 shares of Selway common stock and promissory notes with an aggregate face value of $7,500,000 (collectively, the “Closing Payment”), plus (ii) a proportional amount of up to 2,800,000 shares of Selway common stock, if any, (the “Earnout Payment Shares”) issuable upon the combined company achieving certain consolidated gross revenue thresholds as more fully described below, plus (iii) the right to receive a proportional amount of the proceeds from the exercise of certain warrants being issued to Selway Capital Holdings, LLC, a Delaware limited liability company, Selway’s sponsor, as more fully described below. A portion of the Closing Payment (520,000 shares and promissory notes with an aggregate face value of $750,000) is being placed in escrow for a period of 12 months following the Merger to satisfy indemnification obligations of the Target, if any, as more fully described below. The promissory notes included in the Closing Payment will be non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The notes will be repaid from 75% of 25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

The Earnout Payment Shares, if any, will be issued as follows: (i) 1,400,000 shares if the combined company achieves consolidated gross revenue of $150,000,000 for the twelve months ended March 31, 2014 or June 30, 2014; and (ii) 1,400,000 shares if the combined company achieves consolidated gross revenue of $300,000,000 for the twelve months ended March 31, 2015 or June 30, 2015. In the event the combined company does not achieve the first earnout threshold, but does achieve the second earnout threshold, then all of the Earnout Payment Shares shall be issued. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Earnout Payment Shares not previously paid out shall be issued immediately prior to such transaction. If, prior to achieving either earnout threshold the combined company acquires another business in exchange for its equity or debt securities, then any remaining earnout thresholds may be adjusted by the independent members of the combined company’s board of directors in their sole discretion.

In connection with a bridge financing (the “Bridge Financing”) completed by the Target in September 2012, the Target issued 59.25 units, each unit consisting of 10,000 preferred shares and a promissory note with a face value of $100,000. At the time of the Merger holders of all of the issued and outstanding shares of preferred stock of Target will, by virtue of the Merger and without any action on the part of any of the parties to the Agreement, have each of their shares of preferred stock of Target converted into the right to receive a proportional amount of 592,500 shares of Selway common stock. In accordance with the terms of the promissory notes issued in the Bridge Financing, at the time of the Merger such notes shall automatically be converted into the right to receive the applicable portion of 592,500 shares of Selway common stock, provided, however, that if the holder of such note owns shares issued in Selway’s initial public offering and agrees to waive their redemption rights with respect to such shares, then a proportional portion of their notes will not be converted to shares and will become due as of the completion of the Merger.

F-33

Certain customers of Target currently hold warrants to purchase 2,000,000 shares of Target at an exercise price of $1.00 per share. At the time of the Merger, by virtue of the Merger and without any action on the part of any of the parties to the Agreement, such warrants shall convert into the right to receive warrants to purchase an aggregate of 85,000 shares of Selway common stock at an exercise price of $7.50 per share (the “Customer Payment Warrants”).

Upon completion of the Merger, certain members of the Target’s management will receive promissory notes with an aggregate face value of $2,500,000 (the “Management Incentive Notes”), which notes will be non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The Management Incentive Notes will be repaid from 25% of 25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

Certain members of the Target’s management will be entitled to receive a portion of an aggregate of 1,500,000 shares of Selway common stock (the “Management Incentive Shares”), which shares will vest in three equal installments of 500,000 shares on each of September 30, 2013, June 30, 2014 and June 30, 2015. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Management Incentive Shares will vest immediately before, and subject to, the consummation of such transaction.

Amendment to Sponsor Warrants

In connection with Selway’s initial public offering, Selway’s sponsor acquired warrants to purchase an aggregate of 2,333,333 shares of Selway common stock at an exercise price of $7.50 per share for an aggregate purchase price of $1,750,000. At the time of the Merger, by virtue of the Merger and without any action on the part of any of the parties to the Agreement, such warrants will convert into the right to receive: (i) an aggregate of 100,000 shares of Selway common stock, and (ii) warrants to purchase an aggregate of 1,000,000 shares of Selway common stock at an exercise price of $10.00 per share (the “Exchange Warrants”). The proceeds from the exercise of the Exchange Warrants will be paid: (i) 75% to the holders of all of the issued and outstanding shares of common stock of Target immediately prior to the time of the Merger, and (ii) 25% to certain members of the Target’s management. The Exchange Warrants are only exercisable for cash, may not be exercised on a cashless basis, and must be exercised if the closing price for the combined company’s common stock exceeds $12.00 per share for 20 trading days in any 30-trading-day period.

Incentive Warrants

Pursuant to the terms of the Agreement, Selway may issue warrants to purchase up to 175,000 shares of common stock of Selway with an exercise price of $7.50 per share (the “Customer Incentive Warrants”) to an existing customer of Target. Similarly, pursuant to the terms of the Agreement, the Target may secure new customer agreements for the provision of services by the Target, and the combined company shall, for every $10,000,000 in new receivables related to such new customer agreements, issue warrants to purchase an aggregate of 15,000 shares of Selway common stock at an exercise price of $10.00 per share (the “Other Customer Incentive Warrants”).

Conditions to Closing

The obligation of each party to complete the Merger and other transactions contemplated by the Agreement are conditioned on the satisfaction of the following conditions: (i) the Target stockholders approving the Agreement and the Merger; (ii) the absence of a prohibition to the Merger under any applicable law; (iii) the absence of any lawsuit seeking to enjoin the Merger; and (iv) holders of not less than 25% of the shares issued in Selway’s initial public offering having agreed to convert such shares to Series C Shares.

The obligation of Selway to complete the Merger and the other transactions contemplated by the Agreement are conditioned, among other things, on the satisfaction of the following conditions: (i) the Target having duly performed all of its obligations; (ii) all of the Target’s representations and warranties being materially true, correct and complete; (iii) the absence of any material adverse change or material adverse effect; (iv) holders of less than 10% of Target’s common stock having exercised their appraisal rights; (v) receipt of all necessary consents and governmental approvals; (vi) receipt of an opinion relating to New Jersey law from Target’s counsel; (vii) delivery of all additional agreements to be delivered at the time of the Merger; and (viii) delivery of Target’s audited financial statements for the years ended December 31, 2012 and 2011.

F-34

The obligation of Target to complete the Merger and the other transactions contemplated by the Agreement are conditioned, among other things, on the satisfaction of the following conditions: (i) Selway having duly performed all of its obligations; (ii) delivery of all additional agreements to be delivered at the time of the Merger; (iii) Selway having entered into agreements providing for net cash to the combined company of not less than $11,000,000; and (iv) Selway having entered into agreements providing for a credit facility for the combined company of not less than $4,000,000.

Indemnification; Escrow of Closing Payment

If the Target violates, misrepresents or breaches any of its representations, warranties, and covenants, it has agreed to indemnify Selway for up to 10% of the Closing Payment. For that purpose, of the Closing Payment, an aggregate of 520,000 shares and promissory notes with an aggregate face value of $750,000 are being held in escrow for a period of 12 months following the Merger in order to satisfy any indemnification obligations of the Target. If Selway violates, misrepresent or breaches any of its representations, warranties, and covenants, it has agreed to indemnify the Target stockholders up to 10% of the Closing Payment, payable in cash (up to $5,950,000). For purposes of the indemnification provisions of the Agreement, each share included in the Closing Payment will be deemed to be worth $10.00, and the promissory notes will be deemed to be worth their face value.

Termination

Either party may terminate the agreement in the event that the Merger has not taken place by March 8, 2013, or if Selway has not been able to enter into agreements providing for a credit facility for the combined company of not less than $4,000,000 prior to February 28, 2013, if there is not material breach of the agreement by the terminating party, in which case each party shall bear their own expenses. No party has terminated the agreement as of the date hereof. Selway may terminate the agreement if the approval of the board of directors of Target of the Agreement is not in effect or there is a lawsuit initiated or court order in effect that would prevent or delay the Merger to later than March 31, 2013; provided that, upon termination due to any of the foregoing, the Target must issue to Selway warrants to purchase shares equal to 4.9% of the issued and outstanding shares of common stock of Target at the time of such termination. Upon a default, the non-defaulting party may terminate the Agreement upon 10 business days’ notice, subject to such breach being cured prior to the earlier of March 8, 2013, and the expiration of such 10 business days’ notice.

Board of Directors of the Combined Company; Voting Agreement

The agreement provides that, for the two year period following the Merger, Gary Sekulski, as the representative of the stockholders of Target, will designate three persons to the combined company’s board of directors, Edmundo Gonzalez, as Selway’s representative, will designate one person to the combined company’s board and such designees will unanimously designate three persons to the combined company’s board of directors, pursuant to the terms of a voting agreement to be entered into at closing.

Registration Rights

The Company has agreed to register all shares included in the Closing Payment, the Earnout Payment Shares, the shares underlying the Exchange Warrants, and the shares issued as compensation for the Bridge Financing pursuant to the terms of a Registration Rights Agreement to be entered into at closing or pursuant to the terms of such securities.

Post-Merger Tender Offer

Following the Merger, the Company will be required to commence a tender offer to grant holders of shares issued in its initial public offering the right to redeem such shares for a pro rata portion of the trust account set up at the time of the initial public offering, all in accordance with Selway’s amended and restated certificate of incorporation and bylaws.

In accordance with Selway’s amended and restated certificate of incorporation and bylaws, and as described in its initial public offering prospectus, prior to the consummation of the Merger, the Company will file a Current Report on Form 8-K with the SEC that will include disclosure regarding the Target and the Merger similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of stockholder votes to approve the Merger. After the Merger, the Company will commence an issuer tender offer for all of its Series B Shares, which will consist of all public shares for which the applicable holder has not elected to waive redemption rights and convert such shares to Series C Shares.

If the Company fails to commence the tender offer within 30 days of consummation of the Merger, or it fails to complete the tender offer within 6 months of consummation of the Merger (but in no event later than August 7, 2013), then it will automatically liquidate the trust account and release to its Series B stockholders a pro rata portion of the trust account. The holders of Series C Shares and public warrant holders will continue to hold their securities in Selway.

F-35

UNAUDITED CONDENSED COMBINED PRO FORMA
FINANCIAL INFORMATION

The following unaudited pro forma condensed balance sheet as of December 31, 2012 combines the historical consolidated balance sheet of Selway Capital Acquisition Corporation (the "Company" or "SCAC") as of December 31, 2012, and the balance sheet of Healthcare Corporation of America and Subsidiaries ("HCCA") as of December 31, 2012, under the acquisition method of accounting, giving effect of the exchange of shares between the Company and HCCA. SCAC is the surviving, publicly-traded legal entity. The business combination of the Company and HCCA is being accounted for as a reverse recapitalization of HCCA, since the Company is a shell corporation as defined under Rule 12b-2 of the Exchange Act. HCCA is being treated as the accounting acquirer in this transaction due to the following factors:

1)	HCCA’s management pre-closing is the same as the management post-closing;

2)	The members of the board of directors pre-closing represent the majority of directors post closing, with one SCAC director being added; and

3)	The majority of shares post-closing are still owned by HCCA shareholders, who will represent 60% of SCAC shares outstanding, if all shares subject to conversion in our post-closing tender offer, actually convert to Series C (non-redeemable) common shares, and 65% of SCAC shares outstanding if all shares subject to conversion do not convert to Series C shares and opt to receive their pro rata cash in trust at the time of the post-closing tender offer. Estimates of HCCA’s ownership do not include shares underlying warrants held by public investors and the SCAC sponsors or the restricted shares held by management. However, HCCA shareholders would still have 51% of SCAC shares post-closing when including shares underlying warrants and restricted shares and assuming all redeemable shares convert to Series C shares, and 54% of SCAC shares post-closing if all shares subject to conversion do not convert to Series C shares and opt to receive their pro rata cash in trust at the time of the post-closing tender offer. In the table below, HCCA Selling Shareholders represent HCCA shareholders who exchanged their shares for SCAC shares, as well as preferred stock holders of HCCA and bridge note holders, who also exchanged their securities for SCAC shares at the time of the merger.

	Pro Forma (All Redeemable Shares Convert to Common)		Pro Forma (All Redeemable Shares Tender for Cash)
HCCA Selling Shareholders	6,390,012	60%	6,390,012	65%
All Other Shareholders	4,228,446	40%	3,388,481	35%
Total Basic Shares	10,618,458	100%	9,778,493	100%

Employee Stock in Escrow	1,575,000		1,575,000
Total HCCA	7,965,012	51%	7,965,012	54%

Warrants	3,296,250		3,296,250
Total All Others	7,524,696	49%	6,684,731	46%
Total Shares, Fully Diluted	15,489,708	100%	14,649,743	100%

F-36

The unaudited pro forma condensed combined financial information is for illustrative purposes only and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HCCA,” and the consolidated financial statements of HCCA and the related notes thereto included elsewhere in this Form 8-K. The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the business combination, are factually supportable and are expected to have a continuing impact on the combined company’s results. These events are the issuance of shares to HCCA shareholders, the repayment of bridge notes payable, the conversion of certain bridge notes into Series C common shares, the issuance of notes payable, the sale of additional Series C common shares and the conversion of outstanding sponsor warrants into Series C commons shares. In addition, the Company is in the process of conducting a tender offer of shares issued in SCAC’s initial public offering. The proforma financial statements also include the pro forma impact of the minimum and maximum tender of such shares. The unaudited pro forma condensed combined financial statements do not purport to represent what the results of operations or financial condition of the combined company would actually have been had the business combination in fact occurred as of such date or to project the combined company’s results of operations for any future period or as of any future date.

At the closing of the business combination, all the outstanding shares of HCCA common stock were exchanged for, 5,200,000 shares of SCAC Series C common stock. Interest free sellers’ notes were issued with an aggregate face value of $7,500,000 and these shall be paid from 75% of 25% of the combined company’s free cash above $2 million, measured annually. The management team shall receive 1,500,000 restricted shares of SCAC over the three years following the transaction, which shares will be accounted for as stock based compensation, with cliff vesting and will be recognized as expense at the vesting date, as well as interest free management notes, which in aggregate total $2,500,000, and which shall also be paid from 25% of 25% of free cash flow above $2,000,000 measured annually. HCCA shareholders and management shall have the right to receive, Earnout Payment Shares, which shall be issued as follows: (i) 1,400,000 shares if the combined company achieves consolidated gross revenue of $150,000,000 for the twelve months ended March 31, 2014 or June 30, 2014; and (ii) 1,400,000 shares if the combined company achieves consolidated gross revenue of $300,000,000 for the twelve months ended March 31, 2015 or June 30, 2015. In the event the combined company does not achieve the first earnout threshold, but does achieve the second earnout threshold, then all of the Earnout Payment Shares shall be issued. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Earnout Payment Shares not previously paid out shall be issued immediately prior to such transaction. The Company evaluated the projected cash flow of the earnout threashold at the date of combination and based upon its projections, the earnout shares have been determined to have no value.

Advisory Securities

Pursuant to an agreement dated March 4, 2013 and in consideration for certain advisory services rendered, Chardan Capital Markets, LLC, an underwriter in Selway’s initial public offering, will receive 5% of the total amount of each of the Closing Payment shares and notes, Management Incentive Shares and Notes, and Earnout Payment Shares issued in connection with the merger. Each of the securities issued to Chardan will be identical to the respective securities issued in the merger. These are amount are in addition to those listed above.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012, combines the historical consolidated statement of operations of SCAC for the year ended December 31, 2012 and the consolidated statement of operations of HCA for the year ended December 31, 2012, giving effect to exchange of shares as if it had occurred on January 1, 2012.

The unaudited pro forma condensed consolidated financial statements are based on the estimates and assumptions set forth in the notes to such statements, which have been made solely for purposes of developing such pro forma information. The pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances, and are subject to revision. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, and we cannot provide any assurances that the assumptions used in the preparation of the pro forma condensed consolidated financial statements will ultimately prove to be correct. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the exchange of shares taken place on the dates noted or the future financial position or operating results of the combined company.

F-37

SELWAY CAPITAL ACQUISITION CORPORATION

PRO FORMA CONDENSED COMBINED BALANCE SHEET

as of December 31, 2012

Pro Forma	Pro Forma	Pro Forma	Pro Forma
SCAC	Business	Business	(No	(No	(Maximum	(Maximum
(As	Combination	Combination	shares tendered)	shares tendered)	shares tendered)	conversion)
Reported)	HCCA	Adjustments	Combined	Adjustments	Combined	Adjustments	Combined
Assets

Cash	$5,036	$1,791,089	4	$(56,311)	$6,655,142	10	$8,483,733	$15,138,874	11	($8,483,647)	$6,655,228
2	(69,912)
7	5,722,309
9	$(737,070)

Other current assets	6,739	3,960,701	4	(488,229)	3,479,211	3,479,211	-	3,479,211

Property and equipment	-	1,114,055	1,114,055	1,114,055	-	1,114,055

Restricted cash held in trust	20,600,086	-	2	(2,900,006)	8,651,726	10	(8,651,726)	-	-
7	(9,048,354)

Other assets	3,554	124,874	128,428	128,428	-	128,428

Total Assets	$20,615,415	$6,990,719	$(7,577,572)	$20,028,562	$(167,993)	$19,860,568	$(8,483,647)	$11,376,922

Liabilities and
Stockholders' Equity

Accounts payable, accrued expenses and other current liabilities	$812,405	$2,116,688	4	$(56,311)	$2,328,787	10	$(167,993)	$2,160,794	$2,160,794
2	(142,849)
7	(175,696)
9	(100,000)
9	(125,450)

Note payable	-	4,947,613	1	5,349,418	5,349,418	5,349,418	5,349,418
2	(4,947,613)

Management incentive notes payable	6	1,671,693	1,671,693	1,671,693	1,671,693

Redeemable preferred stock	-	458,800	3	(458,800)	-	-	-

Total current liabilities	812,405	7,523,101	1,014,392	9,349,898	(167,993)	9,181,905	-	9,181,905

Long term debt and other non-current liabilities	-	463,515	463,515	463,515	463,515
Warrant liability	2,253,333	518,587	5	(364,537)	1,714,050	1,714,050	1,714,050
8	(693,333)

Total long term liabilities	2,253,333	982,102	(1,057,870)	2,177,565	-	2,177,565	-	2,177,565

Total liabilities	$3,065,738	$8,505,203	$(43,478)	$11,527,463	$(167,993)	$11,359,470	$-	$11,359,470

Ordinary shares subject to possible redemption, 1,500,000 shares (at redemption value)	15,150,000	-	7	(8,872,658)	6,277,342	10	(6,277,342)	-	-

Total Temporary Equity	15,150,000	-	(8,872,658)	6,277,342	(6,277,342)	-	-	-

Stockholders' equity (deficiency):
Preferred Stock	-	-

Common stock	250	3,556,056	1	(3,556,056)	904	904	11	(84)	820
1	554
2	31
3	59
8	10

Additional paid in capital	5,098,941	-	1	(4,563,429)	8,631,139	10	6,277,342	14,908,481	11	(8,483,563)	6,424,918
2	3,097,900
3	458,741
6	(1,671,693)
7	5,722,309
8	999,990
9	(511,620)

Stock Redemption	-	(100,000)	1	100,000	-	-

Accumulated deficit	(2,699,514)	(4,970,540)	1	2,669,514	(6,408,286)	(6,408,286)	(6,408,286)
2	(977,387)
4	(488,229)
8	(306,667)
5	364,537

Stockholders' equity (deficiency)	2,399,677	(1,514,484)	1,338,563	2,223,756	6,277,342	8,501,098	(8,483,647)	17,452

Total Liabilities & Stockholders' Equity	$20,615,415	$6,990,719	$(7,577,573)	$20,028,561	$(167,993)	$19,860,568	$(8,483,647)	$11,376,922

See notes to unaudited condensed combined pro forma balance sheet

F-38

SELWAY CAPITAL ACQUISITION CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

December 31, 2012

1	To recognize reverse recapitalization at closing, consideration to HCCA shareholders and to combine the shareholders' deficiency of HCCA, the accounting acquirer, with the stockholders’ equity of SCAC and give effect to the issuance of 5,535,000 shares of SCAC’s $.0001 par value common stock and $8.0 million of noninterest bearing promissory sellers' notes, which have a present value of $5,349,418. 5,200,000 shares are closing consideration to HCCA shareholders and 335,000 shares are considersation for HCCA's M&A advisor. $7,500,000 of the notes are consideration for HCCA selling shareholders and $500,000 are notes to the HCCA M&A advisor, which have been discounted based upon anticipated future cash flow payments at a discount rate of 6.5%.

Common stock HCCA	$3,556,056
Commons stock issued in exchange for HCCA shares		$554
Additional paid in capital	$4,563,429
Stock redemption		$100,000
Accumulated deficit		$2,669,514
Notes payable		$5,349,418

2	To reflect repayment of $5,925,000 bridge notes payable, recognition of unamortized bridge loan discount of $977,387 as interest expense and payment of accrued interest payable of $69,918 and the conversion of $3,025,000 of principal and $72,931 of accrued interest into 316,456 Series C common shares, and payment of $2,900,000 of principal through release of cash in trust.

Notes payable	$4,947,613
Retained earnings	977,387
Accrued interest payable	142,849
Common stock		$31
Cash in trust		2,900,006
Cash		69,912
Additional paid in capital		3,097,900

The repayment of the HCCA bridge loans is computed as follows:

Bridge loan principal amount		$5,925,000

Shares of 5% Shareholders who are also bridge loan holders, and who are electing to convert their shares from Redeemable Series A Redeemable Common to Series C Common. HCCA used the cash released from trust related to these shares pay down the bridge loan of these investors		281,554

Cash released from Trust from these investors (281,554 shares X $10.30/share)		$2,900,006
- Underwriters' discount in trust, paid to UW	$0.20	$(56,311)
- Payment of bridge principal		$(2,900,000)
Net Cash to HCCA from share conversion and payment of bridge loan		$(56,305)

- Interest paid in cash related to re-paid portion of bridge loan		$(69,918	)(a)
Net Cash paid by HCCA		$(126,222)

Principal paid via conversion of bridge loan into Series C common		$3,025,000
Interest paid via conversion into Series C common		$72,931	(a)
Total to be converted into Series C common due to bridge loan (as of 12/31/2012)		$3,097,931

3	To reflect convsersion of redeamble preferred stock into 592,500 Series C common shares

Redeemable preferred stock	$458,800
Common stock		$59
Additional paid in capital		458,741

4	To reflect payment of deferred underwriters fee upon release of cash in trust, and to expense prepaid loan fees upon repayment of bridge loans payable.

Deferred underwriting compensation	$56,311
Retained earnings	488,229
Cash		$56,311
Prepaid loan fees		488,229

F-39

5	To reflects conversion of 296,250 warrants held by bridge loan holders valued by HCCA at $518,587, into warrants of the Company and valued at the Selway warrants, at $0.52/warrant, or $154,050, as of the business combination.

Warrant liability	364,537
Retained earnings		364,537

6	To reflect the issuance of $2,500,000 of non-interest bearing Management Sellers' Notes, which are part of the consideration, and which have a present value of $1,671,693and have been discounted based upoin anticipated futre cash flow payments at 6.5%. Managers are also shareholders and part of the transaction has these managers receiving extra consideration for their stakes in HCCA.

Additional paid-in capital	$1,671,693
Management incentive notes payable		$1,671,693

7	To reflect sale of new 878,481 Series C Common shares to third parties upon holders of 878,481 Series A Redeemable Common shares agreeing to waive redemption rights and convert their shares into Series C common shares, as follows:

Cash	5,722,309
Cash in trust		9,048,354
Deferred underwriting compensation	175,696
Shares subject to redemption	8,872,658
Additional paid in capital		5,722,309

The sale of the shares has been computed as follows:

Size of offering to investors		$6,149,367
Price per share		$7.00
Shares converting from Series A Redeemable Common (backed by cash in trust) to Series C		878,481	(c)

Cash in trust per Series A Redeemable Common Share		$10.30

Cash Released from Trust		$9,048,354	(c)
- Underwriters' discount in trust plus placement fees	$0.20	$175,696
- Placement fees	$0.06	$49,311
- Cash back to shareholder of Series A Redeemable Common	$3.53	$3,101,038

= Net Cash to HCCA		$5,722,309

Net Cash per Share to HCCA		$6.51

(c)	Shareholders owning these shares shall agree not to redeem, causing the trust to release $10.30/share to HCCA, and HCCA shall pay these shareholders $3.53/share in cash, pay the underwriters $0.20/share, pay $0.06/share in placement fees, and keep $6.51/share

8	To reflect conversion of 1,333,333 sponsor warrants into 100,000 Series C common shares at a price of $10 per share and to reflect compensation expense of $306,667 on the difference in value between the warrants exchanged for shares

Common stock		10
Warrant liability	693,333
Additional paid in capital		999,990
Retained earnings	306,667

F-40

9	To reflect payment of deferred legal fees paid at closing of business combination, payment of accounts payable at closing, and transaction-related costs due to legal, accounting and filing fees which reduced Additional paid in capital

Deferred legal fees	100,000
Accounts payable due at business combination	125,450
Additional paid in capital	511,620
Cash		737,070

10	To reflect the release of funds raised by Selway Capital Acquisition Corporation's initial public offering and reclassification of shares subject to redemption. The Company believes that these disclosures are directly attributable to the Merger because they are events described in the Company’s initial public offering prospectus and required to occur subsequent to the Merger. These events will have a continuing impact on the Company as it describes the minimum and maximum impact of the tender offer of the Company’s shares required to be disclosed in the Company’s initial public offering prospectus.

Cash	$8,483,733
Cash in trust		$8,651,726
Deferred underwriting compensation	167,993
Shares subject to redemption	6,277,342
Additional paid in capital		6,277,342

11	To record the payment of common stock subject to conversion assuming minimum stockholder conversion to Series C Common, post business combination, (839,965 shares at $10.30 per share) and return of accrued underwriters fees of $167,993. The Company believes that these disclosures are directly attributable to the Merger because they are events described in the Company’s initial public offering prospectus and required to occur subsequent to the Merger. These events will have a continuing impact on the Company as it describes the minimum and maximum impact of the tender offer of the Company’s shares required to be disclosed in the Company’s initial public offering prospectus.

Cash		$8,483,647
Common stock	$84
Additional Paid-in capital	8,483,563

F-41

SELWAY CAPITAL ACQUISITION CORPORATION

PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2012

	For the Year Ended							Pro Forma	Pro Forma
	December 31, 2012			Business	Business	Pro Forma	Pro Forma	Adjustments	Combined
	SCAC (AS Reported)	HCA		Combination Adjustments	Combination Combined	(No shares tendered) Adjustments	Combined (No shares tendered)	(Maximum Shares Tendered)	(Maximum Shares Tendered)

Sales	$-	$38,401,140			$38,401,140		$38,401,140		$38,401,140
Cost of Sales	-	31,650,232			31,650,232		31,650,232		31,650,232
Gross Profit	-	6,750,908			6,750,908		6,750,908		6,750,908

General and administrative expense	348,091	7,299,603			7,647,694		7,647,694		7,647,694

Loss before other income (loss)	(348,091)	(548,695)			(896,786)		(896,786)		(896,786)

Change in fair value of warrants	(2,253,333)				(2,253,333)		(2,253,333)		(2,253,333)
Stock-based compensation			1	(11,025,000)	(11,025,000)		(11,025,000)		(11,025,000)
Interest Expense			2	(682,500)	(682,500)		(682,500)		(682,500)
Other income (loss)	17,474	(640,286)			(622,812)		(622,812)	-	(622,812)

Net loss	$(2,583,950)	$(1,188,981)		$(11,707,500)	$(15,480,431)	$-	$(15,480,431)	$-	$(15,480,431)

Net loss per common share to controlling interests

Basic net loss per ordinary share	$(1.03)	$(0.03)			$(1.46)		$(1.46)		$(1.58)

Weighted average ordinary shares outstanding	2,500,000	38,939,909	3		10,618,458		10,618,458		9,778,493

F-42

SELWAY CAPITAL ACQUISITION CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Year Ended December 31, 2012

1	To reflect stock-based compensation to HCCA management related to the 1,575,000 shares of SCAC that were granted at the merger but are being held in escrow, at a price per share of $7 per share, which is the price per share at which Series C shares were purchased by investors at the time of the business combination.

Stock-based compensation	$11,025,000

2	To reflect imputed interest on Sellers' Notes, which collectively total $10.5 million with $7,500,000 being for the benefit of all shareholders, $2,500,000 being consideration for the benefit of the manager-owners, and $500,000 being consideration for the M&A advisor. The interest rate used is HCCA's estimated borrowing cost of 6.5%, and no principal payments are assumed during 2013. This pro forma expense shows the imputed interest as if the notes were in place for all of 2012.

Interest Expense	$682,500

3	Pro forma net loss per share was calculated by dividing pro forma net loss by the weighted average number of shares as follows:

	Series B	Series C	Pro Forma (At Business Combination)	Pro Forma (No shares tendered)	Pro Forma (Maximum shares tendered)
Redeemable stock backed by cash in trust	839,965		839,965	-	-
HCCA selling shareholders		5,200,000	5,200,000	5,200,000	5,200,000
Conversion of HCCA note holders and preferred stockholders		1,190,012	1,190,012	1,190,012	1,190,012
Employee restricted shares to be released from escrow over 3 years		1,575,000	1,575,000	1,575,000	1,575,000
Public shareholders		878,481	878,481	1,718,446	878,481
Selway sponsor shares		600,000	600,000	600,000	600,000
Other shareholders		335,000	335,000	335,000	335,000
Total	839,965	9,778,493	10,618,458	10,618,458	9,778,493

Series B shares shown above are the result of conversion of Selway's Series A redeemable shares at the business combination. These are identical to Series A and are redeemable in cash. The company is holding restricted cash in trust equal to $10.30 per share for the possible redemption of these Series B shares. At the business combination, 1,160,035 shares of Selway's Series A redeemable stock were converted to non-redeemable Series C shares, and these include the Public Shareholders listed above as well as certain note holders in HCCA, who were also Series A holders.

In the scenario listed above, Pro Forma (No shares tendered), the Redeemable Series B convert to Series C and are included in the Public Shareholders total.

For the scenario list above, Pro Forma (Maximum shares tendered), the 839,965 Series B Redeemable common shares are all redeemed by shareholders, all other shares described above remain the same.

The Scenarios above represent the basic shares at the business combination, and none of the scenarios include the following:

Warrants held by public and other investors, which have a strike price of $7.50	2,296,250
Warrants held by the Selway sponsor, which have a strike price of $10	1,000,000
Total restricted shares and warrants	3,296,250

F-43

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Consolidated Balance Sheet:
December 31, 2012 and March 31, 2013	F-45

Consolidated Statements of Operations:
Three months ended March 31, 2012 and 2013	F-46

Consolidated Statements of Cash Flows:
Three months ended March 31, 2012 and 2013	F-47

Notes to Financial Statements:
March 31, 2013	F-48

F-44

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
	Consolidated Balance Sheet

	Audited / Restated	Unaudited
	December 31,	March 31,
	2012	2013

ASSETS
Current assets:
Cash	$1,791,089	$408,978
Accounts receivable	572,637	2,068,835
Rebates receivable	1,323,474	1,544,906
Other receivable	40,867	299,946
Inventory	573,540	457,004
Prepaid Loan Fees	488,229	315,913
Total current assets	4,789,836	5,095,582

Property and equipment, net of accumulated depreciation, restated	1,114,055	1,409,773

Other assets:
Security deposits	66,131	66,131
Other	58,743	1,000
	124,874	67,131

Other Assets

Total Other Assets		—
Total assets	$6,028,765	$6,572,486

LIABILITIES
Current liabilities:
Accrued Compensation		$—
Accounts payable	$4,520,233	$5,445,746
Accrued expenses	453,057	537,134
Accrued taxes payable	11,071	32,870
Customer deposits		804,698
Note payable	4,947,613	4,947,613
Reedemable preferred stock	458,800	458,800
Warrant liability	518,587	518,587
Current portion of long term debt	137,703	169,745
Total current liabilities	11,047,064	12,915,193
Long-term liabilities:
Convertible Notes Payable		—
Total long-term liabilities		—

Total current liabilities	11,047,064	12,915,193

Long term liabilities:
Deferred rent	64,133	59,909
Leases payable	399,382	494,659

Total long term liabilities	463,515	554,568

Total Liabilities	11,510,579	13,469,761

STOCKHOLDERS' DEFICIT
Common stock, no par value, 50,000,000 authorized,
37,879,809 and 40,000,009 shares issued and outstanding	3,556,056	3,936,056
Stock redemption	(100,000)
Accumulated deficit, restated	(8,937,860)	(10,833,331)
Total stockholders' equity	(5,481,804)	(6,897,275)
Total liabilities and stockholders equity	$6,028,775	$6,572,486

 The accompanying notes are an integral part of these statements.

F-45

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
Consolidated Statement of Operations
Unaudited

	Three months	Three months
	Ended	Ended
	March 31,	March 31,
	2012	2013

Sales	$5,677,089	$11,961,723

Cost of Sales	4,767,120	10,605,500

Gross Profit	909,969	1,356,223

General and administrative expenses:
Wages and taxes	549,242	862,532
Stock based compensation		480,000
Commissions	243,512	443,848
Advertising and marketing	10,556	24,449
Legal and professional	125,384	416,471
Computer and internet	1,152	20,733
Travel and entertainment	26,476	102,956
Insurance	157,657	261,573
Office and postage	33,388	62,137
Rent	57,905	50,919
Depreciation and amortization	51,428	74,693
Bad debts
Other office and miscellaneous	25,454	43,577
Total operating expenses	1,282,154	2,843,888
Income/(Loss) from operations	(372,185)	(1,487,665)

Other income (expense):
Interest income		84
Interest (expense)	(6,179)	(407,891)
Other (expense)	(2,915)
Income/(Loss) before taxes	(381,279)	(1,895,472)

Provision/(credit) for taxes on income	—	—
Net Income/(loss)	$(381,279)	$(1,895,472)

Basic earnings/(loss) per common share	$(0.01)	$(0.05)

Weighted average number of shares outstanding	38,939,909	40,250,009

 The accompanying notes are an integral part of these statements.

F-46

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
Consolidated Statement of Cash Flows
Unaudited

	March 31,	March 31,
	2012	2013

Cash flows from operating activities:
Net income (loss)	$(381,279)	$(1,895,472)

Adjustments to reconcile net (loss) to cash
provided (used) by operating activities:
Common stock issued for services		480,000
Depreciation and amortization	51,428	74,693
Amortization of capital raising expenses		172,316
Change in current assets and liabilities:
Accounts receivable	275,115	(1,496,198)
Rebates		(221,432)
Other receivables		(259,079)
Inventory	(24,879)	116,536
Prepaid expenses and other current assets	(127,000)	57,743
Other assets
Accounts payable and accrued expenses	(2,327,035)	1,031,400
Deferred rent	—	(1,415)
Customer deposits	564,824	804,698
Net cash flows from operating activities	(1,968,826)	(1,136,210)

Cash flows from investing activities:
Purchase of fixed assets, restated	(31,292)	(370,411)

Net cash flows from investing activities	(31,292)	(370,411)

Cash flows from financing activities:
Proceeds from sale of common stock	—
Proceeds from notes payable
Redeemable preferred stock
Warrants issued
Redemption of common stock	—
Proceeds/(payments) from capital leases	(64,601)	124,510

Net cash flows from financing activities	(64,601)	124,510
Net cash flows	(2,064,719)	(1,382,111)

Cash and equivalents, beginning of period	3,354,385	1,791,089
Cash and equivalents, end of period	$1,289,666	$408,978

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Interest	$(43,038)	$(132,339)
Income taxes		$—

 The accompanying notes are an integral part of these statements.

F-47

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Note 1 - Summary of Significant Accounting Policies

     General Organization and Business

Healthcare Corporation of America (“HCCA”) and its subsidiaries, are New Jersey Corporations. The consolidated companies are primarily engaged in the health benefits industry which provides benefit management services and mail order pharmacy fulfillment. The subsidiaries are Prescription Corporation of America Benefits (“PCB”) and Prescription Corporation of America (“PCA”). HCCA was incorporated on February 26, 2008, PCB was incorporated on October 7, 2010, and PCA was incorporated on January 11, 2008.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Changes in classification of 2012 amounts have been made to conform to current presentations.

Basis of consolidated

The consolidated financial statements include the accounts of HCCA and its wholly-owned subsidiaries PCA and PCB, (collectively, the “Company”). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents. For cash management purposes, the Company concentrates its cash holdings in multiple checking accounts at Chase Bank. The balances in these accounts may exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation in case of bank failure.

Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Inventory

Inventory is recorded at lower of cost or market; cost is computed on a first-in first-out basis. The inventory consists of finished goods. Inventory at year end was $573,540.

F-48

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Accounts receivable

Trade receivables are carried at original invoice amount. Accounts receivable are written off to bad debt expense using the direct write-off method. Management determines uncollectible accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions and by using historical experience applied to an aging of accounts. Recoveries of trade receivables previously written off are recorded when received.

Revenue recognition:

Benefit management services revenues are recognized over the period in which members are entitled to receive benefits. Mail order pharmacy fulfillment sales consist of amounts due from 3rd party payors and member copayments.

Rebates received from the pharmaceutical manufacturers are recorded as reduction of cost of revenues and the portion of the rebate payable to customers is treated as reduction of revenue.

Stock-based compensation

The Company accounts for equity awards based on the fair value of the common stock at the date of issue. Expense is recognized upon vesting.

Fair value of financial instruments and derivative financial instruments

We have adopted Accounting Standards Codification regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net Income Per Share of Common Stock

We have adopted Accounting Standards Codification regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not compute fully diluted earnings per share because they are antidilutive.

F-49

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

    Internal Website Development Costs

Under ASC350-50, Website Development Costs, costs and expenses incurred during the planning and operating stages of the Company's website are expensed as incurred.  Under ASC 350-50, costs incurred in the website application and infrastructure development stages are capitalized by the Company and amortized to expense over the website's estimated useful life or period of benefit.

    Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date.  The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

    Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. During 2012, the Company incurred $689,264 in offering costs which were capitalized and amortized over the life of the loan.

    Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Risk Concentration

The Company grants unsecured credit to its customers. The Company continuously monitors the payment performance of its customers to ensure collections and minimize losses. Management does not believe that significant credit risks exist at December 31, 2012. Management has determined that an allowance for doubtful accounts is not necessary at December 31, 2012 since no losses have been incurred to date.

Advertising:

The Company expenses all costs of advertising as incurred. The advertising costs included in general and administrative expenses for the year ended December 31, 2012 was $78,446 and $4,894 at March 31, 2013.

Note 2 – Restatement

The financial statements have been revised to correct an error in accounting for the Company’s sales, accounts receivable, cost of sales, accounts payable, capital leases, accrued rent and accrued taxes. In accordance with U.S. GAAP, the Company calculated and recognized adjustments accordingly.

F-50

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

The following table represents the effects of the restated statements as of December 31, 2011 and 2012.

	Restated 12/31/2011	Original 12/31/2011	Restated 12/31/2012	Original 12/31/2012
Accounts receivable	$—		$572,637	$1,220,065
Rebates Receivable	$—	$—	$1,323,474	$1,638,000
Property and Equipment, net	$824,284	$338,631	$—	$—
Accounts payable	$6,301,691	$2,559,592	$4,520,223	$1,514,857
Lease payable	$510,647	$—	$—	$—
Deferred rent	$56,402	$—	$—	$—
Accrued taxes	$6,391	$—	$—	$—
Sales	$24,928,065	$28,226,088	$28,663,284	$38,401,140
Cost of Sales	$23,919,518	$25,406,749	$24,068,906	$31,650,232
General and Administrative expenses	$4,881,266	$2,876,835	$—	$—
Accumulated deficit	$(5,592,349)	$(1,762,462)	$(8,937,860)	$(4,970,540)

Note 3 – Commitments and Contingencies

Operating leases

The Company leases office space in Denville, New Jersey and office equipment. The office lease requires the following minimum rental payments:

Minimum Rental Payments
Premise
2014	$196,189
2015	177,578
2016	154,347
2017	130,613
2018	101,569
Thereafter	—
$760,297

F-51

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Rent expense for the period ended December 31, 2012 was $182,455 and $42,575 for the period ended March 31, 2013.

The Company also has a deferred rental agreement with their landlord. The Company has recorded deferred rent at December 31, 2012 of $72,888 and $65,814 on March 31, 2013. The deferral amortizes over the life of the lease that expires in February 2017.

Note 4 – Employment Agreements

In 2012, the Company entered into employment agreements with four of its senior officers. The agreements specify an aggregate guaranteed salaries of $930,000 each year of employment. The agreements allow the Company to terminate these individuals for cause. At December 31, 2012 the Company has four remaining agreements.

Note 5 – Litigation

During 2012, the Company filed suit against its past adjudicator of claims for overcharges, over payment on claims, errors and misclassifications, and rebates owed from drug manufacturers for over $5 million. The Company’s General Counsel has advised management that the outcome of this lawsuit is undeterminable, and as a result, the Company has not recorded any receivable and will record any revenue when and if received. The adjudicator of claims filed a counterclaim in the amount of $2.9 million for amounts it claims are owed to it by the Company

On August 14, 2012, the Company entered into a settlement with a shareholder to buy back 500,000 shares of common stock for $100,000. The settlement also called for the Company to pay $50,000 to the shareholder to settle claims against the company. As of December 31, 2012, the Company had not received the 500,000 shares of common stock but had paid the settlement. The Company received these shares in February 2013. A stock redemption was recorded on December 31, 2012 in the amount of $100,000.

Note 6 - Common Stock

During 2011, the Company issued 10,469,109 shares of common stock with a fair value range of $0.03 to $0.31 to its full-time employees and consultants in recognition of their efforts to assist and develop the Company. Stock-based compensation costs amounted to $410,529. These shares vested immediately and are freely tradable.

During 2012, the Company issued 2,120,200 shares of common stock with a fair value range of $0.01 to $0.31. These shares are freely tradable.

During 2012, the Company settled a suit with a shareholder to repurchase 500,000 shares of its common stock. These shares were recorded as a stock redemption for $100,000 and the shares were received in February 2013.

During the first quarter of 2013, The Company issued 500,000 fully vested shares to key employees and consultants. The Company has recognized a one-time stock based compensation in the amount of $480,000.

F-52

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Note 7 – Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation.

Following is a detailed break-out of the Company’s property and equipment:

	12/31/2012	3/31/2013
Furniture and fixtures	$1,374,126	$1,744,539
Leasehold improvements	10,162	10,162
	1,384,288	1,754,701
Accumulated depreciation	(270,233)	(344,928)
Net property and equipment	$1,114,055	$1,409,773

The Company recorded depreciation expense of $205,997 and $74,693 for the year ended December 31, 2012 and period ended March 31, 2013, respectively.

F-53

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Note 8 – Long Term Debt – Leases

Long-term debt at March 31, 2013 is summarized as follows:

	Due within One Year	Due after One Year	Total 3/31/2013
Note payable in monthly installments of $2,140 including 8% interest, secured by equipment	$22,867	$117,703	$140,570
Note payable in monthly installments of $1,712 including 8% interest, secured by equipment	18,294	132,658	150,952
Note payable in monthly installments of $1,117 including 12% interest, secured by equipment	9,224	29,638	38,862
Note payable in monthly installments of $1,764 including 12% interest, secured by equipment	18,488	11,861	30,349
Note payable in monthly installments of $1,672 including 12% interest, secured by equipment	17,529	11,246	28,775
Note payable in monthly installments of $764 including 7% interest, secured by equipment	7,894	13,690	21,584
Note payable in monthly installments of $1,383 including 6.2% interest, secured by equipment	15,324	12,133	27,457
Note payable in monthly installments of $212 including 7% interest, secured by equipment	2,208	3,615	5,823
Note payable in monthly installments of $1,159 including 6.9% interest, secured by equipment	12,076	19,755	31,831
Note payable in monthly installments of $763 including 6.9% interest, secured by equipment	7,954	13,006	20,960
Note payable in monthly installments of $3,663 including 12.3% interest, secured by equipment	26,324	129,354	155,678
	$158,182	$494,659	$652,841

Future maturities of long term debt are as follows:

March 31, 2015	$153,573
March 31, 2016	127,907
March 31, 2017	115,671
March 31, 2018	97,508
$494,659

F-54

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Note 9 - Income Taxes

The provision (benefit) for income taxes for the years ended December 31, 2011 and 2012 were as follows:

	Year Ended December 31,
	2011	2012

Current Tax Provision:
Federal-
Taxable income	$—	$—
Total current tax provision	$—	$—

Deferred Tax Provision:
Federal-
Loss carryforwards	$1,319,537	$1,137,473
Change in valuation allowance	(1,319,537)	(1,137,473)
Total deferred tax provision	$—	$—

The Company had deferred income tax assets as of December 31, 2011 and 2012, as follows:

	December 31,
	2011	2012

Loss carryforwards	$1,901,399	$3,038,872
Less - Valuation allowance	(1,901,399)	(3,038,872)
Total net deferred tax assets	$—	$—

The Company provided a valuation allowance equal to the deferred income tax assets for the years ended December 31, 2011 and 2012, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

F-55

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

As of December 31, 2011, and 2012, the Company had approximately $5,592,349 and $8,937,859, respectively, in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and will begin to expire in the year 2035.

Note 10 – Note Payable and Preferred Stock

On September 19, 2012, the Company entered into a bridge loan agreement that created debt of $5,925,000, which is shown on the Balance Sheet as Note Payable of $5,466,200, Warrant Liability of $518,587 and Redeemable Preferred Stock of $458,800. Additionally, warrants were attached to the note payable allowing the holders to purchase 296,250 shares of common stock of Selway Capital Acquisition Corporation (“Selway”). The warrants have a strike price of $15 per share and have a life of 4 years. The Company has valued these warrants at $1.7505 using the Black Scholes pricing method.

In the event that the merger does not take place the preferred stock is valued at zero or convertible to 3.7% of the outstanding common shares of HCA stock. As of December 31, 2012, there were 40,000,009 outstanding shares, 3.7% of which would be 1,480,000 shares. The last recorded transaction for sales of HCA common stock was in June 2012 at $0.31 per share. Due to a lack of marketability and liquidity, The Company has determined this to be a conservative value for the Redeemable Preferred Stock.

The Company incurred $689,264 in offering related costs which are being amortized over the life of the loan. The note payable will be converted into 592,500 of merging company common shares as part of the merger agreement dated January 25, 2013.

Note 11 – Subsequent Events

On January 25, 2013, the Company signed a definitive merger agreement to merge the Company with and into Selway . Pursuant to the agreement, Selway agreed to acquire all of the issued and outstanding securities in exchange for 5,200,000 shares of stock and 1,185,000 shares in exchange for the outstanding preferred stock and note payable. On April 10, 2013, the transactions contemplated by the agreement closed.

The agreement also has an earn out component that requires the Company to achieve certain financial goals. The determination shall be based on the combined company’s audited financial statements.

1.	1.4 million shares shall be issued if the combined company achieves consolidated revenue of at least $150 million for the 12 month period ending June 30, 2014.

2.	1.4 million shares shall be issued based if the combined company achieves consolidated revenue of at least $300 million for the 12 month period ending June 30, 2015.
a.	Should #1 not be achieved but #2 is achieved, the full 2.8 million shares will be issued.

3.	Cash Flow Note: Shareholders of record of HCCA prior to the merger shall receive a $10 million note from the company with the following provision. 25% of all free cash flow after the first $2 million of free cash flow based on audited financials will be distributed to those shareholders. The note has no expiration date.

4.	In the case of a sale of the combined company at a price per share of at least $15 per share, all shares will be issued immediately prior to the closing and the remaining balance due on the cash flow note will be paid immediately.

The foregoing targets are to be met on an all-or-nothing basis, and there shall be no partial awards.

In addition, at the time of the merger certain members of HCCA’s management received an aggregate of 1,500,000 shares of Selway common stock, which shares were fully vested but placed in escrow to be released in three equal installments of 500,000 shares on each of September 30, 2013, June 30, 2014 and June 30, 2015. HCCA expects to record a one-time expense reflecting the estimated market value of these shares at the time of the merger.

F-56

SELWAY CAPITAL ACQUISITION CORPORATION

F-57

Selway Capital Acquisition Corporation

(a development stage company)

CONDENSED BALANCE SHEETS

	March 31, 2013 (Unaudited)	December 31, 2012
ASSETS
Current assets
Cash	$6,486	$5,036
Interest Receivable	196	1,782
Prepaid Expenses	5,886	4,957
Total Current Assets	12,568	11,775

Investment held in trust	20,600,000	20,600,086
Due from underwriters	3,554	3,554
Total Assets	$20,616,122	$20,615,415

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$431,185	$312,405

Deferred underwriting compensation of which up to $300,000 may be paid to redeeming shareholders	400,000	400,000
Deferred legal fees related to the offering	100,000	100,000
Note payable, stockholder	70,000	-
Total Current Liabilities	1,001,185	812,405

Warrant liability	3,900,000	2,253,333
Total Liabilities	4,901,185	3,065,738

Common stock subject to possible redemption, 1,500,000 shares (at redemption value)	15,150,000	15,150,000

Stockholders' equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.0001 par value; 30,000,000 shares authorized; 2,500,000 shares (including up to 1,500,000 shares subject to possible redemption) issued and outstanding	250	250
Additional paid-in-capital	5,098,941	5,098,941
Deficit accumulated during development stage	(4,534,254)	(2,699,514)

Total stockholders' equity	564,937	2,399,677

Total liabilities and stockholders' equity	$20,616,122	$20,615,415

The accompanying notes are an integral part of these condensed financial statements

F-58

Selway Capital Acquisition Corporation

(a development stage company)

CONDENSED STATEMENT OF OPERATIONS

 (Unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012 (Revised)	January 12, 2011 (date of inception) to March 31, 2013
Revenue	$-	$-	$-
General and administrative expenses	192,625	109,244	656,409

Loss from operations	(192,625)	(109,244)	(656,409)
Change in fair value of warrants	(1,646,667)	(1,213,333)	(3,900,000)
Interest and dividend income	4,552	2,653	22,155

Net loss attributable to common stockholder not subject to possible redemption	$(1,834,740)	$(1,319,924)	$(4,534,254)

Weighted average number of common shares outstanding, basic and diluted	2,500,000	2,500,000	1,775,805

Basic and diluted net loss per share	$(0.73)	$(0.53)	$(2.55)

The accompanying notes are an integral part of these condensed financial statements

F-59

Selway Capital Acquisition Corporation

(a development stage company)

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

Cash Flows from Operating Activities	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012 (Revised)	January 12, 2011 (date of inception) to March 31, 2013
Net Loss	$(1,834,740)	$(1,319,924)	$(4,534,254)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in fair value of warrant liability	1,646,667	1,213,333	3,900,000
Changes in operating assets and liabilities:
Increase in interest receivable	1,586	(2,389)	(196)
Increase in interest earned on investments held in trust, net of $21,959 withdrawn from trust account since inception	86	(263)	-
Increase in receivables due from underwriters	-	-	(3,554)
Decrease (increase) in prepaid expenses	(929)	10,964	(5,886)
Increase in accounts payable and accrued expenses	118,780	60,277	402,392

Net cash used in operating activities	(68,550)	(38,002)	(241,498)

Cash Flows from Investing Activities
Investments held in trust	-	-	(20,600,000)

Cash Flows from Financing Activities
Proceeds from note payable, stockholder	-	-	160,500
Repayment of note payable, stockholder	-	-	(160,500)
Proceeds from note payable, related party	70,000	-	120,000
Repayment of note payable, related party	-	-	(50,000)
Proceeds from issuance of stock to initial stockholder	-	-	25,000
Proceeds from public offering	-	-	20,000,000
Proceeds from issuance of warrants	-	-	1,750,000
Proceeds from underwriters unit purchase option	-	-	100
Payment of offering costs	-	(27,966)	(997,116)

Net cash (used in) provided by financing activities	$70,000	$(27,966)	$20,847,984

Net (decrease) increase in cash	1,450	(65,968)	6,486

Cash at beginning of the period	5,036	156,483	-

Cash at the end of the period	$6,486	$90,515	$6,486

Supplemental Disclosure of Non-Cash Financing Activities:
Deferred underwriter's compensation	$-	$-	$400,000
Deferred legal fees related to the offering	$-	$-	$100,000
Accrual of offering costs	$-	$-	$28,792

The accompanying notes are an integral part of these condensed financial statements

F-60

Selway Capital Acquisition Corporation
(a development stage company)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Selway Capital Acquisition Corporation (a corporation in the development stage) (the “Company” or “Selway”) was incorporated in Delaware on January 12, 2011. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets (“Business Transaction”). The Company did not engage in any business operations nor generated any revenue during the three months ended March 31, 2013. Prior to the Business Transaction described in Note H, the Company was considered to be in the development stage as defined in FASB Accounting Standard Codification, or ASC 915, “Development Stage Entities.”

These unaudited condensed financial statements as of March 31, 2013, for the period from January 12, 2011 (inception) through March 31, 2013 and for the three months ended March 31, 2012 and 2013 have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements of the Company. In the opinion of management, all adjustments necessary for a fair presentation have been included and are of a normal recurring nature. Interim results are not necessarily indicative of the results that may be expected for the year.

These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the period ended December 31, 2012 included in the Company's Current Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 22, 2013. The accounting policies used in preparing these unaudited financial statements are consistent with those described in the December 31, 2012 audited financial statements. The December 31, 2012 balance sheet is derived from the audited balance sheet included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the U.S. Securities and Exchange Commission on March 22, 2013 (the “Form 10-K”).

Revised Prior Period Amounts

While preparing its financial statements for the three months ended March 31, 2013, the Company identified and corrected an error related to the accounting for the Company’s outstanding warrants for the period ending March 31, 2012. The Company determined that its outstanding warrants should have been accounted as a liability recorded at fair value and that this liability should be re-measured at each reporting period with changes in fair value being reflected in the statement of operations. The determination of this accounting methodology was made as a result of potential adjustments to the exercise price of the warrants in certain circumstances as described in the warrant agreements which do not meet the criteria for equity treatment described in ASC 815-45-7D. This accounting did not result in a significant change to the financial statements for the period ended December 31, 2011 and therefore no changes were made to this period. The balance sheet and statement of operations for the period ended March 31, 2012 have been revised to reflect a warrant liability and corresponding warrant mark-to-market expense.

The adjustments to the period ended March 31, 2012 are as follows:

	Three Months Ended March 31, 2012
	As Reported	As Revised
Warrant Liability	$-	$1,213,333

Change in fair value of warrant liability	-	(1,213,333)
Net loss	(106,591)	(1,319,924)
Net loss per share	(0.04)	(0.53)

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 NOTE B — OFFERING AND BUSINESS OPERATIONS

The registration statement for the Company's initial public offering (the “Offering”) was declared effective November 7, 2011 (the “Effective Date”). The Company consummated the Offering on November 14, 2011 and received gross proceeds of $20,000,000 as well as $1,750,000 from the sale of warrants to Selway Capital Holdings LLC, an affiliate of the Company’s officers and directors, on a private placement basis (see Note F). The Company offered 2,000,000 units at $10.00 per unit (“Units”). Each Unit consists of one callable Series A Share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (a) one year from the date of the prospectus for the Offering and (b) 30 days after the completion of a Business Transaction, and will expire five years from the date of the prospectus for the Offering. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the Company’s common stock is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In no event will the Warrants be redeemable for cash at a price greater than $0.01 per Warrant.

The Company’s management had broad discretion with respect to the specific application of the net proceeds of its Offering, although substantially all of the net proceeds of the Offering were intended to be generally applied toward consummating a Business Transaction. An amount equal to approximately 103% of the gross proceeds of the Offering were held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, until the earlier of (i) the consummation of a Business Transaction or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses could elect not to submit the transaction for stockholder approval. If no stockholder approval was sought, the Company could proceed with a Business Transaction if it was approved by its board of directors and less than 75.0% of the public stockholders exercise their redemption rights. Only in the event that the Company sought stockholder approval in connection with its Business Transaction, the Company would proceed with a Business Transaction only if a majority of the outstanding shares of common stock voted (calculated as of the close of business on the date set forth in the relevant proxy materials as the last date on which stockholders may vote their shares of common stock) were voted in favor of the Business Transaction. However, the Company’s sponsor’s, officers’, directors’ or their affiliates’ participation in privately-negotiated transactions (as described in the Company’s prospectus for the Offering and solely in the event the Company sought stockholder approval), if any, could result in the approval of a Business Transaction even if a majority of the Company’s public stockholders indicated their intention to vote against, such Business Transaction. In connection with such a vote, if a Business Transaction was approved and consummated, stockholders may elect to redeem their shares of common stock for a pro-rata portion of the Trust Account. These shares of common stock were classified as temporary equity upon the completion of the Offering, in accordance with FASB ASC 480-10. Selway Capital Holdings, LLC (the “sponsor”) agreed, in the event the Company sought stockholder approval of a Business Transaction, to vote its initial shares in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for such purpose. The sponsor and the Company’s officers and directors also agreed to vote shares of common stock acquired by them in the Offering or in the aftermarket in favor of a Business Transaction submitted to the Company’s stockholders for approval.

The Company’s sponsor, officers and directors agreed that the Company would only have 18 months from the consummation of the Offering (such period commencing on November 14, 2011) to consummate its Business Transaction. If the Company did not consummate a Business Transaction within such 18 month period, it would (i) cease all operations except for the purposes of winding up; (ii) redeem 100% of its public shares of common stock for a per share pro rata portion of the trust account, net of any taxes payable on interest earned thereon (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of its net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. This 18-month period would have expired on May 14, 2013. As described in Note H, the Business Transaction was consummated on April 10, 2013.

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The sponsor has waived its right to participate in any redemption with respect to its initial shares. However, if the sponsor or any of the Company’s officers, directors or affiliates acquired shares of common stock in or after the Offering, they would be entitled to a pro rata share of the Trust Account upon the Company’s dissolution and liquidation in the event the Company did not consummate a Business Transaction within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) would be less than the initial public offering price per Unit in the Offering.

Immediately prior to the Offering, the sponsor purchased, in a private placement, 2,333,333 warrants prior to the Offering at a price of $0.75 per warrant (a purchase price of $1,750,000) from the Company. The sponsor agreed that the warrants purchased by it would not be sold or transferred until 30 days following consummation of a Business Transaction, subject to certain limited exceptions. If the Company did not complete a Business Transaction, then the proceeds would be part of the liquidating distribution to the public stockholders and the warrants issued to the sponsor would expire worthless. As described above, the fair value of the warrants are being recorded as a liability at their fair market value at each period. The difference between the fair value of the warrants and the purchase price paid by the sponsor was recorded as a contribution to capital.

At the Offering, the Company entered into a Services Agreement with Selway Capital LLC, which is an affiliate of the sponsor, for a monthly fee beginning November 14, 2011, for up to 6 months, of $5,000 for office space, secretarial, and administrative services. Since we had not completed a Business Transaction by May 14, 2012, Selway Capital LLC agreed to provide such services free of charge until we completed a Business Transaction or were forced to liquidate. This agreement would expire upon the earlier of the distribution or liquidation of the Trust Account to the Company’s then-public stockholders or 18 months from the consummation of the Offering (such period commencing on November 14, 2011). The agreement expired on April 10, 2013.

The sponsor is entitled to registration rights pursuant to a registration rights agreement signed on the date of the prospectus for the Offering. The sponsor is entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of common stock, the warrants and the common stock underlying the warrants, commencing on the date such common stock or warrants are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The Company paid the underwriters a 2.5% underwriting discount in connection with the offering. The following additional contingent fees would become payable: (A) a contingent fee equal to 2.0% of the aggregate Offering amount, payable to the underwriters, provided, however, that the underwriters would not receive the deferred underwriting discount with respect to those units as to which the component shares had been redeemed for cash in connection with a Business Transaction, and (B) at the closing date of any sale, 5% of the gross proceeds from the sale of any shares of the Company's common stock that were issued prior to or in conjunction with the Business Transaction in the event that such sale is attributable to services rendered by Aegis Capital Corp. (“Aegis”), the representative of the underwriters of the Offering. On April 10, 2013, contingent fees of $112,788 and $139,204 were paid to Chardan Capital Markets, LLC and Aegis, respectively, in connection with the Business Transaction.

Additionally, the Company sold to Aegis, for $100, as additional compensation, an option to purchase up to a total of 100,000 units at $12.50 per unit. The Company estimated based upon a Black- Scholes model, that the fair value of the option on the date of sale would be approximately $449,000 using an expected life of five years, volatility of 59.5%, and a risk-free interest rate of 0.91%. However, because the units do not have a trading history, the volatility assumption was based on information currently available to the Company. The Company believed the volatility estimate calculated was a reasonable benchmark to use in estimating the expected volatility of the units. The volatility calculation was based on the most recent trading day average volatility of publicly traded companies in the technology, defense and security, telecommunications and small-cap sectors. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Transaction within the prescribed time period and automatically dissolves and subsequently liquidates the trust account, the option will become worthless. The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consolidation of each series of our common stock into one class of common stock after consummation of a Business Transaction, post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be, or one year from the date of the prospectus for the Offering and expiring on the earlier of five years from the date of the prospectus for the Offering or the day immediately prior to the day on which the Company and all of its predecessors and successors have been dissolved. The units issuable upon exercise of this option are identical to the Units in the Offering.

F-63

The Company effected a 1-for-1.090909 reverse stock split of all the outstanding shares of common stock on October 24, 2011 and a 1 for 1.375 reverse stock split of all the outstanding shares of common stock on November 3, 2011. Accordingly, all common share and per common share amounts for all periods presented in these financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect these reverse stock splits.

NOTE C—INVESTMENT HELD IN TRUST

Subsequent to the Offering, an amount of $20,600,000 (including $400,000 of deferred underwriters fees) was deposited in the Trust Account held with the Company’s stock transfer agent, American Stock Transfer, and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less until the earlier of (i) the consummation of a Business Transaction or (ii) liquidation of the Company. During the three months ended March 31, 2013, the United States government securities were in an account at Wells Fargo Bank, while the cash amount was in a JP Morgan Chase cash account.

As of March 31, 2013, investment securities in the Company’s Trust Account had a carrying value of $20,600,000 made up of $10,499,449 (excluding accrued interest) in Treasury Bills and $10,100,551 in cash. The Treasury Bills had a maturity value of $10,500,000 and mature on April 18, 2013. For the period from January 12, 2011 (inception) through March 31, 2013, the Company withdrew from the trust account $21,959 of interest earned on the investments held in trust in accordance with the trust agreement. The Company classifies its United States Treasury and equivalent securities as held-to-maturity in accordance with FASB ASC 320, “Investments — Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. The carrying amount, excluding accrued interest income, gross unrealized holding gains and fair value of held to maturity securities at March 31, 2013 were as follows:

	Carrying Amount	Gross Unrealized Holding Gains / (Loss)	Fair Value
U.S. Treasury Securities Held-to-maturity:
As of March 31, 2013	$10,499,449	$373	$10,499,822
As of December 31, 2012	$20,599,570	$3,564	$20,603,135

The company has accreted a portion of the discount on these Securities and recognized $196 of related interest income. Such amount is included in interest receivable on the accompanying March 31, 2013 balance sheet bringing the amortized cost basis to $10,499,645.

NOTE D — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At March 31, 2013, the Company had not commenced any operations nor generated revenue to date. All activity through March 31, 2013, relates to the Company’s formation, the Offering as well as the beginning efforts to identify a prospective target business. The Company will not generate any operating revenues until after completion of its Business Transaction. The Company does generate non-operating income in the form of interest income on the designated Trust Account.

F-64

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The effect of the 2,000,000 outstanding warrants issued in connection with the Offering, the 2,333,333 outstanding warrants issued in connection with the private placement and the 100,000 units (and underlying shares and warrants) issued in connection with the underwriters’ purchase option have not been considered in diluted loss per share calculations since the effect of such securities would be anti-dilutive. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Fair value of financial instruments

Under FASB ASC 820, “Fair Value Measurements and Disclosures,” we are required to record certain financial assets and liabilities at fair value and may choose to record other financial assets and financial liabilities at fair value as well. Also under U.S. GAAP, we are required to record nonfinancial assets and liabilities at fair value due to events that may or may not recur in the future, such as an impairment event. When we are required to record such assets and liabilities at fair value, that fair value is estimated using an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. That fair value is determined based on significant inputs contained in a fair value hierarchy as follows:

Level 1	Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

Level 2	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3	Unobservable inputs for the asset or liability.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2013 and December 31, 2012 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

Description	March 31, 2013	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
United States Treasury Securities	$10,499,822	$10,499,822	$-	$-
Liabilities:
Warrant Liability	$3,900,000	$-	$3,900,000	$-

Description	December 31, 2012	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
United States Treasury Securities	$20,603,135	$20,603,135	$-	$-
Liabilities:
Warrant Liability	$2,253,333	$-	$2,253,333	$-

Warrant Liability: The fair value of the derivate warrant liability was determined by the Company using the quoted market prices for the publicly traded warrants. On reporting dates where there are no active trades the Company uses the last reported closing trade price of the warrants to determine the fair value (Level 2).

United States Treasury Securities: The Company used Level 1 inputs to value the U.S. Treasury securities in our trust account for disclosure purposes.

We have other non-derivative financial instruments, such as cash, a note receivable, pre-paid expenses, accounts payable, and accrued expenses whose carrying amounts approximate fair value.

F-65

Concentration of credit risk

At March 31, 2013, financial instruments that potentially expose the Company to credit risk consist of cash and cash held in Trust Account. The Company maintains its cash balances in various financial institutions. The Company maintains cash in accounts which, at times, exceeds insurance limits. The Company has not experienced any losses in connection with these accounts.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax

The Company complies with FASB ASC 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. The Company's deferred tax asset at March 31, 2013, relating to expenses recorded for book purposes which are not yet deductible for tax purposes, is approximately $253,321. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company established a valuation allowance against the entire deferred tax asset at March 31, 2013. The Company complies with the provisions of Financial Accounting Standards Board Accounting Standard Codification or FASB ASC 740-10-25 which establishes recognition requirements for the accounting for income taxes. The section prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2013. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2013. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company's income tax returns for the years ended December 31, 2011 and December 31, 2012 are subject to examination by federal, state and local tax authorities.

NOTE E — RELATED PARTY TRANSACTIONS

On February 23, 2011, the Company issued to its sponsor (i) 575,000 shares of restricted common stock (75,000 of which were forfeited on December 20, 2011 because the underwriters’ over-allotment option was not exercised), for an aggregate amount of $25,000 in cash. All common share amounts and per common share amounts have been retroactively adjusted, where applicable, to reflect the forfeiture of the overallotment. The purchase price for each share of common stock was approximately $0.043 per share. The sponsor has agreed that the shares of common stock purchased by it prior to consummation of the Offering will not be sold or transferred until 12 months following consummation of a Business Transaction, subject to certain limited exceptions.

F-66

As mentioned in Note B above, the Company paid Selway Capital LLC a total of $5,000 per month for office space, administrative services and secretarial support for a 6 month period beginning November 14, 2011 and ending May 14, 2012. Since the Company had not completed a Business Transaction by May 14, 2012, Selway Capital LLC agreed to provide such services free of charge until the Company completed a Business Transaction or was forced to liquidate.

The Company issued unsecured promissory notes to the sponsor for $35,000, $25,000, and $10,000 on January 29, 2013, February 1, 2013, and March 21, 2013, respectively. The notes were non-interest bearing and payable upon closing of the business combination. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount. All of these notes were paid in full on April 10, 2013 in conjunction with the closing of the Company’s Business Transaction with Healthcare Corporation of America.

NOTE F—COMMON STOCK AND WARRANTS

The Company effected a 1-for-1.090909 reverse stock split of all the outstanding shares of common stock on October 24, 2011 and a 1 for 1.375 reverse stock split of all the outstanding shares of common stock on November 3, 2011. Accordingly, all common share and per common share amounts for all periods presented in these financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect these reverse stock splits.

The Company's Amended and Restated Certificate of Incorporation has designated Series A, Series B and Series C shares out of the Company's common stock. All outstanding shares prior to the Offering were designated Series C shares as further described below. On November 14, 2011, investors purchased 2,000,000 Units in the Offering, with each Unit consisting of one callable Series A share and one redeemable warrant to purchase one share of common stock. Effective February 6, 2012, investors in the Units became eligible to split the Unit into its component parts.

The Company’s callable Series A Shares have the same rights as the other series of common stock, except that holders of such callable Series A Shares were entitled to redeem all or a portion of such callable Series A Shares in connection with the Company’s initial Business Transaction and were entitled to share ratably in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account (approximately $10.30 per share) and (iii) a pro rata share of the trust account released to the Company for each callable Series A Share converted to a Series C Share upon completion of a Business Transaction, plus any remaining net assets, if the Company dissolved and liquidated the trust account prior to a Business Transaction. The callable Series A Shares would be automatically consolidated with all other classes of the Company’s common stock upon consummation of the Company’s Business Transaction or post-acquisition tender offer or would be automatically converted into the right to receive a pro rata share of the trust account upon completion of the post-acquisition automatic trust liquidation, as the case may be. There were 2,000,000 callable series A shares outstanding as of March 31, 2013.

The Company’s callable Series B Shares are identical to the callable Series A Shares, except that the callable Series B Shares have the right to participate in a post-acquisition tender or post-acquisition automatic trust liquidation. If the Company elected to grant its public stockholders their redemption rights by means of a post-acquisition tender offer or post-acquisition automatic trust liquidation, then each outstanding callable Series A Share would automatically be converted into a callable Series B Share immediately following consummation of the Business Transaction. Public stockholders who held callable Series B Shares would be entitled to participate in the post-acquisition tender offer by tendering their callable Series B Shares in accordance with the instructions included in the Schedule TO and related tender offer documents to be filed with the SEC. The callable Series B Shares would be automatically consolidated with all other classes of the Company’s common stock upon consummation of the Company’s post-acquisition tender offer or would be automatically converted into the right to receive a pro rata share of the trust account upon completion of the post-acquisition automatic trust liquidation, as the case may be. There were no callable series B shares outstanding as of March 31, 2013.

F-67

The Company’s Series C Shares are identical to the callable Series B Shares, except that the Series C Shares do not have the right to redeem all or a portion of such Series C Shares in connection with the Business Transaction or to participate in a post-acquisition tender offer or post-acquisition automatic trust liquidation. If the Company elected to grant the Company’s public stockholders their redemption rights by means of a post-acquisition tender offer or post-acquisition automatic trust liquidation, the Company would seek that certain significant stockholders (holders of 5% or more of the public shares who are also accredited investors) elected to convert all of their callable Series A Shares into Series C Shares immediately prior to consummation of the Business Transaction. Regardless of the requirements of the Company’s target business, in no event would the Company be able to seek conversions of less than the amount necessary to maintain the 75.0% threshold. The exchange ratio of callable Series A Shares for Series C Shares may be at a one-for-one basis, or at other exchange ratios to be negotiated with the individual stockholders, which means that such stockholders may receive a proportionally greater number of shares than other stockholders would receive in the post-acquisition company. No consideration would be paid to stockholders who elected to convert other than the exchange of callable Series A Shares for Series C Shares.

The Series C Shares outstanding as of March 31, 2013 consist of 500,000 Series C Shares (the “Founder Shares”), and are subject to certain transfer restrictions. The holders of the Founder Shares have agreed not to exercise redemption rights with respect to such shares and have agreed not to tender their shares in an issuer tender offer in connection with the Company’s Business Transaction, and to vote the Founder Shares in the same manner as a majority of the public stockholders in connection with a stockholder vote to approve the initial Business Transaction and/or amend Article Fifth of the Company’s Amended and Restated Certificate of Incorporation (the article that contains all of the special provisions applicable to the Company prior to and in connection with the Company’s initial Business Transaction) prior to consummation of the Business Transaction. If the Company is unable to consummate a Business Transaction within the allotted time, the Company’s sponsor, officers and directors have agreed with respect to the Founder Shares to waive their rights to participate in any trust account liquidation distribution, but not with respect to any public shares they acquire in the Offering or in the aftermarket.

Warrants

Each redeemable warrant included in the units entitles the holder to purchase one share of common stock at a price of $7.50. The redeemable warrants offered hereby will become exercisable upon the consolidation of each series of the Company’s common stock into one class of common stock after consummation of the Business Transaction, post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be. Holders of the redeemable warrants may elect to exercise them on a cashless basis by paying the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the redeemable warrants, multiplied by the difference between the exercise price of the redeemable warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of on the third trading day prior to the date on which the notice of cashless exercise is delivered to the warrant agent. The Company would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis. Although the redeemable warrants and the common stock underlying them have been registered, the redeemable warrants will only be exercisable by paying the exercise price in cash if an effective registration statement covering the common stock issuable upon exercise of the redeemable warrants is effective and a prospectus relating to the common stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants. The warrant holders are not entitled to a net-cash settlement in connection with the warrants under any circumstances.

The redeemable warrants will expire on November 7, 2016 or earlier upon redemption by the Company or the Company’s dissolution and the liquidation of the trust account in the event the Company does not consummate a Business Transaction within the time allowed. Once the redeemable warrants become exercisable, the Company may redeem the outstanding redeemable warrants:

•	in whole but not in part;

•	at a price of $0.01 per redeemable warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sale price of the Company’s common stock on the exchange on which the Company’s securities may be traded equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption.

F-68

Immediately prior to the Offering, Selway Capital Holdings LLC purchased 2,333,333 warrants at a price of $0.75 per warrant for an aggregate purchase price of approximately $1,750,000 in a private placement. These warrants are identical to the public warrants, except: (1) for certain restrictions on transfer; (2) the placement warrants are non-redeemable; and (3) the placement warrants may be exercised during the applicable exercise period on a for cash or cashless basis, even if there is not an effective registration statement relating to the shares underlying the placement warrants, so long as such warrants are held by the Company’s sponsor, officers, directors, their designees or their affiliates. Since the amount paid for the warrants was in excess of their face value on the date of the acquisition, no compensation was recorded.

In connection with the Offering and with the private placement described above, the Company issued five-year warrants to purchase an aggregate of 4,333,333 common shares at an initial exercise price of $7.50 per share. The terms of the warrants contain a restructuring price adjustment provision, such that, in the event the Company completes a business combination subsequent to the initial Business Combination that results in the Company's shares no longer being listed on a national exchange or the OTC Bulletin Board, the exercise price of the warrants will decrease by a formula that causes the warrants to not be indexed to the Company's own shares. Although the Company does not believe it is likely that this price adjustment provision will be triggered, the warrants have been accounted for as a liability amounting to $3,900,000 at March 31, 2013.

NOTE G — PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of March 31, 2013, the Company has not issued any shares of preferred stock.

NOTE H – SUBSEQUENT EVENTS

On January 25, 2013, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Selway Merger Sub, Inc., the Company’s wholly-owned subsidiary, Healthcare Corporation of America (“Target”), Prescription Corporation of America, a wholly-owned subsidiary of Target (“PCA”), Gary Sekulski, as representative of the Target stockholders, and Edmundo Gonzalez, as the Company’s representative, pursuant to which, upon the closing of the transactions contemplated in the Agreement, Merger Sub would merge (the “Merger”) with and into Target, with Target as the surviving corporation. On April 10, 2013, the Merger and other transactions pursuant to the Agreement closed, and Target became the Company’s wholly owned subsidiary.

Acquisition Consideration

Holders of all of the issued and outstanding shares of common stock of Target immediately prior to the time of the Merger had each of their shares of common stock of Target converted into the right to receive; (i) a proportional amount of 5,200,000 shares of Selway common stock and promissory notes with an aggregate face value of $7,500,000 (collectively, the “Closing Payment”), plus (ii) a proportional amount of up to 2,800,000 shares of Selway common stock, if any, (the “Earnout Payment Shares”) issuable upon the combined company achieving certain consolidated gross revenue thresholds as more fully described below, plus (iii) the right to receive a proportional amount of the proceeds from the exercise of certain warrants being issued to Selway Capital Holdings, LLC, a Delaware limited liability company, the Company’s sponsor, as more fully described below. A portion of the Closing Payment (520,000 shares and promissory notes with an aggregate face value of $750,000) was placed in escrow for a period of 12 months following the Merger to satisfy indemnification obligations of the Target, if any, as more fully described below. The promissory notes included in the Closing Payment are non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The notes will be repaid from 75% of 25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

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The Earnout Payment Shares, if any, will be issued as follows: (i) 1,400,000 shares if the combined company achieves consolidated gross revenue of $150,000,000 for the twelve months ended March 31, 2014 or June 30, 2014; and (ii) 1,400,000 shares if the combined company achieves consolidated gross revenue of $300,000,000 for the twelve months ended March 31, 2015 or June 30, 2015. In the event the combined company does not achieve the first earnout threshold, but does achieve the second earnout threshold, then all of the Earnout Payment Shares shall be issued. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Earnout Payment Shares not previously paid out shall be issued immediately prior to such transaction. If, prior to achieving either earnout threshold the combined company acquires another business in exchange for its equity or debt securities, then any remaining earnout thresholds may be adjusted by the independent members of the combined company’s board of directors in their sole discretion.

In connection with a bridge financing (the “Bridge Financing”) completed by the Target in September 2012, the Target issued 59.25 units, each unit consisting of 10,000 preferred shares and a promissory note with a face value of $100,000. At the time of the Merger, holders of all of the issued and outstanding shares of preferred stock of Target had each of their shares of preferred stock of Target converted into the right to receive a proportional amount of 592,500 shares of Selway Series C common stock and warrants to purchase 296,250 shares of Selway common stock. In accordance with the terms of the promissory notes issued in the Bridge Financing, at the time of the Merger notes in the aggregate amount of $3,159,591.78 (including principal and interest accrued to date) were converted into 315,959 shares of Selway Series C common stock and notes in the aggregate principal amount of $3,025,000 were repaid in full.

On the Closing Date, certain members of the Target’s management received promissory notes with an aggregate face value of $2,500,000 (the “Management Incentive Notes”), which notes are non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The Management Incentive Notes will be repaid from 25% of 25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

In addition, at the time of the Merger, certain members of HCCA’s management received an aggregate of 1,500,000 shares of Selway common stock , which shares were fully vested but placed in escrow to be released in three equal installments of 500,000 shares on each of September 30, 2013, June 30, 2014 and June 30, 2015. HCCA expects to record a one-time expense, estimated not to exceed $12,000,000, reflecting the estimated market value of these shares at the time of the merger.

In conjunction with the merger of Merger Sub into Target:

•	The Company entered into exchange agreements with 3 beneficial holders of Target’s bridge loan holders who were also beneficial holders of greater than 5% of Selway’s Series A common stock. Pursuant to the exchange agreements, such holders converted an aggregate of 281,554 shares of Selway’s Series A common stock to Selway’s Series C common stock. In conjunction with the exchange, such holders were repaid bridge notes in the aggregate principal amount of $3,025,000.

•	The Company entered into exchange agreements with 3 beneficial holders of greater than 5% of Selway’s Series A common stock. Pursuant to the exchange agreements, such holders converted an aggregate of 878,481 shares of Selway’s Series A common stock to Selway’s Series C common stock and received $3.53 per share of Series A common stock exchanged, or an aggregate of $3,101,037.93.

•	An aggregate of $11,948,360.50 was released from Selway’s trust account, reflecting the number of shares of Series A common stock that were converted into Series C common stock, of which $232,007 was paid to the underwriters from Selway’s initial public offering.

•	The placement warrants held by the Company’s founders were converted into the right to receive: (i) an aggregate of 100,000 shares of Selway common stock; and (ii) warrants to purchase an aggregate of 1,000,000 shares of Selway common stock at an exercise price of $10.00 per share (the “Exchange Warrants”). The proceeds from the exercise of the exchange warrants will be paid: (i) 75% to the holders of all of the issued and outstanding shares of common stock of Target immediately prior to the time of the merger; and (ii) 25% to certain members of Target management. The exchange warrants are only exercisable for cash, may not be exercised on a cashless basis, and must be exercised if the closing price for the combined company’s common stock exceeds $12.00 per share for 20 trading days in any 30-trading-day period.

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In addition, Target waived the condition to closing that a revolving credit facility in the aggregate amount of $5 million be in place at closing. Such facility subsequently closed on April 11, 2013 and is described further below.

Indemnification; Escrow of Closing Payment

Pursuant to the Agreement, if the Target violates, misrepresents or breaches any of its representations, warranties, and covenants, it has agreed to indemnify Selway for up to 10% of the Closing Payment. For that purpose, of the Closing Payment, an aggregate of 520,000 shares and promissory notes with an aggregate face value of $750,000 are being held in escrow for a period of 12 months following the Merger in order to satisfy any indemnification obligations of the Target. If Selway violates, misrepresent or breaches any of its representations, warranties, and covenants, it has agreed to indemnify the Target stockholders up to 10% of the Closing Payment, payable in cash (up to $5,950,000). For purposes of the indemnification provisions of the Agreement, each share included in the Closing Payment will be deemed to be worth $10.00, and the promissory notes will be deemed to be worth their face value.

Board of Directors of the Combined Company; Voting Agreement

In connection with the closing of the Merger, on April 10, 2013, the Company entered into a voting agreement pursuant to which, for a two year period, Gary Sekulski, as the representative of the stockholders of HCCA before the Merger, will designate three persons to the combined company’s board of directors, Edmundo Gonzalez, as Selway’s representative, will designate one person to the combined company’s board and such designees will unanimously designate three persons to the combined company’s board of directors.

Registration Rights

In connection with transactions contemplated by the Agreement , the Company also entered into a registration rights agreement to register all shares included in the Closing Payment, the Earnout Payment Shares, the shares underlying the Exchange Warrants, and the Selway shares issued as compensation for the Bridge Financing completed by HCCA in September 2012, pursuant to the terms of a Registration Rights Agreement entered into at the closing of the merger (all such securities issued in connection with the merger, the “Merger Securities”). The holders of the majority of the Merger Securities are entitled to make up to two demands that the Company register such securities at any time commencing six months following the consummation of the merger. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to Selway’s consummation of an acquisition transaction. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Advisory Securities

The Company is obligated to pay Chardan Capital Markets, LLC the following in consideration of its services in connection with the Merger transactions described above:

•	Five percent of all equity consideration issued in the transaction.
•	Promissory notes having an aggregate principal amount of five percent of all promissory notes issued in connection with the transaction, on the same terms and conditions as the promissory notes issued in the transaction.

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Post-Merger Tender Offer

The Company commenced a tender offer for all of its outstanding Series B shares on May 10, 2013. Selway is offering $10.30 for each outstanding share of Series B common stock outstanding. If the tender offer is not completed by August 14, 2013, the Company will be required to terminate the tender offer and automatically liquidate the trust account and distribute a pro rata portion of the trust account ($10.30 per share) to each holder of Series B common stock, and the Series B common stock will be canceled.

Revolving Credit Facility

On April 11, 2013, Prescription Corporation of America (“PCA”) and PCA Benefits, Inc. (PCA and PCA Benefits, Inc., together, the “Borrower”), the wholly-owned subsidiaries of HCCA, entered into a credit and security agreement with a fund managed by Muneris Capital Group (“Lender”) for a secured revolving credit facility with an initial aggregate credit limit of $5,000,000. The facility has a term of three years, through April 11, 2016, during which the loan proceeds are to be used solely for working capital. The Lender may, at its discretion, increase the credit limit in increments of $250,000, up to a maximum facility limit of $25,000,000. Interest is payable on a monthly basis, commencing May 1, 2013, at an annual rate of prime (as determined by Wells Fargo Bank of San Francisco) plus 1.75%. The interest rate will automatically reduce to prime plus 0.75% if: (i) the principal amount outstanding under the facility exceeds $7,500,000 and; (ii) the fixed charge coverage ratio (as defined in the agreement) is at least 3-to-1 as of the end of any two consecutive calendar months. The facility is guaranteed by HCCA and the agreement grants the Lender a first priority security interest in certain collateral, which includes the Borrower’s accounts receivable, bank deposit accounts and all personal property (other than intellectual property) and fixtures. The facility contains certain financial covenants, including the requirement to maintain: (i) a ratio of current assets to current liabilities of at least 2-to-1; (ii) from October 2013 to December 2013, the fixed charge coverage ratio existing as of the end of September 2013, and after December 2013, a fixed charge coverage ratio of at least 1.2-to-1; and (iii) a loan turnover rate of 25, as calculated by dividing: (A) 365 by (B) the result achieved by dividing: (i) the product of the aggregate of all accounts receivable collected during the relevant Test Period (generally defined as the last three calendar months then ended), multiplied by 4; by (ii) the outstanding principal balance of the credit facility as of the last business day of such Test Period. The agreement also includes customary negative covenants and financial reporting requirements, as well as certain customary events of default that would render all outstanding amounts under the agreement immediately due and payable, including but not limited to: (i) Borrower failing to pay amount amounts due within 2 business days of notice; (ii) Lender ceasing to have a valid perfected first priority security interest in any material portion of the collateral; (iii) Borrower or HCCA, as guarantor, undergoing any change of control, including the occurrence of a merger or consolidation, a disposition of a substantial portion of Borrower’s assets, or Borrower’s inability to find a reasonably satisfactory replacement for a chief executive officer within 30 days of the current chief executive officer’s termination or resignation from such post.

F-72

SELWAY CAPITAL ACQUISITION CORPORATION

12,639,708 shares of Common Stock (for Resale)

2,200,000 shares of Common Stock and 100,000 Warrants (for Issuance)

PROSPECTUS

__________ __, 2013

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the Common Stock by the selling stockholders. The expenses of issuance and distribution are set forth below. All of such expenses, except for the SEC filing fee, are estimated.

SEC filing fee		$12,758.02
Legal expenses		$75,000
Accounting expenses	$		*
Miscellaneous		$5,000
Total	$		*

*	To be provided by amendment

ITEM 14. Indemnification of Directors and Officers

Selway’s Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by Selway to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

1. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

2. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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3. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

4. Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

5. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

7. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

8. For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

9. For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

10. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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11. The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to Selway’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, Selway has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Selway will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Seventh of Selway’s Amended and Restated Certificate of Incorporation provides:

“The Corporation, to the fullest extent permitted by Section 145 of the [Delaware General Corporation Law], as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.” Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

ITEM 15. Recent Sales of Unregistered Securities

On April 10, 2013, Selway entered into Exchange Agreements with 3 beneficial holders of HCCA’s bridge loan holders who were also beneficial holders of greater than 5% of Selway’s Series A Shares. Pursuant to the Exchange Agreements, such holders converted an aggregate of 281,544 Series A Shares to Series C Shares. In conjunction with the exchange, such holders were repaid bridge notes in the aggregate principal amount of $3,025,000. Such shares were exchanged in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

On April 10, 2013, Selway entered into Exchange Agreements with 3 beneficial holders of greater than 5% of Selway’s Series A Shares. Pursuant to the Exchange Agreements, such holders converted an aggregate of 878,481 Series A Shares to Series C Shares and received $3.53 per Series A Share exchanged, or an aggregate of $3,101,037.93. Such shares were exchanged in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

On April 10, 2013, Selway issued 5,200,000 Series C Shares to the former security holders of HCCA in connection with the merger. Such shares were issued by Selway since they were issued in connection with transactions not involving a public offering.

On April 10, 2013, Selway issued 1,500,000 Series C Shares to certain employees of HCCA in connection with the the merger. Such shares were issued by Selway since they were issued in connection with transactions not involving a public offering.

On April 10, 2013, Selway issued 908,459 Series C Shares and warrants to purchase 296,250 shares of Selway’s common stock to the former holders of HCCA’s preferred stock in connection with the merger. The warrants issued pursuant to this transaction will have the same terms and conditions as Selway’s public warrants. Such shares and warrants were issued by Selway since they were issued in connection with transactions not involving a public offering.

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On April 10, 2013, pursuant to the terms of its Amended and Restated Certificate of Incorporation, subsequent to the exchange of Series A Shares for Series C Shares described above, Selway exchanged all outstanding Series A Shares for Selway Series B Shares. Such shares of Series A Shares were exchanged in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

On May 7, 2013 and June 11, 2013, Selway issued an aggregate of 335,000 shares of its Series C Shares to Chardan Capital Markets, LLC in partial consideration for its services in connection with the merger. Such shares were issued by Selway in connection with transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 25, 2013, by and among Selway Capital Acquisition Corporation, Selway Merger Sub, Inc., Healthcare Corporation of America, Prescription Corporation of America, Gary Sekulski, and Edmundo Gonzalez (incorporated by reference to Selway’s Current Report on Form 8-K dated January 25, 2013) (1)
3.1	Amended and Restated Certificate of Incorporation (2)
3.2	Bylaws (3)
3.3	Certificate of Merger (1)
4.1	Specimen Series B Share Certificate (3)
4.2	Specimen Series C Share Certificate (3)
4.3	Specimen Public Redeemable Warrant Certificate (3)
4.4	Warrant Agreement (2)
4.5	Form of Unit Purchase Option (3)
4.6	Form of Sponsor Payment Warrant (1)
5.1	Opinion of Loeb & Loeb LLP**
10.1	Letter Agreements by and among the Registrant, Aegis Capital Corp. and the Founders (2)
10.2	Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Registrant (2)
10.3	Securities Escrow Agreement between the Registrant, American Stock Transfer & Trust Company, LLC and the Founders (2)
10.4	Services Agreement between the Registrant and Selway Capital LLC (2)
10.5	Registration Rights Agreement among the Registrant and the Founders (2)
10.6	Placement Warrant Purchase Agreement between the Registrant and Selway Capital Holdings, LLC (2)
10.7	Voting Agreement, dated January 25, 2013, by and among Selway Capital Acquisition Corporation, Healthcare Corporation of America, and certain shareholders (1)
10.8	Voting Agreement, dated April 10, 2013, by and among Selway Capital Acquisition Corporation and certain shareholders (1)
10.9	Exchange Agreement, by and between Selway Capital Acquisition Corporation and certain shareholders (1)
10.10	Exchange Agreement, by and between Selway Capital Acquisition Corporation and certain shareholders (1)
10.11	Registration Rights Agreement, dated April 10, 2013, by and among Selway Capital Acquisition Corporation and Gary Sekulski, as representative of the stockholders of Healthcare Corporation of America (1)
10.12	Closing Payment Escrow Agreement, dated April 10, 2013, by and among Selway Capital Acquisition Corporation, Selway Merger Sub, Inc., Healthcare Corporation of America, Gary Sekulski, Edmundo Gonzalez, and American Stock Transfer & Trust Company LLC, as esrow agent (1)
10.13	Management Share Escrow Agreement, dated April 10, 2013, by and among Selway Capital Acquisition Corporation, Healthcare Corporation of America, certain key personnel signatories thereto, and American Stock Transfer & Trust Company LLC, as escrow agent (1)
10.14	Credit and Security Agreement, dated April 11, 2013, by and among Prescription Corporation of America, PCA Benefits, Inc., and SCM Specialty Finance Opportunities Fund, LP (1)
10.15	Employment Agreement, dated September 15, 2012, by and between Healthcare Corporation of America and Gary Sekulski (1)
10.16	Marketing and Consulting Agreement, dated January 3, 2012, by and between Prescription Corporation of America and Otis Fund (1)
10.17	Employment Agreement, dated September 15, 2012, by and between Healthcare Corporation of America and Ruth Ackerman (1)
10.18	Employment Agreement, dated September 15, 2012, by and between Healthcare Corporation of America and Ann Saskowitz (1)
10.19	Employment Agreement, dated September 15, 2012, by and between Healthcare Corporation of America and John M. Phelps, Jr. (1)
10.20	Consulting Agreement, dated October 1, 2012, by and between Healthcare Corporation of America, its subsidiaries, Rx Services Inc., Nitin Khandwala, and Hemil Khandwala (1)
10.21	Lease, dated October 23, 2009, by and between W.P. Properties, LLC and Healthcare Corporation of America, its affiliates and subsidiaries (1)
10.22	Lease, dated October 20, 2011, by and between W.P. Properties, LLC and Prescription Corporation of America (1)
10.23	Lease Extensions, dated February 28, 2012 (1)
10.24	Employment Agreement, dated May 9, 2013, by and between Selway Capital Acquisition Corporation and Yoram Bibring (4)
10.25	Management Services Agreement, dated January 1, 2012, by and between HCCA and Argus Health Systems. (4)
21.1	List of Subsidiaries (1)
23.1	Consent of McGladrey LLP*
23.2	Consent of Thomas J. Harris, CPA*
23.3	Consent of Loeb & Loeb LLP, counsel to the Registrant (included in Exhibit 5.1)**

(1) Incorporated by reference to our Current Report on Form 8-K filed with the Commission on April 16, 2013.

(2) Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on March 30, 2012.

(3) Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-172714) filed with the Commission on March 10, 2011.

(4) Incorporated by reference to Amendment No. 3 to our Current Report on Form 8-K/A filed with the Commission on June 11, 2013.

* Filed herewith.

** To be filed by amendment.

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ITEM 17. Undertakings

1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and/or (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. The registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denville, State of New Jersey, on June 11, 2013.

SELWAY CAPITAL ACQUISITION CORPORATION

By:	/s/ Gary Sekulski
Name:	Gary Sekulski
Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gary Sekulski and Yoram Bibring, individually, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Gary Sekulski	June 11, 2013
Gary Sekulski
Chairman, President & Chief Executive Officer (Principal Executive Officer)

/s/ Yoram Bibring	June 11, 2013
Yoram Bibring
Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Ann F. Saskowitz	June 11, 2013
Ann F. Saskowitz
VP Service Operations and Director

/s/ Edmundo Gonzalez	June 11, 2013
Edmundo Gonzalez
Director

Thomas E. Durkin, III
VP, General Counsel and Director

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